EXHIBIT 10.4.4

EXECUTION VERSION

PLANT ALVIN W. VOGTLE

ADDITIONAL UNITS

OWNERSHIP PARTICIPATION AGREEMENT

among

GEORGIA POWER COMPANY,

OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION),

MUNICIPAL ELECTRIC AUTHORITY OF GEORGIA

and

CITY OF DALTON, GEORGIA

Dated as of April 21, 2006

i

ii

iii

PLANT ALVIN W. VOGTLE

ADDITIONAL UNITS OWNERSHIP

PARTICIPATION AGREEMENT

THIS PLANT ALVIN W. VOGTLE ADDITIONAL UNITS OWNERSHIP PARTICIPATION AGREEMENT (the “Agreement”), dated as of April 21, 2006, is by and among GEORGIA POWER COMPANY, a corporation organized and existing under the laws of the State of Georgia (“GPC”), OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), an electric membership corporation formed under the laws of the State of Georgia (“OPC”), the MUNICIPAL ELECTRIC AUTHORITY OF GEORGIA, a public body corporate and politic and an instrumentality of the State of Georgia (“MEAG”), and the CITY OF DALTON, GEORGIA, an incorporated municipality in the State of Georgia acting by and through its Board of Water, Light and Sinking Fund Commissioners (“Dalton”) (GPC, OPC, MEAG and Dalton being hereinafter individually referred to as a “Party” and collectively called the “Parties”).

WITNESSETH

WHEREAS, the Parties have entered into that certain Plant Vogtle Owners Agreement Authorizing Development, Construction, Licensing and Operation of Additional Generating Units dated as of May 13, 2005, as amended (the “Development Agreement”), whereby the Parties authorized the Agent (as defined herein) to undertake certain development activities on their behalf and made certain other consents and grants with regard to the development, licensing, construction, operation and maintenance of the Additional Units, among other things;

WHEREAS, pursuant to Section 1.6 of the Development Agreement, the Parties agreed to negotiate in good faith Definitive Agreements, including this Agreement; and

WHEREAS, the Parties desire and intend to establish their respective ownership rights in the Additional Units and related property as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, each of GPC, OPC, MEAG and Dalton hereby agrees as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATIONS

Section 1.1                                   Definitions. In addition to the initially capitalized terms and phrases defined in the preamble of this Agreement and except as otherwise defined herein, capitalized terms used herein shall have their respective meanings in the Schedule of Definitions attached hereto as Appendix A to this Agreement.

Section 1.2                                   Interpretations. In this Agreement, unless the context otherwise requires, the singular shall include the plural and any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall, unless otherwise expressly specified, refer to this Agreement as a whole and not to any particular provision of the Agreement. Whenever the term “including” is used in this Agreement in connection with a listing of items included within a prior reference, such listing shall be interpreted to be illustrative only, and shall not be interpreted as a limitation on or exclusive listing of the items included within the prior reference. Any reference in this Agreement to “Section,” “Article,” “Appendix,” “Exhibit” or “Schedule” shall be references to this Agreement unless otherwise stated, and all such Appendices, Exhibits and Schedules are incorporated in this Agreement by reference. In the event that any index or publication referenced in this Agreement ceases to be published, each such reference shall be deemed a reference to a successor or alternate index or publication reasonably agreed to by the

Parties. Unless specified otherwise, a reference to a given agreement or instrument, and all schedules, exhibits, appendices and attachments thereto, shall be a reference to that agreement or instrument as modified, amended, supplemented and restated, and in effect from time to time. Unless otherwise stated, any reference in this Agreement to any entity shall include its permitted successors and assigns, and in the case of any Governmental Authority, any person succeeding to its functions and capacities. The descriptive headings of the various Sections of this Agreement have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

Section 1.3                                   Construction. In the event of a conflict between the text of this Agreement and any Schedule, Exhibit or Appendix thereto, the terms of this Agreement shall prevail. GPC, OPC, MEAG and Dalton acknowledge that each was actively involved in the negotiation and drafting of this Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor of or against any of GPC, OPC, MEAG or Dalton because one is deemed to be the author thereof.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1                                   OPC Representations and Warranties. OPC hereby represents and warrants to GPC, MEAG and Dalton as follows (which such representations and warranties will be deemed repeated, as applicable, at the times OPC elects any Initial Percentage Interest, Minimum Binding Percentage Interest, Supplemental Percentage Interest, Maximum Binding Percentage Interest and Final Percentage Interest in each Additional Unit):

(a)                                  OPC is an electric membership corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and each of the other Definitive Agreements to which it is or will be a party and to conduct its business as it is now being conducted and as it is contemplated to be conducted in the future.

(b)                                 The execution, delivery and performance by OPC of this Agreement and each of the other Definitive Agreements to which it is or will be a party have been or when executed will be duly and effectively authorized by all requisite corporate action except as disclosed on Exhibit B.

(c)                                  The execution, delivery and performance of this Agreement and each of the other Definitive Agreements to which OPC is or will be a party do not and will not contravene the organizational documents of OPC or any applicable law binding on or affecting OPC or its properties.

(d)                                 Subject to the receipt of the consents and approvals disclosed on Exhibit B with respect to OPC, the execution, delivery and performance of this Agreement and each of the other Definitive Agreements to which OPC is or will be a party do not (i) violate any indenture, mortgage or other material contract, agreement or instrument to which OPC is a party or by which OPC or any of its property is bound; (ii) constitute a default by OPC under any such contract, agreement or instrument; or (iii) result in the creation of any lien upon the property of OPC (other than as permitted under any of the Definitive Agreements).

(e)                                  Except as disclosed on Exhibit B, all consents, authorizations and approvals of, and registrations and declarations with, any governmental authority necessary for the due execution, delivery and performance by OPC of this Agreement and each of the other Definitive Agreements to which OPC is or will be a party have been obtained and remain in full force and effect and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority is required in connection with the execution, delivery or performance of this Agreement and each of the other Definitive Agreements to which it is or will be a party.

(f)                                    Each of this Agreement and the other Definitive Agreements to which OPC is or will be a party constitutes, or, upon the due execution and delivery thereof by OPC, and, with respect to the Amended and Restated Operating Agreement and Nuclear Managing Board Agreement, upon approval of the Administrator of the Rural Utilities Service, will constitute, the legal, valid and binding obligation of OPC, enforceable against OPC in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditor’s rights generally and general principles of equity).

Section 2.2                                   MEAG Representations and Warranties. MEAG hereby represents and warrants to GPC, OPC and Dalton as follows (which such representations and warranties will be deemed repeated, as applicable, at the times MEAG elects any Initial Percentage Interest, Minimum Binding Percentage Interest, Supplemental Percentage Interest, Maximum Binding Percentage Interest and Final Percentage Interest in each Additional Unit):

(a)                                  MEAG is a public body corporate and politic and an instrumentality of the State of Georgia duly organized and validly existing under the laws of the State of Georgia and has all requisite power and authority to enter into and perform its obligations under this Agreement and each of the other Definitive Agreements to which it is or will be a party and to conduct its business as it is now being conducted and as it is contemplated to be conducted in the future.

(b)                                 The execution, delivery and performance by MEAG of this Agreement and each of the other Definitive Agreements to which MEAG is or will be a party have been or when executed will be duly and effectively authorized by all requisite corporate action except as disclosed on Exhibit B.

(c)                                  The execution, delivery and performance of this Agreement and each of the other Definitive Agreements to which MEAG is or will be a party do not and will not contravene the organizational documents of MEAG or any applicable law binding on or affecting MEAG or its properties.

(d)                                 Subject to the receipt of the consents and approvals disclosed on Exhibit B with respect to MEAG, the execution, delivery and performance of this Agreement and each of the other Definitive Agreements to which MEAG is or will be a party do not (i) violate any indenture, mortgage or other material contract, agreement or instrument to which MEAG is a party or by which MEAG or any of its property is bound; (ii) constitute a default by MEAG under any such contract, agreement or instrument; or (iii) result in the creation of any lien upon the property of MEAG (other than as permitted under any of the Definitive Agreements).

(e)                                  Except as disclosed on Exhibit B, all consents, authorizations and approvals of, and registrations and declarations with, any governmental authority necessary for the due execution, delivery and performance by MEAG of this Agreement and each of the other Definitive Agreements to which MEAG is or will be a party have been obtained and remain in full force and effect and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority is required in connection with the execution, delivery or performance of this Agreement and each of the other Definitive Agreements to which it is or will be a party.

(f)                                    Each of this Agreement and the other Definitive Agreements to which MEAG is or will be a party constitutes, or, upon the due execution and delivery thereof by MEAG, and, with respect to the Amended and Restated Operating Agreement and Nuclear Managing Board Agreement, upon approval of the Administrator of the Rural Utilities Service, will constitute, the legal, valid and binding obligation of MEAG, enforceable against MEAG in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditor’s rights generally and general principles of equity).

Section 2.3.                                Dalton Representations and Warranties. Dalton hereby represents and warrants to GPC, OPC and MEAG as follows (which such representations and warranties will be deemed repeated, as applicable, at the times Dalton elects any Initial Percentage Interest, Minimum Binding Percentage Interest, Supplemental Percentage Interest, Maximum Binding Percentage Interest and Final Percentage Interest in each Additional Unit):

(a)                               Dalton is an incorporated municipality in the State of Georgia duly organized and validly existing under the laws of the State of Georgia and has all requisite power and authority to enter into and perform its obligations under this Agreement and each of the other Definitive Agreements to which it is or will be a party and to conduct its business as it is now being conducted and as it is contemplated to be conducted in the future.

(b)                              The execution, delivery and performance by Dalton of this Agreement and each of the other Definitive Agreements to which Dalton is or will be a party have been or when executed will be duly and effectively authorized by all requisite corporate action except as disclosed on Exhibit B.

(c)                               The execution, delivery and performance of this Agreement and each of the other Definitive Agreements to which Dalton is or will be a party do not and will not contravene the constitutional documents of Dalton or any applicable law binding on or affecting Dalton or its properties.

(d)                              Subject to the receipt of the consents and approvals disclosed on Exhibit B with respect to Dalton, the execution, delivery and performance of this Agreement and each of the other Definitive Agreements to which Dalton is or will be a party do not (i) violate any indenture, mortgage or other material contract, agreement or instrument to which Dalton is a party or by which Dalton or any of its property is bound; (ii) constitute a default by Dalton under any such contract, agreement or instrument; or (iii) result in the creation of any lien upon the property of Dalton (other than as permitted under any of the Definitive Agreements).

(e)                               Except as disclosed on Exhibit B, all consents, authorizations and approvals of, and registrations and declarations with, any governmental authority necessary for the due execution, delivery and performance by Dalton of this Agreement and each of the other Definitive Agreements to which Dalton is or will be a party have been obtained and remain in full force and effect and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority is required in connection with the execution, delivery or performance of this Agreement and each of the other Definitive Agreements to which it is or will be a party.

(f)                                 Each of this Agreement and the other Definitive Agreements to which Dalton is or will be a party constitutes, or, upon the due execution and delivery thereof by Dalton, and, with respect to the Amended and Restated Operating Agreement and Nuclear Managing Board Agreement, upon approval of the Administrator of the Rural Utilities Service,

will constitute, the legal, valid and binding obligation of Dalton, enforceable against Dalton in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditor’s rights generally and general principles of equity).

Section 2.4                                   GPC Representations and Warranties. GPC hereby represents and warrants to OPC, MEAG and Dalton as follows (which such representations and warranties will be deemed repeated, as applicable, at the times GPC elects any Initial Percentage Interest, Minimum Binding Percentage Interest, Supplemental Percentage Interest, Maximum Binding Percentage Interest and Final Percentage Interest in each Additional Unit):

(a)                                  GPC is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and each of the other Definitive Agreements to which it is or will be a party and to conduct its business as it is now being conducted and as it is contemplated to be conducted in the future.

(b)                                 The execution, delivery and performance by GPC of this Agreement and each of the other Definitive Agreements to which GPC is or will be a party have been or when executed will be duly and effectively authorized by all requisite corporate action except as disclosed on Exhibit B.

(c)                                  The execution, delivery and performance of this Agreement and each of the other Definitive Agreements to which GPC is or will be a party do not and will not contravene the organizational documents of GPC or any applicable law binding on or affecting GPC or its properties.

(d)                                 Subject to the receipt of the consents and approvals disclosed on Exhibit B with respect to GPC, the execution, delivery and performance of this Agreement and each of the other Definitive Agreements to which GPC is or will be a party do not (i) violate any indenture, mortgage or other material contract, agreement or instrument to which GPC is a party or by which GPC or any of its property is bound; (ii) constitute a default by GPC under any such contract, agreement or instrument; or (iii) result in the creation of any lien upon the property of GPC (other than as permitted under any of the Definitive Agreements).

(e)                                  Except as disclosed on Exhibit B, all consents, authorizations and approvals of, and registrations and declarations with, any governmental authority necessary for the due execution, delivery and performance by GPC of this Agreement and each of the other Definitive Agreements to which GPC is or will be a party have been obtained and remain in full force and effect and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority is required in connection with the execution, delivery or performance of this Agreement and each of the other Definitive Agreements to which it is or will be a party.

(f)                                 Each of this Agreement and the other Definitive Agreements to which GPC is or will be a party constitutes, or, upon the due execution and delivery thereof by GPC, and, with respect to the Amended and Restated Operating Agreement and Nuclear Managing Board Agreement, upon approval of the Administrator of the Rural Utilities Service, will constitute, the legal, valid and binding obligation of GPC, enforceable against GPC in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditor’s rights generally and general principles of equity).

ARTICLE III

CONDITIONS

Section 3.1                                   GPC’s Conditions Precedent. The effectiveness of all obligations of GPC under this Agreement and the Definitive Agreements to which it is a party is subject to the fulfillment, prior to or at the Effective Date, of each of the following conditions (or the waiver in writing of such conditions by GPC):

(a)                               GPC shall not have discovered any material error, misstatement or omission in the representations and warranties made by OPC, MEAG or Dalton in this Agreement.

(b)                              GPC shall have been furnished with certificates of the chief executive officers of each of OPC, MEAG and Dalton, dated the Effective Date, certifying in such detail as GPC may request to the fulfillment of the foregoing conditions.

Section 3.2                                   OPC’s Conditions Precedent. The effectiveness of all obligations of OPC under this Agreement and the Definitive Agreements to which it is a party is subject to the fulfillment, prior to or at the Effective Date, of each of the following conditions (or the waiver in writing of such conditions by OPC):

(a)                               OPC shall not have discovered any material error, misstatement or omission in the representations and warranties made by GPC, MEAG or Dalton in this Agreement.

(b)                              OPC shall have been furnished with certificates of the chief executive officers of each of GPC, MEAG and Dalton, dated the Effective Date, certifying in such detail as OPC may request to the fulfillment of the foregoing conditions.

Section 3.3                                MEAG’s Conditions Precedent. The effectiveness of all obligations of MEAG under this Agreement and the Definitive Agreements to which it is a party is subject to the fulfillment, prior to or at the Effective Date, of each of the following conditions (or the waiver in writing of such conditions by MEAG):

(a)                               MEAG shall not have discovered any material error, misstatement or omission in the representations and warranties made by GPC, OPC and Dalton in this Agreement.

(b)                              MEAG shall have been furnished with certificates of the chief executive officers of each of GPC, OPC and Dalton dated the Effective Date, certifying in such detail as MEAG may request to the fulfillment of the foregoing conditions.

Section 3.4                                   Dalton’s Conditions Precedent. The effectiveness of all obligations of Dalton under this Agreement and the Definitive Agreements to which it is a party is subject to the fulfillment, prior to or at the Effective Date, of each of the following conditions (or the waiver in writing of such conditions by Dalton):

(a)                               Dalton shall not have discovered any material error, misstatement or omission in the representations and warranties made by GPC, OPC and MEAG in this Agreement.

(b)                              Dalton shall have been furnished with certificates of the chief executive officers of each of GPC, OPC and MEAG, dated the Effective Date, certifying in such detail as Dalton may request to the fulfillment of the foregoing conditions.

Section 3.5                                   Mutual Conditions Precedent. The effectiveness of the obligations of each Party to each other Party hereunder is, unless waived in writing by each such Party prior to or at the Effective Date (which waiver is deemed effective upon the execution and delivery of this Agreement by such Party), subject to the further conditions that:

(a)                               The Parties shall have executed the Amended and Restated Operating Agreement and the Nuclear Managing Board Agreement.

(b)                              The Parties shall have executed the Declaration of Covenants.

(c)                               GPC and Southern Nuclear Operating Company, Inc. shall have executed the Amended and Restated Nuclear Operating Agreement dated as of the Effective Date.

(d)                              All requisite governmental, regulatory and vendor approvals of the execution, delivery and performance of the Definitive Agreements and the consummation of the transactions contemplated hereby and thereby by the Parties shall have been received except for the consents and approvals disclosed on Exhibit B.

Section 3.6                                   Conditions Subsequent. The continued effectiveness of the obligations of each Party to each other Party hereunder is subject to the further conditions that:

(a)                                  Each Party has, after diligent pursuit, obtained the necessary consents or approvals set forth on Exhibit B hereto with regard to such party within one hundred and eighty (180) days from the Effective Date, unless the Parties otherwise agree.

(b)                                 Each Party shall have been furnished with an opinion of counsel for each of the other Parties dated as of the date on which all consents and approvals on Exhibit B have been obtained, and delivered no later than ten (10) days after notification of such date, to the effect that:  (1) in the case of the opinion of counsel for GPC, (a) GPC is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has corporate power and authority to enter into and perform its obligations under this Agreement and to conduct its business as it is now being conducted and as it is contemplated to be conducted in the future, (b) the execution, delivery and performance of this Agreement by GPC have been duly and effectively authorized by all requisite corporate action, and (c) this Agreement has been duly executed and delivered by GPC and constitutes the legal, valid and binding obligation of GPC, enforceable against GPC in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditor’s rights generally and general principles of equity); (2) in the case of the opinion of counsel for OPC, (a) OPC is an electric membership corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and to conduct its business as it is now being conducted and as it is contemplated to be conducted in the future, (b) the execution, delivery and performance of this Agreement by OPC have been duly and effectively authorized by all requisite action, and (c) this Agreement has been duly executed and delivered by OPC and constitutes the legal, valid and binding obligation of OPC, enforceable against OPC in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditor’s rights generally and general principles of equity); (3) in the case of the opinion of counsel for MEAG, (a) MEAG is a public body corporate and politic and an instrumentality of the State of Georgia duly organized and validly existing under the laws of the State of Georgia and has all requisite power and authority to enter into and perform its obligations under this Agreement and to conduct its business as it is now being conducted and as it is contemplated to be conducted in the future, (b) the execution, delivery and performance of this Agreement by MEAG have been duly and effectively authorized by all action, and (c) this Agreement has been duly executed and delivered by MEAG and constitutes the legal, valid and binding obligation of MEAG enforceable against MEAG in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditor’s rights generally and general principles of equity); and (4) in the case of Dalton, (a) Dalton is an incorporated municipality in the State of Georgia, duly and validly organized and validly existing under the laws of the State of Georgia, (b) the execution, delivery and performance of this Agreement by Dalton have been duly and effectively authorized by all requisite action, and (c) this Agreement has been duly executed and delivered by Dalton and constitutes the legal, valid and binding obligation of Dalton enforceable against Dalton in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditor’s rights generally and general principles of equity).

ARTICLE IV

OWNERSHIP RIGHTS AND OBLIGATIONS

Section 4.1                                   Tenants in Common. Except as provided below, the Participating Parties shall have title to the applicable Additional Unit Property as tenants in common and shall, as co-tenants with undivided ownership interests therein and subject to the terms of this Agreement and the Amended and Restated Operating Agreement, have the related rights and obligations, including payment therefor, and be entitled to the output of each Additional Unit in proportion to their Ownership Interests in such Additional Units. The Participating Parties shall have title to the Related Facilities as tenants-in-common and shall, as co-tenants with undivided ownership interest therein and subject to the terms of this Agreement and the Amended and Restated Operating Agreement, have the related rights and obligations, including payment therefor in proportion to their Weighted Ownership Interests in the Additional Units. The Ownership Interests of the Parties will be determined pursuant to the Development Agreement.

Section 4.2                                Alienation and Assignment.

(a)                                  Prior to the determination of the Participating Parties’ Final Percentage Interests in the Additional Units, no Participating Party may sell, lease, convey, transfer, assign, encumber or alienate in any manner whatsoever its Ownership Interest, or any portion or portions thereof, in any Additional Unit Property to any other party (including another Participating Party), except as provided in Section 4.2(b) hereof and in Sections 3.4 and 3.7 of the Development Agreement. Following such determination, except with the prior written consent of the Participating Parties owning at least an aggregate 90% Ownership Interest in the applicable Additional Unit Property and except as provided in Section 4.2(b), until the expiration of the operating license for the applicable Additional Unit to be granted by the NRC, as renewed from time to time, none of the Participating Parties shall have the right to sell, lease, convey, transfer, assign, encumber or alienate in any manner whatsoever its Ownership Interest, or any portion or portions thereof, in any Additional Unit Property to any other party (including another Participating Party) without either:

(i) first offering, subject to all requisite regulatory approval, such sale, lease or other conveyance to the other Participating Parties pro rata in accordance with their respective Ownership Interests in such Additional Unit Property upon the same terms and conditions as the proposed sale, lease or conveyance to such other party, which offer shall be made in the form of a proposed contract and shall be open for acceptance by the other Participating Parties for a period of one hundred and twenty (120) days and in the event such offer is accepted by all such other Participating Parties, the Participating Parties shall proceed to a closing pursuant to the terms of the aforesaid contract in an expeditious manner. In the event such offer is accepted by one or more but is not accepted by all of the other Participating Parties within the aforesaid one hundred and twenty-day period, the offeror shall offer the unaccepted portion of such offer to the Participating Parties who accepted the original offer, who shall then have thirty (30) days to accept the offer of such unaccepted portion. In the event that any of such offers is not timely accepted, the offering Participating Party shall be entitled to consummate the proposed sale, lease or other conveyance to such other party; provided, however, that if the offering Participating Party does not consummate the proposed sale, lease or other conveyance of such interest within a period of one (1) year after the date of its initial offer to the other Participating Parties, no such sale, lease or other conveyance may be consummated without re-offering the sale, lease or conveyance to such other Participating Parties pursuant to either this Section 4.1(a)(i) or Section 4.2(a)(ii); or

(ii) first offering, subject to all requisite regulatory approval, to the other Participating Parties pro rata in accordance with their respective Ownership Interests in such Additional Unit Property, such offering Participating Party’s Ownership Interest, or portion thereof, which it seeks to sell, lease or otherwise convey (the “Offered Interest”). The offering Participating Party shall first deliver a written notice to the other Participating Parties stating its intent to offer the Offered Interest in accordance with this Section 4(a)(ii). Not less than 60 days after delivering such notice, the offering Participating Party will deliver a written offer (the “Purchase Option Offer”) to the other Participating Parties detailing a purchase price (the “Purchase Price”) for the Offered Interest, which Purchase

Price will represent a fair value for the Offered Interest (determined through a commercially reasonable appraisal process or other reasonable means). After receipt of the Purchase Option Offer, the other Participating Parties shall have one hundred and twenty (120) days to accept such offer and, in the event such offer is accepted by all such other Participating Parties, the Participating Parties shall proceed to a closing in an expeditious manner. In the event such offer is accepted by one or more but is not accepted by all of the other Participating Parties within the aforesaid one hundred and twenty-day period, the offering Participating Party shall offer the unaccepted portion of such offer to the Participating Parties who accepted the original offer, who shall then have thirty (30) days to accept the offer of such unaccepted portion. In the event that any of such offers is not timely accepted, the offering Participating Party shall be entitled to consummate a sale, lease or other conveyance of the Offered Interest to another party (including a Participating Party) on such terms and conditions as the offering Participating Party may determine in its sole discretion; provided, that the offering Participating Party shall not be entitled to sell, lease or otherwise convey the Offered Interest at a price below the Purchase Price without first re-offering such interest to the other Participating Parties at the new purchase price pursuant to either Section 4.2(a)(i) or this Section 4.2(a)(ii); provided, further, that if the offering Participating Party does not consummate a sale, lease or other conveyance of the Offered Interest at a price equal to or greater than the Purchase Price within a period of two (2) years after the date upon which the offering Participating Party first became free to sell, lease or otherwise convey the Offered Interest to third parties hereunder, no such sale, lease or other conveyance may be consummated without re-offering the Offered Interest to the other Participating Parties pursuant to either Section 4.2(a)(i) or this Section 4.2(a)(ii). So long as NRC approval of such a sale, lease or other conveyance is promptly applied for and pursued with due diligence, such two-year period shall be extended until the NRC grants or denies such approval and such action becomes final and non-appealable.

In no event shall the offering Participating Party sell, lease or convey such interest to any party (including another Participating Party) which is not financially responsible, taking into account the remaining obligations at the time of such transfer under this Agreement, the Amended and Restated Operating Agreement and the Nuclear Managing Board Agreement, or do so on any terms at variance from those set forth in the aforesaid contract.

(b)                                 Notwithstanding the foregoing, each Participating Party shall have the right to sell, lease, transfer, convey or assign all or part of its Ownership Interest in any Additional Unit Property as contemplated by Sections 4.2(e), 4.2(f), 4.2(g), 4.3(c), 4.9 and 7.7 of this Agreement, or to convey a security interest therein to secure bonds or other obligations issued or to be issued by such Participating Party, without complying with the provisions of this Section 4.2. Each Participating Party shall notify the other Participating Parties in writing as soon as possible after it learns that any lien or security interest has been or will be imposed upon its Ownership Interest in any Additional Unit Property, or has reason to believe that such a lien or security interest will be imposed, other than (i) a lien or security interest in respect of bonds or other obligations issued or to be issued by such Participating Party, or an obligation or liability that does not exceed $100,000.00, and (ii) a lien or security interest in revenues associated with the output of an Additional Unit.

(c)                                  In the event of any sale, conveyance, transfer, assignment, or alienation (other than solely as security for indebtedness or other obligations as permitted hereby) by one of the Participating Parties of its Ownership Interest, or any portion or portions thereof, in any Additional Unit Property, such Participating Party shall cause such transferee to become a party to this Agreement and assume the obligations of the transferor hereunder in proportion to the Ownership Interest so sold, conveyed, transferred, assigned, or alienated.

(d)                                 Each of the Participating Parties hereby expressly waives and renounces for the term of the Amended and Restated Operating Agreement for itself, its successors, transferees and assigns, (a) all rights as a tenant in common in any Additional Unit Property to partition and to an accounting associated therewith and (b) any right to enforce an equitable lien on the Ownership Interest of any Participating Party.

(e)                               Any Participating Party shall have the right to sell, convey, transfer or assign its Ownership Interest, or any portion or portions thereof, in any Additional Unit Property without the consent of the other Participating Parties and without complying with the provisions of this Section 4.2 in connection with (i) any financial arrangements (including security transactions) for the discharge of nuclear fuel payment obligations as contemplated in and subject to Section 4.6 hereof, or (ii) any sale or transfer to any governmental authority or political subdivision in connection with the financing of pollution control facilities or obtaining any ad valorem tax abatement as contemplated in Section 4.7 hereof; provided, however, that the Agent shall continue to act as agent for the other Participating Parties in connection with such Additional Unit Property.

(f)                                    If at any time prior to the first date on which the Participating Parties may increase their Minimum Binding Percentage Interests (as provided in the Development

Agreement), any two Participating Parties enter into a power sale agreement whereby one Participating Party (the “Purchasing Participating Party”) contracts to purchase output derived from the other Participating Party’s (the “Selling Participating Party”) Ownership Interest in either of the Additional Units, simultaneously upon expiration of such power sale agreement, the Selling Participating Party shall have the right to sell, convey, transfer or assign that portion of its Ownership Interest in the applicable Additional Unit(s) that corresponds to the output that was the subject of the power sale agreement to the Purchasing Participating Party without complying with the provisions of this Section 4.2, but only in such instance and without affecting such rights for future transfers.

(g)                                 In addition to OPC’s right to transfer or sell its Ownership Interest under Section 4.2(a), all or any portion of OPC’s Ownership Interest in the Additional Units Property may be transferred or sold pursuant to a foreclosure action or power of sale without complying with the provisions of this Section 4.2 (but only in such instance and without affecting such rights for future transfers), if the transfer or sale is conducted in accordance with this Section 4.2(g).

(i)                                     This Section 4.2(g) shall apply if (A) an event of default has occurred and is continuing under the terms of OPC’s Indenture, and (B) an agency or instrumentality of the United States government is a holder of indebtedness secured by OPC’s Indenture.

(ii)                                  Prior to any sale or transfer under this Section 4.2(g), the security title and lien holder under OPC’s Indenture (the “Trustee”) shall deliver to the other Participating Parties a written notice of its intention to transfer or sell such Ownership Interest (the “Default Sale Notice”). After receipt of the Default Sale Notice, the other

Participating Parties shall have one hundred and twenty (120) days to deliver to the Trustee one or more written offers to purchase such Ownership Interest in its entirety on an as-is, where-is basis, without recourse to the Trustee, free and clear of the lien of OPC’s Indenture, for a cash purchase price identified in such offer, subject only to receipt of all required regulatory approvals (each, a “Co-Owner Purchase Offer”). If one or more Co-Owner Purchase Offers are received by the Trustee within such ninety-day period, the Trustee must, within one hundred and eighty (180) days after delivery of the Default Sale Notice:

(A)                              identify to all the Participating Parties that submitted Co-Owner Purchase Offers the Co-Owner Purchase Offer that contains the highest purchase price (the “Prevailing Co-Owner Purchase Offer”); and

(B)                                give notice to such Participating Parties of its acceptance or rejection of the Prevailing Co-Owner Purchase Offer.

(iii)                               If the Trustee accepts the Prevailing Co-Owner Purchase Offer, then the other Participating Parties will have the right, within thirty (30) days after notice of such acceptance, to participate in the Prevailing Co-Owner Purchase Offer pro rata in accordance with their respective Ownership Interests or as the Participating Parties may otherwise agree.

(iv)                              If the Prevailing Co-Owner Purchase Offer is accepted: (A) such acceptance shall constitute a binding agreement between the Trustee and the purchasing Participating Parties obligating the Trustee to sell, and the purchasing Participating Parties to purchase, the Ownership Interest identified in the Default Sale Notice at the purchase price specified in the Prevailing Co-Owner Purchase Offer, subject only to receipt of all required regulatory approvals; and (B) the purchasing Participating Parties will be obligated to tender the full amount of the purchase price in immediately available funds to the Trustee within ten (10) days of receipt of all regulatory approvals required for such sale, lease of other conveyance.

(v)                                 If

(A) the Trustee does not receive any Co-Owner Purchase Offers within the 120-day period provided above;

(B) the purchasing Participating Parties fail to tender the purchase price within the ten-day period as provided above; or

(C) the Trustee rejects the Prevailing Co-Owner Purchase Offer,

then the Trustee may thereafter proceed to sell, lease or otherwise convey such Ownership Interest to any entity, including any Participating Party, without re-offering such Ownership Interest to the other Participating Parties and without complying with this Section 4.2 (but only in such instance and without affecting such rights for future transfers); provided, that the Participating Parties will not be prohibited from participating in any auction or other bid process for such Ownership Interest after any such event; provided, further that any such sale, lease or other conveyance to an entity other than a Participating Party must be made to an entity (1) that is financially responsible, taking into account the remaining obligations at the time of such transfer or sale under this Agreement, the Amended and Restated Operating Agreement and the Nuclear Managing Board Agreement and (2) that becomes a party to, and assumes the obligations of OPC under, each of the Ownership Agreement, the Operating Agreement and the Nuclear Managing Board Agreement; provided, further that if the Trustee has not, within two (2) years after the occurrence of any of the events described in clauses (A)-(C) above, consummated a sale, lease or other conveyance of such Ownership Interest, the Trustee may not thereafter sell, lease or otherwise convey such Ownership Interest without first re-offering it to the other Participating Parties in accordance with this Section 4.2(g). So long as NRC approval of such a sale, lease or other conveyance is promptly applied for and pursued with due diligence, such two-year period shall be extended until the NRC grants or denies such approval and such action becomes final and non-appealable.

(h)                                 No Party may assign any of its rights under this Agreement except in connection with a sale, conveyance, transfer or assignment of an Ownership Interest or any portion thereof as permitted pursuant to the provisions of this Section 4.2. Any purported assignment in violation of this Section 4.2 is void.

Section 4.3                                   Damage or Destruction. Subject to the receipt of all requisite approvals of the NRC (and any other governmental agency having jurisdiction):

(a)                               In the event any Additional Unit Property or any portion thereof should be damaged or destroyed and the cost of repairs or reconstruction (less any deductible for insurance related thereto) is estimated to be covered by the aggregate amount of insurance coverage, procured and maintained by the Agent pursuant to Section 4.4 of this Agreement and Section 4.6 of the Amended and Restated Operating Agreement, carried and covering the cost of such repairs and reconstruction, then, unless the Participating Parties owning at least an aggregate 90% Ownership Interest in such Additional Unit Property determine not to repair or reconstruct such Additional Unit Property, the Agent shall cause such repairs or reconstruction to be made so that such Additional Unit Property shall be restored to substantially the same general condition, character or use as existed prior to such damage or destruction.

(b)                              In the event any Additional Unit Property or any portion thereof should be damaged or destroyed and the cost of repairs or reconstruction (less any deductible for insurance related thereto) is estimated to be more than the aggregate amount of insurance coverage, procured and maintained by the Agent pursuant to Section 4.4 of this Agreement and Section 4.6 of the Amended and Restated Operating Agreement, carried and covering the cost of such repairs or reconstruction, then, if the Participating Parties owning at least an aggregate 90% Ownership Interest in such Additional Unit Property determine to repair or reconstruct such Additional Unit Property, the Agent shall cause such repairs or reconstruction to be made so that such Additional Unit Property shall be restored to substantially the same general condition, character or use as existed prior to such damage or destruction, and the Participating Parties shall share the costs of such repairs or reconstruction in excess of available insurance proceeds in proportion to their respective Ownership Interests in such Additional Unit Property. In the absence of such determination, the Agent shall not cause such repairs or reconstruction to be made except as provided in subsection (c) below.

(c)                                  If as a result of the preceding subsections (a) or (b), any Additional Unit Property or any portion thereof is not to be repaired or reconstructed but one or more of the Participating Parties desire the repair or reconstruction of such Additional Unit Property, then the Participating Parties shall meet to discuss whether such Additional Unit Property shall be repaired or reconstructed. If the Participating Parties cannot agree that such Additional Unit Property should be repaired or reconstructed, then any Participating Party who does not desire to repair or reconstruct such Additional Unit Property may terminate its participation with respect to such Additional Unit Property, and such Participating Party shall transfer, free and clear of all liens, claims and other encumbrances, its Ownership Interest to the remaining Participating Parties in the proportion which their Ownership Interests in such Additional Unit Property bear to each other, unless such remaining Participating Parties agree to a different proportion. Such transferring Participating Party (i) will receive its share of any insurance proceeds in proportion to its Ownership Interest and will receive payment from the transferee Participating Parties for its Ownership Interest in such Additional Unit Property equal to the appraised fair market value of the damaged Additional Unit Property; and (ii) will pay to the transferee Participating Parties simultaneously with such transfer a share of Decommissioning costs, estimated based on the assumption that Decommissioning occurs at such time, in proportion to such transferring Participating Party’s Ownership Interest.

Section 4.4                                   Insurance.

(a)                                  At all times during the construction, reconstruction, completion, startup, commissioning, repair, renewal, modification, replacement, alteration or Decommissioning of, or addition to, the Additional Unit Properties, the Agent shall carry in the name of the Participating Parties, as their interests may appear, as the same may be adjusted in accordance with this Agreement, builder’s risk (including transit risk, if applicable) or installation floater insurance of the “all risks” type on the Additional Unit Properties in an amount and including such risks as is consistent with the Agent’s customary practices and Prudent Utility Practice. The Agent shall also reasonably satisfy itself that all contractors, subcontractors, engineers, equipment suppliers and manufacturers associated with the Additional Units and the Related Facilities have appropriate insurance and limits thereof, with carriers approved by the Agent for workers’ compensation, public liability, automobile liability and such other hazards as the Agent shall deem appropriate with respect to the Additional Units and the Related Facilities and the activities relating thereto. Alternatively, the Agent, at its option, may provide for an insurance program for the Additional Units and the Related Facilities in the nature of a “wrap-up” which shall combine all hazards in one policy, with all parties, including owners, contractors, and subcontractors, but not including professional design engineers, equipment suppliers or manufacturers, involved in the Additional Units and the Related Facilities being insured thereunder, as their interests may appear. In any event, the Agent shall require that the insurance covering the activities of contractors, subcontractors, engineers, equipment suppliers and manufacturers associated with the Additional Units and the Related Facilities protect all the Participating Parties to the same extent as they protect the Agent.

(b)                                 The Agent shall use its best efforts to require all insurers that provide insurance pursuant to Section 4.4(a) above to waive all rights of subrogation against any Indemnitee for insured losses associated with the Additional Units or Related Facilities, however caused.

(c)                                  At all times during the planning, licensing, design, acquisition, construction, completion, startup, commissioning, repair, renewal, modification, replacement, alteration or Decommissioning of, or addition to, Additional Units or Related Facilities, the Agent shall require that all contracts with third parties relating to Additional Units or Related Facilities provide the same protection for the Participating Parties as for the Agent. This protection shall include but not be limited to obligations of such third parties to indemnify all the Participating Parties. The Agent shall use its best efforts to require all contractors, subcontractors, engineers, equipment suppliers and manufacturers with whom it enters into contracts to provide insurance coverage under which their insurers waive all rights of subrogation against any Indemnitee. The Agent shall use its best efforts to require that all such insurance contracts expressly provide that each Indemnitee is an intended third party beneficiary of such waiver of subrogation. In addition, all Participating Parties shall be named as additional insureds under the insurance policies covering the activities of any contractor, subcontractor, engineer, equipment supplier or manufacturer associated with the Additional Units or Related Facilities in the same manner and with the same requirements as the Agent.

(d)                                 The aggregate cost of all insurance procured by the Agent pursuant to this Section 4.4 shall be considered a Cost of Construction and as such shall be apportioned among the Participating Parties and paid pursuant to Sections 7.4 and 7.6 hereof. The Agent shall promptly provide copies of all insurance policies procured by the Agent pursuant to this Section 4.4, if requested in writing by a Participating Party, and make available notices with respect thereto to each Participating Party. The Participating Parties may each also maintain additional or other insurance at its own cost and expense which it deems necessary or advisable to protect its interest in or with respect to any Additional Unit, provided that such additional or other insurance does not reduce or diminish in any way the coverage of the insurance procured and maintained by the Agent pursuant to this Section 4.4 and provided further that the Participating Party maintaining such insurance shall use its best efforts to require any such insurers to waive all rights of subrogation against any Indemnitee for insured losses associated with the Additional Units or Related Facilities.

Section 4.5                                   Taxes. To the extent possible, each of the Participating Parties shall separately report, file returns with respect to, be responsible for and pay all real property, franchise, business, or other taxes or fees, except payroll and sales or use taxes, arising out of its Ownership Interest in any Additional Unit Property; provided, however, that to the extent that such taxes or fees may be assessed against any Additional Unit Property or its operation or the Participating Parties in such a manner so as to make impossible the carrying out of the foregoing provisions of this Section 4.5, or upon mutual agreement of the Participating Parties, then such taxes or fees shall be considered a Cost of Construction and paid from the applicable Construction Account or the applicable Capital Account in accordance with the provisions of Sections 7.4 or 7.6 hereof, but in no event shall any taxes or fees from the payment of which any Participating Party is exempt by law be considered a Cost of Construction. The Participating Parties shall each be responsible for all sales and transfer taxes and recording fees, if any, incurred in connection with the conveyance to them of Ownership Interests in any Additional Unit Property pursuant to this Agreement.

Section 4.6                                   Nuclear Fuel.

(a)                                  Subject to the other provisions of this Agreement, and the provisions of Sections 4.2 and 4.3 of the Amended and Restated Operating Agreement and Sections 4.2 and 4.5 of the Nuclear Managing Board Agreement, the Agent shall have sole authority to and shall arrange for and acquire all nuclear fuel for the Additional Units.

(b)                                 As to the acquisition of nuclear fuel for the Additional Units after the date of this Agreement, each Participating Party shall have the right to make whatever financial arrangements it may desire, whether by lease, security transaction or otherwise, for the discharge of its nuclear fuel payment obligations so long as such arrangements do not adversely affect the rights of any other Participating Party. In respect thereof:

(i)                                     The Agent shall give reasonable notice to the other Participating Parties of its intent in the purchasing, financing or leasing of nuclear fuel, following which each of the other Participating Parties shall give reasonable notice to the Agent of its intended financial arrangement for discharging its obligation for its undivided ownership interest in nuclear fuel.

(ii)                                  If such financial arrangement by a Participating Party does not adversely affect the rights of any other Participating Party, then such other Participating Party may discharge its obligation for its undivided ownership interest in nuclear fuel by such financial arrangement.

(iii)                               If such financial arrangement by a Participating Party does adversely affect the rights of any other Participating Party, then the Agent shall arrange for the purchasing, financing or leasing of such other Participating Party’s undivided ownership interest in nuclear fuel and such other Participating Party shall pay its proportionate share of the costs incurred in such purchasing, financing or leasing by the Agent.

(iv)                              Unless otherwise agreed by the Participating Parties, or as otherwise provided in Sections 4.2 and 4.3 of the Amended and Restated Operating Agreement and Sections 4.2 and 4.5 of the Nuclear Managing Board Agreement, the Participating Parties shall pay Fuel Costs and shall own nuclear fuel with respect to each Additional Unit in proportion to their respective Ownership Interests in such Additional Unit.

Section 4.7                                   Certain Tax Matters.

(a)                                  The Participating Parties shall cooperate with each other in any financing undertaken by any Participating Party on its own behalf of such Participating Party’s Ownership Interest in certain Additional Unit Property used for the control of environmental pollution, through the issuance by the Development Authority of Burke County, Georgia, or its successors or assigns or any other political subdivision or authority, of its industrial revenue notes or bonds, or both, the interest on which will be exempt from federal income taxes, and in seeking state authority therefor and fairly allocating such authority among the Participating Parties that desire such financing.

(b)                                 The Participating Parties shall cooperate with each other in any efforts undertaken by any Participating Party to achieve an abatement of ad valorem taxes with respect to its Ownership Interest in any Additional Unit Property, whether through a sale-and-leaseback transaction with the Development Authority of Burke County, Georgia, or its successors or assigns or any other political subdivision or governmental authority, or otherwise. In the event any Participating Party intends to seek such a tax abatement, such Participating Party will notify the other Participating Parties of such intention prior to commencing discussions or negotiations with respect thereto.

Section 4.8                                   Decommissioning Funding Assurance.

(a)                                  Subject to Section 5.2 of this Agreement with respect to the filing of requisite filings with regulatory agencies, each Participating Party shall provide Decommissioning funding assurance in accordance with the NRC decommissioning planning requirements detailed in 10 C.F.R. § 50.75, or any successor thereto (“Decommissioning Funding Assurance”). Each Participating Party shall comply with such NRC decommissioning planning requirements and coordinate with the Agent in such compliance, including the preparation of a report containing a certification of financial assurance for Decommissioning in an amount which provides funding for its Ownership Interest in the applicable Additional Unit(s).

(b)                                 The Participating Parties’ obligations for Decommissioning Funding Assurance shall not diminish the Participating Parties’ contractual obligations under this Agreement or under the Amended and Restated Operating Agreement. The Agent shall make all reasonable efforts to inform the other Participating Parties as to the planning for and progress of the Decommissioning of each of the Additional Units and the anticipated costs of such activities.

Section 4.9                                   Property Rights.

(a)                                  If (i) after the determination of each Participating Party’s Maximum Binding Percentage Interest with respect to the Additional Units, the Ownership Interests of the Parties in each Additional Unit do not equal the Pro Rata Interests of the Parties, or (ii) after the determination of each Participating Party’s Final Percentage Interest with respect to each Additional Unit, the Ownership Interests of the Participating Parties in such Additional Unit do not equal the Maximum Binding Percentage Interests of the Participating Parties; then in either or both cases, as applicable, the Parties will grant fee simple interests in the land for the Identified Site related to such Additional Unit, free and clear of any liens and encumbrances, as may be necessary so that the Identified Site related to such Additional Unit shall be owned by the Participating Parties in accordance with their Ownership Interests (at each such time) in such Additional Unit, and the Parties hereby waive their respective first refusal rights to such transfers as provided in Section 4.2 above, but only in such instance and without affecting such rights for future transfers. A Party will receive the fair market value of any of such Party’s interest in land conveyed to the Participating Parties pursuant to this Agreement. The “fair market value” of such land will be appraised with regard to the best and highest use, as burdened by all restrictions existing on the land at Plant Vogtle as of the date of such transfer. Any deed executed pursuant to the provisions of this Section 4.9 (a) shall contain the following language:

The parties hereto have entered into that certain Plant Alvin W. Vogle Additional Units Ownership Participation Agreement dated as of April 21, 2006, and that certain Plant Alvin W. Vogle Nuclear Units Amended and Restated Operating Agreement dated as of April 21, 2006 (the “Agreements”). The Agreements, as they may be amended from time to time, govern the ownership of the Parties of the property which is the subject of this conveyance, and set forth, among other things, obligations on each of their parts with respect to improvements which are required by the Agreements to be made on said property. The Parties for themselves and for their successors in title, acknowledge, affirm and incorporate into this deed the covenants and rights established in the Agreements, and for that purpose incorporate herein Section 7.7 of the Ownership Agreement and 5.4 of the Operating Agreement, recorded respectively in Deed Book         , Page       , and Deed Book       , Page       , of the Burke County Records.

(b)                                 Simultaneously herewith, the Parties have entered into a Declaration of Covenants (as attached hereto as Exhibit A-2) that sets forth certain general blanket easements granted with respect to the development and construction of the Additional Units and provides a right to use the existing resources at Plant Vogtle, including the right to use Common Facilities, to the Participating Parties. Upon the determination of each Participating Party’s Maximum Binding Percentage Interest (pursuant to Section 3.4 of the Development Agreement) with respect to the Additional Units, the Agent, on behalf of the Parties, will determine the metes and bounds of each Identified Site and the locations of easements pursuant to the Declaration of Covenants.

(c)                                  As soon as practicable after the date of Commercial Operation with respect to each Additional Unit, the Agent shall prepare and furnish to each Participating Party descriptions of the Additional Unit Property(ies) in which such Participating Party has an Ownership Interest setting forth in reasonable detail the facilities, equipment and other property and rights then constituting such applicable Additional Unit Property, including all property (including a metes and bounds description of the Identified Sites), real or personal, and rights therein jointly paid for under this Agreement.

ARTICLE V

AGENCY

Section 5.1                                   Appointment. Each Participating Party hereby irrevocably appoints, subject to the provisions of Sections 5.3 and 8.9(e), GPC as its agent in connection with the Additional Units to act on its behalf in the planning, design, licensing, acquisition, construction, completion, startup, commissioning, renewal, addition, replacement, modification and Decommissioning of the Additional Unit Properties. GPC hereby accepts such appointment.

Section 5.2                                   Authority and Responsibility.

(a)                                  The Agent shall have sole authority and responsibility for the planning, licensing, design, construction, acquisition, completion, startup, commissioning, renewal, addition, replacement, modification and Decommissioning of each of the Additional Unit Properties for and on behalf of the Participating Parties, and shall take all actions necessary in discharging such responsibility in accordance with the applicable provisions of this Agreement. In respect thereof, and subject to the applicable provisions of this Agreement, the Agent is authorized, in the name and on behalf of the Participating Parties, to take all reasonable actions which, in the discretion and judgment of the Agent, are deemed necessary or advisable to effect the planning, licensing, design, construction, acquisition, completion, startup, commissioning, renewal, addition, replacement, modification and Decommissioning of each of the Additional Unit Properties, including without limitation the following:

(i)                                     The making of such agreements and modifications of existing agreements (other than any of the Definitive Agreements or the Development Agreement) and the taking of such other action as the Agent deems necessary or appropriate, in its sole discretion, or as may be required under the regulations or directives of the NRC or such other regulatory agencies having jurisdiction, with respect to the planning, licensing, design, construction, acquisition, completion, startup and commissioning of the Additional Unit Properties for commercial service, and the renewal, addition, replacement or modification of all or any part thereof, whether before or after completion, which such agreements and modifications, together with such existing agreements, shall be held by the Agent for the benefit of the Participating Parties;

(ii)                                  The making of such agreements and modifications of existing agreements (other than any of the Definitive Agreements or the Development Agreement) and the taking of such other action as the Agent deems necessary or appropriate, with the consent of the Participating Parties owning at least an aggregate 90% Ownership Interest in the applicable Additional Unit Property, or as may be required under the regulations or directives of the NRC or such other regulatory agencies having jurisdiction, with respect to the retirement, Decommissioning or salvaging of all or any part of the Additional Unit Property, whether before or after completion, which such agreements and modifications, together with such existing agreements, shall be held by the Agent for the benefit of the Participating Parties;

(iii)                               The execution and filing with the NRC, or such other regulatory agency having jurisdiction, of applications, amendments, reports and other documents and filings in or in connection with licensing and other regulatory matters with respect to the Additional Unit Properties; and

(iv)                              The receipt on behalf of the Participating Parties of any notice or other communication from the NRC or other regulatory agency having jurisdiction, as to any licensing or other regulatory matter with respect to the Additional Unit Properties.

(b)                                 In discharging its obligations as agent hereunder, the Agent shall have the right, on its own behalf and on behalf of the Participating Parties, to provide, or to contract with any of its Affiliates for the purchase of, At Cost, any equipment or facilities or the performance of services, At Cost, in connection with any of the Additional Unit Properties. In the event the Agent proposes to acquire services for this Agreement from an Affiliate which involve new investment in excess of twenty five million dollars ($25,000,000) (in 2006 dollars utilizing the Gross Domestic Product Implicit Price Deflator as reported in the Survey of Current Business published by the Bureau of Economic Analysis, United States Department of Commerce, Washington, D.C. as a deflator) in physical facilities (other than additions to Plant Hatch or Plant Vogtle) in order for an Affiliate to provide new services to the Additional Units other than those services supplied by the resources of GPC or its Affiliates as of the Effective Date, the Agent will confer with the Participating Parties in order to determine whether the Participating Parties are able and willing to participate in such investment and to provide an opportunity for such participation; provided, that the Agent shall endeavor to notify the Participating Parties prior to any new investment in an Affiliate for such services.

(c)                                  All such agreements described in this Section 5.2 (except for agreements with Affiliates of the Agent) shall, by their terms, be made assignable by the Agent to any replacement or successor agent pursuant to this Agreement and the Amended and Restated Operating Agreement. The Agent will use its reasonable best efforts to cooperate fully with any replacement or successor agent to effect the assignment of all agreements described in this Section 5.2 (other than agreements with Affiliates of the Agent) and otherwise to secure for such replacement or successor agent the benefits of any other agreements described in this Section 5.2 (other than agreements with Affiliates of the Agent).

(d)                                 The Agent shall cause all third parties which are parties to the agreements described in this Section 5.2 to acknowledge the information and audit rights of the Participating Parties under the Definitive Agreements, and to commit to cooperate with the Agent, the Participating Parties and their representatives in connection therewith and to provide information described thereunder (including any information deemed confidential or proprietary) to the Agent, the Participating Parties and their representatives, which shall be held in accordance with Section 9.12 of this Agreement. Information requested by a Participating Party may not be refused on the grounds that such third party claims such information to be proprietary if such Participating Party agrees to execute an agreement satisfactory to any such third party to protect such information from unwarranted disclosure.

Section 5.3                                   Standards of Conduct.

(a)                                  As the sole standards against which its conduct as agent for the other Participating Parties shall be measured notwithstanding any provision of law, and as the sole liability for failure to comply with such standards notwithstanding any provision of law:  The Agent shall use its reasonable best efforts to discharge its responsibilities as agent in accordance with Prudent Utility Practice, and to use its reasonable best efforts, in conformity with Prudent Utility Practice, to have each of the Additional Units in Commercial Operation by the dates specified in the notice of Major Milestone related to each Additional Unit, or such later date as is specified by the Agent in connection with any deferral permitted under subsection (b) below, except in connection with any discontinuance of the development or construction of an Additional Unit or the Additional Units permitted pursuant to subsection (b) below. In the event the Agent fails at any time to comply with the provisions of the preceding sentence, the other Participating Parties, as their sole and exclusive remedy, legal or equitable, shall have the right, subject to approval of the NRC, to remove the Agent as agent upon written notice to the Agent executed by all the other Participating Parties, provided that if an Affiliate of the Agent has an Ownership Interest in either or both of the Additional Units, its execution of such notice shall not be unreasonably withheld. Following receipt of such notice the Agent shall continue as agent for the other Participating Parties until its successor has been appointed, subject to approval of the NRC, by the action of Participating Parties owning not less than an aggregate 90% Weighted Ownership Interest in the Additional Units; provided, that the concurrence in such appointment by the Agent as a Participating Party or by any Affiliate of the Agent which has an Ownership Interest in either or both of the Additional Units shall not be unreasonably withheld. All actions taken by GPC as Agent prior to the effective appointment of a successor agent shall be deemed ratified and affirmed by the other Parties.

(b)                                 GPC may elect to discontinue or defer the development or construction of an Additional Unit or the Additional Units only as provided in Section 3.8 of the Development Agreement. In addition, if the participation in an Additional Unit is not fully subscribed at the time the Final Percentage Interests of the Participating Parties are determined with respect to such Additional Unit, the development of such Additional Unit shall be deferred until the earlier of (i) the date the applicable Participating Parties reach agreement on the full subscription for the development of such Additional Unit, or (ii) the expiration of the deferral period authorized under Section 3.8 of the Development Agreement. If the Development Agreement is terminated pursuant to Section 3.8 thereof, then this Agreement shall likewise terminate.

(c)                                  If the sum of GPC’s and its Affiliates’ Weighted Ownership Interest in the Additional Units is at any time below 10%, then (i) the other Participating Parties will have the right, upon written notice, to remove GPC as the Agent in the manner set forth in Section 5.3(a) above by the action of the other Participating Parties owning not less than an aggregate 67% Weighted Ownership Interest in the Additional Units; and (ii) GPC shall have the right to resign from its duties as Agent hereunder, upon written notice to the other Participating Parties, and a successor agent shall be selected by the action of the other Participating Parties owning not less than an aggregate 67% Weighted Ownership Interest in the Additional Units within one (1) year (or such greater time if the other Participating Parties are proceeding with due diligence to select and license a successor agent) of such notice from GPC; provided, that GPC shall continue to perform the functions of the Agent in accordance with the provisions of this Agreement, the Amended and Restated Operating Agreement and the Nuclear Managing Board Agreement and cooperate in the selection and approval of a successor agent until the successor agent has received approval from the NRC; provided, further, however that in the event the other Participating Parties are unable to obtain approval from the NRC of a successor agent within one (1) year (or such greater time if the other Participating Parties are proceeding with due diligence to select and license a successor agent) of GPC’s notice as provided above, then the other Participating Parties shall pay to GPC an administrative fee each month thereafter equal to ten percent (10%) of the non-fuel Operation and Maintenance Budget (as defined in the Nuclear Managing Board Agreement) for each such month after such period, provided, further that such fee will not be owed if any delay in licensing a successor agent is caused by the actions of GPC. In the event GPC is removed or resigns as Agent pursuant to this Section 5.3(c), GPC simultaneously shall be deemed to have been removed or to have resigned as Agent under the Amended and Restated Operating Agreement with respect to the Additional Units.

Section 5.4                                   Certain Liabilities Included in Costs of Construction. Any liability of the Agent or any Participating Party to any third party which results from any action or failure to act on the part of the Agent relating to, resulting from, arising out of or attributable to any of the planning, licensing, design, acquisition, construction, reconstruction, completion, startup, commissioning, repair, renewal, modification, replacement, alteration or Decommissioning of, or addition to, any applicable Additional Unit(s), and any legal fees, defense costs and costs of investigation relating to any such liability or alleged liability, shall be included in the Cost of Construction and apportioned among the Participating Parties pursuant to Sections 7.4 and 7.6 hereof; provided, however, that the foregoing shall not apply to (i) any liability or alleged liability of the Agent or of any Party based upon any failure or alleged failure of responsibility to shareholders, customers, members, participants, trustees, bondholders or other lenders of the Agent, any Party or any of their Affiliates or (ii) any liability resulting from any failure to comply with the provisions of Section 8.1 or any legal fees, defense costs and cost of investigation relating to any unsuccessful defense against any such liability.

Section 5.5                                   Site Representatives.

(a)                                  Each Participating Party shall have the right to have a duly authorized representative (each a “Site Representative”) at each of the applicable Additional Unit sites at all reasonable times to observe the performance of the Agent hereunder with respect to each Additional Unit, provided that such Site Representative shall not interfere with the Agent’s rights and obligations hereunder. A Participating Party may request in writing to the Agent to place a reasonable number of additional Site Representatives at either Additional Unit site. The Agent’s consent to such request shall not be unreasonably withheld or delayed. In the event that the Agent’s project management reasonably considers that the conduct of any Site Representative is interfering with such performance, the Agent may bring such matters to the attention of the management of the Participating Party which has designated such Site Representative and request that appropriate measures be taken by such Participating Party to address such concerns. The management of such Participating Party in response to any such request shall thereupon take such measures, including at its discretion replacement of such Site Representative, as it deems appropriate to address such concerns. If issues of a continuing nature arise involving any Site Representative, the Nuclear Managing Board will review the circumstances and make recommendations as appropriate to Participating Party or to the Agent.

(b)                                 The Agent will make available work space for each Participating Party’s Site Representative in proximity to the Agent’s own work space at each of the Additional Unit sites.

(c)                                  The Site Representatives shall have access to the applicable Additional Unit sites except as limited by Section 8.12 hereof and any other applicable legal requirements.

(d)                                 As a matter of professional courtesy, and in order to promote good relations with personnel on the site, the Site Representatives will be invited to attend training, educational, professional and team-building functions at Plant Vogtle. In order to assure that they are kept informed about management activities, Site Representatives will be provided access to (pursuant to Section 5.7) or copies of daily, weekly and monthly reports that are routinely distributed to the Agent’s on-site management level personnel with respect to the development, planning, design, licensing, acquisition, construction, completion, startup, commissioning, renewal, addition, replacement, modification and/or Decommissioning of the

Additional Units, at the same time such reports are distributed to such personnel. Upon initial assignment, a new Site Representative will be invited to attend as an observer, one of each type of routine management meetings with respect to the Additional Units, except those devoted to internal personnel matters and staff working meetings involving conflict resolution activities where Site Representative presence would be obviously inappropriate. Each Site Representative (or his designee) may attend any meeting, whether on-site or off-site, other than (i) personnel or conflict-resolving meetings as described above, and (ii) any other meetings that the Agent’s project management or senior management shall reasonably request such Site Representative not attend. If the management of the Participating Party represented by the excluded Site Representative disagrees that the closure of meetings or types of meetings was reasonable, then the management of such Participating Party may request the management of the Agent to review the matter. If the management of the Agent concludes that the closure of such meetings was not based on reasonable grounds, the Participating Party’s Site Representative shall be permitted to attend such meetings. If the management of the Agent concludes that the closure was reasonable, and the management of such Participating Party still disagrees, the matter may be referred to the Nuclear Managing Board for review and recommendations.

(f)                                    Subject to Section 8.12 hereof, each Participating Party shall have the additional right to have its representatives and guests visit each applicable Additional Unit site, with prior approval of the Agent, to tour the facilities and observe development and construction activities. Such representatives and guests shall comply with all applicable rules and regulations in effect at the plant whether imposed by governmental authority or by the Agent.

Section 5.6                                   Management Audit; Access to Records. Any Participating Party shall have the right to conduct a management audit, at its own cost, of the Agent’s performance hereunder, either by such Participating Party’s own officers and employees or through its duly authorized agents or representatives (including any auditor utilized by such Participating Party, or any nationally recognized accounting firm designated by such Participating Party or by the Administrator of the Rural Utilities Service). The Agent shall cooperate with such Participating Party in the conducting of such audit and, subject to the applicable regulations of the NRC and the requirements of vendors, give such Participating Party reasonable access to all architectural, engineering and design drawings and specifications, contracts, books, records, reports or other documents relating to the applicable Additional Unit(s), and each Participating Party may make copies of such materials. Following any such management audit, the Agent shall respond to the findings of such audit if reasonably requested to do so by a Participating Party. Management audits by individual Participating Parties shall be coordinated and scheduled through the Agent so as to minimize the number of audits required. The handling, disclosure and use of any such information will be governed by the confidentiality provisions of this Agreement as set forth in Section 9.12.

Section 5.7                                   Information Requirements.

(a)                                  The Agent will provide the Participating Parties with information relating to the development, planning, design, licensing, acquisition, construction, completion, startup and commissioning of the Additional Unit Properties and the Costs of Construction to be paid by the Participating Parties hereunder (collectively, “Relevant Information”) as provided in this Section 5.7 and other provisions of this Agreement, with the objective of assuring that the Participating Parties remain fully informed in a timely manner with respect to matters that could impact decisions made or to be made by the Project Management Board, the Agent or the Participating Parties under this Agreement.

(b)                                 The Agent will develop and maintain a system to permit the Participating Parties (through their Designated Representatives and Site Representatives, as appropriate) to have electronic access to Relevant Information except to the extent electronic access thereto is limited by NRC, Department of Labor or related requirements and the practicalities and cost-effectiveness of information management and access. The cost directly associated with the development and implementation of such system, such as software programming and hardware costs dedicated to the system, shall be treated as a Cost of Construction. The information provided on such system shall be in a format and safeguarded as may be reasonably determined by the Agent. The Agent, after the receipt of input from the Participating Parties, shall establish and distribute reasonable data exchange and protection protocols with respect to the access given to the Designated Representatives and Site Representatives, as applicable, of the Participating Parties, which such protocols shall include actions in the case of improper access, user identification and password requirements and similar provisions.

(c)                                  Prior to Commercial Operation of each Additional Unit, as a part of the Relevant Information made available to the Participating Parties hereunder, the Agent shall issue periodic, routine reports to the Project Management Board and Designated Representatives in connection with the development and construction of each Additional Unit with a frequency commensurate with the project activities and resource demands, which shall include the following reports:

(i)                                     Monthly reports showing the actual Cost of Construction for the immediately preceding month as compared against the most recent Pre-Construction Budget or Construction Budget, as applicable; and

(ii)                                  Monthly reports showing the status and progress regarding the current schedules for the development, planning, design, licensing, acquisition, construction, completion, startup and commissioning of each Additional Unit.

At a minimum, such reports will be provided on a monthly basis. Supplemental reports with respect to major project decisions will also be published and distributed prior to (at a minimum, attached to the agenda for such meeting) and in a reasonable time after meetings of the Project Management Board at which any major project decision is made.

(d)                                 To the extent a Participating Party requires additional Relevant Information not available pursuant to Section 5.7(b) or 5.7(c), such Participating Party may make a formal request for additional information. Such request will be in writing and will be sent by such Participating Party’s Designated Representative to the Agent’s Designated Representative. The Agent’s Designated Representative will diligently respond to such requests. The Agent’s response to such additional information request shall be in substance and in a format as reasonably determined by the Agent.

(e)                                  All information and reports required to be provided by the Agent pursuant to this Agreement shall be in a format as reasonably determined by the Agent such that the Participating Parties may compare such information and reports to information and reports previously provided by the Agent.

Section 5.8                                   Information Performance Review. At the end of each year during the term of this Agreement until the date the final Additional Unit achieves Commercial Operation, the Agent will review its performance of the access and information-flow requirements of this Agreement and will solicit feedback from the Participating Parties regarding such performance and the opportunity of each of the Participating Parties to provide input pursuant to Article VI. At any time during this Agreement, any Participating Party may object to the Agent’s performance of the access and information-flow requirements of this Agreement or such Participating Party’s opportunity to provide input under Article VI, by providing written notice and reasonable detail of such objection to the Agent. The Agent will assess such objection and attempt to remedy the situation. If such Participating Party is still dissatisfied, the Participating Party may state its objection to the Project Management Board to seek resolution, and failing resolution at the Project Management Board level, may further seek resolution between the chief executive officers of such Participating Party and the Agent.

ARTICLE VI

PROJECT MANAGEMENT BOARD

Section 6.1                                   Establishment and Purpose.

(a)                                  The Agent has established a Project Management Board (“Project Management Board”) for the oversight of the development, planning, design, licensing, acquisition, construction, completion, startup and commissioning of the Additional Unit Properties. The purpose of the Project Management Board is to act as the highly integrated senior management oversight board that will make major project decisions for the Agent (with input from the Participating Parties as provided herein) and will provide a forum for the review and discussion of Relevant Information. The Project Management Board shall include senior executive representatives of the Agent and/or its Affiliates from each of the disciplines of power generation, budgeting and finance, external affairs, and project development.

(b)                                 The Project Management Board shall perform the functions described in this Agreement with respect to each Additional Unit until the achievement of Commercial

Operation of such Additional Unit, at which time the Project Management Board’s activities shall be complete in relation to such Additional Unit.

Section 6.2                                   Designated Representatives.

(a)                                  Each Participating Party shall designate (i) a representative to serve as its Designated Representative for the Project Management Board for purposes of this Agreement, and (ii) an alternate to act in the place of the Designated Representative when such Designated Representative is unavailable. Each Participating Party may change its Designated Representative (or alternate) by giving written notice of the change to the Agent, which will promptly distribute a revised consolidated list to all Participating Parties. Each Designated Representative (and alternate) shall be authorized to represent the Participating Party which appointed him or her.

(b)                                 The Designated Representatives shall be entitled to attend each meeting of the Project Management Board and to provide timely input, observations and recommendations with respect to decisions to be made by the Project Management Board and other matters affecting the development, planning, design, licensing, acquisition, construction, completion, startup or commissioning of the Additional Unit Properties, either at meetings of the Project Management Board or in written transmittals to the Agent’s Designated Representative. The Project Management Board shall give due regard to the input, observations and recommendations of the Designated Representatives.

(c)                                  The Agent shall provide the Designated Representatives with the same information, analyses, summaries and reports at the same time such information, analyses, summaries or reports are provided to members of the Project Management Board.

Section 6.3                                   Functions. The Project Management Board shall perform the following functions:

(a)                                  Provide senior management oversight of the development, planning, design, licensing, acquisition, construction, completion, startup and commissioning of the Additional Unit Properties;

(b)                                 Disseminate information and coordinate the functions of the multiple organizations performing activities for the Agent in relation to the Additional Unit Properties;

(c)                                  Establish overall schedules for development, planning, design, licensing, acquisition, construction, completion, startup and commissioning of the Additional Unit Properties and monitor progress against such schedules;

(d)                                 Make major project decisions relating to the development, planning, design, licensing, acquisition, construction, completion, startup and commissioning of the Additional Unit Properties, which include:

(i)                                     Selection of reactor technology to be used and other major project vendors as identified in the contracting plan, and the contract arrangement(s) and division of work between the Agent and such vendors;

(ii)                                  Design changes or other matters materially impacting the Pre-Construction Budget or Construction Budget; and

(iii)                               Material changes to the estimated date of Commercial Operation for either Additional Unit.

(e)                                  Provide a venue for the review and discussion of all Pre-Construction Budgets and Construction Budgets and any proposed amendments thereto, as further set forth in Section 7.2 hereof;

(f)                                    Monitor and control expenditures with respect to Pre-Construction Budgets and Construction Budgets; and

(g)                                 Perform such other functions as may be conferred upon it by the Agent or as agreed by the Participating Parties.

Section 6.4                                   Chairman and Chairman’s Duties.

(a)                                  An appropriate officer of the Agent shall be designated by the Agent to be the chairman of the Project Management Board (the “Chairman”).

(b)                                 The Chairman shall have the following duties:

(i)                                     Make all decisions required to be made by the Project Management Board with respect to the issues that are reviewed and discussed through the Project Management Board process.

(ii)                                  Schedule meetings of the Project Management Board at such time and place as the Chairman may determine, but not less frequently than every other month after the first meeting, unless the Participating Parties shall otherwise agree;

(ii)                                  Provide notice to the Designated Representatives of (A) each regularly scheduled Project Management Board meeting at least thirty (30) days in advance of such meeting, and (B) each supplemental meeting with respect to a major project decision at least seven (7) days in advance of such meeting (except as provided in Section 6.6(b)), in each case unless the Participating Parties consent to shorter notice or an unanticipated exigency arises (and in such exigent circumstances the Designated Representatives will be provided as much advance notice as possible);

(iii)                               Preside at each Project Management Board meeting and conduct all Project Management Board meetings;

(iv)                              Establish the agenda for each Project Management Board meeting, including all items or matters as the Chairman may deem appropriate and such items or matters as may be reasonably requested by a Designated Representative;

(v)                                 Notify all Designated Representatives of the agenda for each meeting as much in advance of such meeting as may be possible, but in any event no less than seven (7) days prior to such meeting (or as soon as possible with regard to supplemental meetings); and

(vi)                              Arrange for the taking of minutes at each Project Management Board meeting.

Section 6.5                                   Expenses. Each Participating Party shall be responsible for the expenses of its Designated Representative (and alternate) at any Project Management Board meeting. General meeting expenses and all other expenses necessary in the performance of the Project Management Board functions shall be allocated and paid as a Cost of Construction.

Section 6.6                                   Meetings.

(a)                                  The Project Management Board shall first meet in the first quarter after the Effective Date and thereafter not less frequently than every other month.

(b)                                 To the extent reasonably practicable, major project decisions will be made at regularly scheduled Project Management Board meetings. If a major project decision is to be made before the next regularly scheduled Project Management Board meeting, the Agent shall schedule a supplemental meeting at which such major project decision will be made with as much notice as practicable. In addition, a supplemental meeting shall be held at the request of any Participating Party to review a new matter of imminent, substantial importance to the development, planning, design, licensing, acquisition, construction, completion, startup or commissioning of an Additional Unit; provided, that the Chairman concurs in the necessity and appropriateness of such supplemental meeting.

(c)                                  Attendance at Project Management Board meetings shall not be limited to members of the Project Management Board and Designated Representatives, but the Participating Parties recognize the practical necessity of limiting the participation to attendees at any Project Management Board meeting who are not members or Designated Representatives to those officers, employees, attorneys, accountants or consultants of any Participating Party who are necessary or appropriate with regard to the agenda for such meeting, provided any such attorneys, accountants or consultants must agree to be bound by the confidentiality provisions hereof. If a Participating Party desires to include any additional attendees as participants in any Project Management Board meeting, such Participating Party must submit a written request listing such additional attendees and the purpose for their attendance. The Chairman may approve or reject the attendance of any such additional attendees in his or her sole discretion, and subject to legal requirements, the Chairman may close any meetings of the Project Management Board to only the members of the Project Management Board and the Designated Representatives or, upon his or her own motion, conduct any portion of any meeting in closed session at which attendance may be restricted to Project Management Board members and Designated Representatives (or their alternates, and including counsel) and persons invited by the Chairman.

Section 6.7                                   Procedures and Practices. The Project Management Board shall develop and adopt, and from time to time, modify procedures and practices as may be appropriate for the conduct of its meetings and the performance of its functions, provided that such procedures and practices shall not be inconsistent with the terms of this Agreement.

Section 6.8                                   Rights of Existing Owners Under Development Agreement . The provisions of this Article VI shall supersede and replace the requirements for meetings and information provided in Section 1.5(d) of the Development Agreement as to Participating Parties; provided, that if a Party ceases to be a Participating Party at any time, Section 1.5(d) of the Development Agreement will remain in effect for such Party.

ARTICLE VII

BILLING, PAYMENT AND ACCOUNTING

Section 7.1                                   Cost of Construction; Cost Sharing. The Participating Parties acknowledge that GPC has made payments of the accumulated Cost of Construction for each Additional Unit prior to December 31, 2005. GPC’s carrying cost of such accumulated Cost of Construction shall be added to such accumulated Cost of Construction in an amount determined pursuant to the formula on Exhibit C and such amounts will be paid pursuant to Section 4.1 of the Development Agreement.

Section 7.2                                   Construction Budget and Schedules.

(a)                                  The Agent has prepared and delivered to each of the other Participating Parties an initial pre-construction budget estimate (a “Pre-Construction Budget”) of the amounts to be expended in each quarter until the end of the next calendar year, and a summary cash flow to be expended in each quarter to the end of the next calendar year, for each Additional Unit. By May 1 and November 1 of each year following the Effective Date, until replaced by the

Construction Budget as provided in subsection (b) below, the Agent shall provide the Project Management Board and the Designated Representatives with a revised Pre-Construction Budget for each Additional Unit which shall (i) describe the items of Cost of Construction and the amounts expected to be expended therefor for each month during the twelve-month period commencing on the following January 1 or July 1, as the case may be, and in each year thereafter to the estimated date of Commercial Operation of such Additional Unit; and (ii) include a plan and timetable for obtaining the necessary permits, licenses and approvals from any agency having jurisdiction over the Additional Units and such other plans, timetables or schedules, if any, as the Agent may deem appropriate.

(b)                                 No less than thirty days prior to the beginning of construction for an Additional Unit in accordance with a construction permit or COL issued by the NRC for such Additional Unit, but no later than the notice of Major Milestone for such Additional Unit, the Agent will prepare and deliver to the Project Management Board and the Designated Representatives a construction budget estimate (a “Construction Budget”) showing the amounts estimated to be expended by the Participating Parties for the Cost of Construction with respect to such Additional Unit and a summary cash flow to be expended in each quarter to the estimated date of Commercial Operation for such Additional Unit. Each such Construction Budget shall be supported by detail reasonably adequate for the purpose of each Participating Party’s reasonable review thereof, and which detail shall include, without limiting the generality of the foregoing, (i) information demonstrating the basis for all allocations of administrative and general expenses and (ii) information demonstrating the basis for any other allocations of expenses between or among the Existing Units and Additional Units, consistent with the Plant Vogtle Cost Allocation Procedures (as defined in the Nuclear Managing Board Agreement), and shall also include (I) the schedule for such Additional Unit containing a critical path analysis for the design and construction of such Additional Unit, (II) a plan and timetable for obtaining the necessary permits, licenses and approvals from any agency having jurisdiction over such Additional Unit, (III) the then currently expected date of Commercial Operation of such Additional Unit, and (IV) such other plans, timetables or schedules, if any, as the Agent may deem appropriate.

(c)                                  By May 1 and November 1 of each year following the delivery of the initial Construction Budget for an Additional Unit, and until the date of Commercial Operation of such Additional Unit, the Agent shall provide the Project Management Board and the other Participating Parties a revised Construction Budget for such Additional Unit containing the information set forth in subsection (b) above, and further describing the items of Cost of Construction and the amounts expected to be expended therefor for each month during at least the twelve-month period commencing on the following January 1 or July 1, as the case may be, and in each quarter thereafter to the estimated date of Commercial Operation of such Additional Unit.

(d)                                 The Pre-Construction Budget or Construction Budget, as applicable, (as revised or, if no revisions were made by the Project Management Board, as originally submitted) shall be approved on or before January 1 or July 1, as applicable, by the Participating Parties owning at least an aggregate 90% Ownership Interest in the applicable Additional Unit, provided that if such requisite approval is not obtained, the Agent shall utilize the Pre-Construction Budget or Construction Budget, as applicable, as revised by the Project Management Board or as originally submitted, if no revisions were made by the Project Management Board.

(e)                                  The Pre-Construction Budget or Construction Budget, as applicable, may be changed by the Agent from time to time during a calendar year as necessary to reflect changes in permitting and licensing schedules, pre-development schedules, construction schedules, payment schedules, plans, specifications or costs, and when so changed shall be submitted similarly to the Project Management Board and the Participating Parties and adopted as provided in the preceding subsection.

(f)                                    The Agent shall attempt to construct each Additional Unit in accordance with the then current Pre-Construction Budget or Construction Budget, as applicable, for such Additional Unit so that the payments required to be made by Participating Parties pursuant to this Agreement shall be, as nearly as practicable, within the current Pre-Construction Budget or Construction Budget, as applicable. The Agent makes no representation, warranty or promise of any kind as to the accuracy of any of such Pre-Construction Budget or Construction Budget, as applicable, or that such attempt to construct each Additional Unit in accordance with the current Pre-Construction Budget or Construction Budget, as applicable, will be successful and in no event shall the Agent have any liability to any other Party in these regards.

Section 7.3                                   Construction Account.

(a)                                  After the Effective Date, the Agent shall establish a separate account or accounts with respect to each Additional Unit (each such account a “Construction Account” and collectively the “Construction Accounts”). The amounts held in the Construction Accounts, which in the discretion of the Agent may be interest bearing or non-interest bearing, may be physically maintained by the Agent in one or more bank accounts by a bank or banks the deposits in which are insured, subject to applicable limits, by the Federal Deposit Insurance Corporation and which meets or meet all applicable requirements imposed upon depositaries of the Agent. All moneys for the payment of the applicable Cost of Construction and Fuel Costs incurred by the Participating Parties after the Effective Date and prior to Commercial Operation of each Additional Unit shall be deposited by the Participating Parties in the applicable Construction Account and the Agent shall withdraw and apply funds therefrom only as necessary to pay the applicable Cost of Construction and Fuel Costs. In the event that during any month the balance in the applicable Construction Account is insufficient to pay the applicable Cost of Construction and Fuel Costs required to be paid that month (other than as a result of the non-payment by a Participating Party of an amount due from it pursuant to Section 7.4 hereof), the Agent shall promptly so notify the other Participating Parties, by telephone and promptly confirmed in writing, stating the amount required to be paid by each Participating Party. Each of the Participating Parties shall pay its respective share of such deficit into the applicable Construction Account in immediately available funds not later than on the fifth (5th) banking day after receipt of such notice from the Agent. The Agent shall have no responsibility or liability to make up any such deficit out of its own funds in excess of its proportionate share of such deficit.

(b)                                 After the Effective Date and until the date of Commercial Operation of each Additional Unit, each Participating Party shall own and maintain its Ownership Interest in the applicable Construction Account(s); provided, however, that the Agent shall have the sole right and authority to make withdrawals from the Construction Accounts; and provided further, that a Participating Party shall not own any Ownership Interest in any amount in any Construction Account in respect of interest paid into such Construction Account by or on behalf of such Participating Party pursuant to the provisions of Section 7.7 hereof, which amount shall be owned in common, and credited against payments required to be made into such Construction Account, by the other Participating Parties not then in default in the performance of their obligations under this Agreement in the proportion which their Ownership Interests in the applicable Additional Unit bear to each other.

(c)                                  Upon Commercial Operation of each Additional Unit, and the settlement of all the obligations relating to the applicable Cost of Construction of and Fuel Costs for such Additional Unit incurred prior to the Commercial Operation of such Additional Unit, the Agent shall close the Construction Account for such Additional Unit and distribute to each Participating Party its undivided ownership interest of any balance remaining in such Construction Account, except that if a Participating Party shall then be in default of its obligations hereunder or under the Amended and Restated Operating Agreement with respect to any Additional Unit, an amount equal to the liability of such defaulting Participating Party on account of such default (or if such amount exceeds such Participating Party’s share of the balance in the Construction Account, its entire share of such balance) shall first be distributed to the non-defaulting Participating Parties in the proportion which their Ownership Interests in the applicable Additional Unit bear to each other.

Section 7.4                                   Payments to be Made During Construction.

(a)                                  After the Effective Date but prior to Commercial Operation of each Additional Unit, the Participating Parties shall be responsible for, and shall pay, the Cost of Construction of each Additional Unit incurred after the Effective Date but prior to Commercial Operation in proportion to their respective Ownership Interests in such Additional Units in accordance with the further provisions of this Section 7.4. All Fuel Costs for each Additional Unit incurred after the Effective Date but prior to Commercial Operation of such Additional Unit shall be paid by the Parties in accordance with the provisions of Section 4.6 hereof and pursuant to the further provisions of this Section 7.4.

(b)                                 The Agent will, on or before the first (1st) day of each month, notify the Participating Parties with respect to each Additional Unit of the nature and amount of the Cost of

Construction and Fuel Costs related to such Additional Unit anticipated to be incurred during the succeeding calendar month, plus or minus any adjustments for such costs incurred in prior months but not previously charged or credited to the Participating Parties. Each Participating Party shall make payment into the applicable Construction Account in immediately available funds, in proportion to its Ownership Interest in the applicable Additional Unit, in accordance with the schedule and invoices determined and delivered to the Participating Parties by the Agent as described in subsections (c) and (d) below.

(c)                                  The Agent will invoice each Participating Party for costs incurred from the Effective Date to the date on which such Participating Party makes its Minimum Binding Percentage Interest election in proportion to such Participating Party’s Initial Percentage Interest. The Agent will invoice each Participating Party for costs incurred after the date of such Participating Party’s Minimum Binding Percentage Interest election to the date of determination of such Participating Party’s Maximum Binding Percentage Interest, in proportion to such Participating Party’s Minimum Binding Percentage Interest. The Agent will invoice each Participating Party for costs incurred after the determination of such Participating Party’s Maximum Binding Percentage Interest, in proportion to such Participating Parties’ Maximum Binding Percentage Interest.

(d)                                 Upon the decrease of a Participating Party’s Initial Percentage Interest in each Additional Unit (per such Participating Party’s Minimum Binding Percentage Interest election) and again upon the determination of the Maximum Binding Percentage Interest of such Participating Party in each Additional Unit, the Agent will reallocate the Costs of Construction and Fuel Costs invoiced with respect to each Additional Unit and submit a true-up invoice to such Participating Party to account for any decrease from such Participating Party’s Initial

Percentage Interest to its Minimum Binding Percentage Interest in such Additional Unit, and for any increase from such Participating Party’s Minimum Binding Percentage Interest to its Maximum Binding Percentage Interest in such Additional Unit, as applicable, including carrying costs calculated in accordance with the applicable formula set forth on Exhibit C (“True-Up Invoices”). If a True-Up Invoice shows amounts due from a Participating Party due to an increase in its Ownership Interest, then such Participating Party shall reimburse the Agent promptly upon receipt of such invoice. If a True-Up Invoice shows amounts owed to a Party or Participating Party due to a decrease from its Initial Percentage Interest to its Minimum Binding Percentage Interest, then such Party or Participating Party will receive a refund promptly after receipt of such invoice.

(e)                                  Each notification made by the Agent of anticipated costs and adjustments pursuant to this Section 7.4 shall be accompanied and adjusted by an accounting of costs incurred, as adjusted, for preceding months. The Agent will provide the Participating Parties with such information as is reasonably required by them in order to account for such payments on their books.

(f)                                    The Participating Parties shall have until the one hundred eightieth (180th) day after (i) the commencement of Commercial Operation of such Additional Unit or (ii) the receipt of an accounting from the Agent of all items of the Cost of Construction of and Fuel Costs for such Additional Unit incurred prior to Commercial Operation thereof, whichever is later, to question or contest the correctness of any such charge or adjustment made to it pursuant to this Section 7.4 in respect of such Additional Unit, after which time the correctness of such charge or adjustment shall be conclusively presumed.

(g)                                 In the event that the Agent obtains any recovery pursuant to Section 638 of the Energy Policy Act of 2005, and to the extent a Participating Party qualifies for such recovery, such recovery will be credited against Cost of Construction for such eligible Participating Party.

Section 7.5                                   Capital Account.

(a)                                  Prior to the Commercial Operation of each Additional Unit, the Agent shall establish a separate account or accounts with respect to each Additional Unit (each such account a “Capital Account” and collectively the “Capital Accounts”). The amounts held in the Capital Accounts, which in the discretion of the Agent may be interest bearing or non-interest bearing, may be physically maintained by the Agent in one or more bank accounts in a bank or banks the deposits in which are insured, subject to applicable limits, by the Federal Deposit Insurance Corporation and which meets or meet all applicable requirements imposed upon depositaries of the Agent. All payments of additional Cost of Construction and Fuel Costs incurred by the Participating Parties with respect to an Additional Unit after Commercial Operation of such Additional Unit (provision for which is made in Section 7.6 hereof) shall be deposited by the Participating Parties in the applicable Capital Account and the Agent shall withdraw and apply funds therefrom only as necessary to pay such additional applicable Cost of Construction and Fuel Costs in accordance with the provisions of Section 7.6 hereof. In the event that during any month the balance in the applicable Capital Account is insufficient to pay such additional applicable Cost of Construction and Fuel Costs required to be paid that month (other than as a result of the non-payment by a Participating Party of an amount due from it pursuant to Section 7.6 hereof), the Agent shall so notify the other Participating Parties, by telephone and promptly confirmed in writing, stating the amount required to be paid by each of them. Each of the Participating Parties shall pay its respective share of such deficit into the applicable Capital Account in immediately available funds not later than on the fifth (5th) banking day after receipt of such notice from the Agent. The Agent shall have no responsibility or liability to make up any such deficit out of its own funds in excess of its proportionate share of such deficit.

(b)                                 Each Participating Party shall own and maintain its Ownership Interest in each applicable Capital Account; provided, however, that the Agent shall have the sole right and authority to make withdrawals from the Capital Accounts; and provided further, that a Participating Party shall not own any Ownership Interest in any amount in any Capital Account in respect of interest paid into such Capital Account by or on behalf of such Participating Party pursuant to the provisions of Section 7.7 hereof, which amount shall be owned in common and credited against payments required to be made into such Capital Account, by the other Participating Parties not then in default in the performance of their obligations under this Agreement in the proportion which their Ownership Interests in the applicable Additional Unit bear to each other.

(c)                                  Upon termination of the Amended and Restated Operating Agreement and settlement of all obligations relating to Cost of Construction and Fuel Costs with respect to each Additional Unit, including all costs incurred in the Decommissioning of each Additional Unit, the Agent shall close the Capital Accounts and distribute to each Participating Party its Ownership Interest of any balance remaining in each Capital Account in which it has an interest, except that if a Participating Party shall then be in default of its obligations under this Agreement, or the Amended and Restated Operating Agreement (as to any Additional Unit), an amount equal to the liability of such defaulting Participating Party on account of such default (or if such amount exceeds such Participating Party’s share of the balance in the applicable Capital

Account, its entire share of such balance) shall first be distributed to the non-defaulting Participating Parties in the proportion which their Ownership Interests in such Additional Unit bear to each other.

Section 7.6                                   Payments to be Made Following Commercial Operation. The Agent will provide the Participating Parties with budget estimates of the Cost of Construction and Fuel Costs to be incurred with respect to each Additional Unit following Commercial Operation of such Additional Unit, in accordance with Sections 4.4 and 4.5 of the Nuclear Managing Board Agreement. In addition, the Agent will, on or before the first (1st) day of each month, commencing on the month immediately preceding the commencement of Commercial Operation of each Additional Unit, notify the Participating Parties of the nature and amount of all additional Cost of Construction anticipated to be incurred during the succeeding calendar month in respect of completions, renewals, additions, replacements, modifications or Decommissioning related to such Additional Unit, and the amount of applicable Fuel Costs anticipated to be incurred during such succeeding calendar month, plus or minus any adjustments for costs incurred in prior months but not previously charged or credited to the Participating Parties under the provisions of Section 7.4 or this Section 7.6 hereof. The Agent will give the Participating Parties as much notice as is reasonably practicable of any major anticipated cost. The Participating Parties shall make payment into the applicable Capital Account in immediately available funds, in proportion to their respective Ownership Interests in such Additional Unit, of such additional Cost of Construction and their respective shares of such Fuel Costs (in accordance with the provisions of Section 4.6 hereof and Section 4.3 of the Amended and Restated Operating Agreement) during such succeeding month in accordance with the schedule determined and delivered to them by the Agent. Each such notification made by the Agent of anticipated costs and adjustments shall be accompanied and adjusted by an accounting of costs incurred and credits, if any, received for preceding months. The Participating Parties shall have until the one hundred eightieth (180th) day after the receipt of such accounting from the Agent for any charge or credit made to it pursuant to this Section to question or contest the correctness of such charge or credit after which time the correctness of such charge or credit shall be conclusively presumed; provided, that such period of time shall be interpreted pursuant to the agreement of the Parties referenced by Section 9.15(i) of the Nuclear Managing Board Agreement. The Agent will provide OPC, MEAG and Dalton with such information as is reasonably required by them in order to account for such payments and for retirements on their books.

Section 7.7                                   Non-Payment. In the event of a failure of a Participating Party to make any payment when due under this Agreement, the rights of the Participating Parties shall be as set forth in this Section 7.7. In addition to the contractual rights set forth in this Section 7.7, the Participating Parties also establish their entitlement to the output of capacity and energy of the Additional Units as expressed in Sections 7.7(b), 7.7(c) and 7.7(e) of this Agreement as covenants running with the land, which shall be binding not only on the Participating Parties but also on the successors in title of the Participating Parties and on any other person acquiring or attempting to perfect or enforce any interest in or other right with respect of the Ownership Interest of any Participating Party who takes with notice of this Agreement or of the co-ownership of the Additional Units by the Participating Parties.

(a)                                  There shall be added to such overdue amount interest from the date such payment was due, compounded monthly until paid, at an annual rate equal to the Prime Rate  (as in effect from time to time) plus five percentage points (5%).

(b)                                 Such non-paying Participating Party shall have no right to any output of capacity or energy of either Additional Unit or to exercise any other right of a Participating Party until all amounts overdue, together with interest at the rate provided in clause (a) of this Section 7.7, have been paid either into the applicable Construction Account, the applicable Capital Account, or to another Participating Party which has paid such overdue amount on behalf of such non-paying Participating Party, as appropriate. Such overdue amounts, together with such interest, shall be paid into the applicable Construction Account or the applicable Capital Account only to the extent that such amounts have not been paid by another Participating Party pursuant to the further provisions of this Section 7.7. Notwithstanding any of the provisions of this Section 7.7, if GPC is the non-paying Participating Party, GPC, as Agent, shall continue the planning, licensing, design, construction, acquisition, completion, startup, commissioning, renewal, addition, replacement, modification and Decommissioning of the Additional Units in accordance with the provisions of this Agreement and the Amended and Restated Operating Agreement, unless it has been removed as agent pursuant to Section 5.3 hereof. Subject to the rights of the Participating Parties pursuant to the further provisions of this Section 7.7 to the output of capacity and energy when making payments on behalf of a non-paying Participating Party, the Agent may sell the output of capacity and energy of the non-paying Participating Party from either or both of the Additional Units, including a sale to another Party, until all amounts due from the non-paying Participating Party, together with interest at the rate provided in clause (a) of this Section 7.7, have been paid into the applicable Construction Account or the applicable Capital Account. Any such sale of output of capacity and energy of the Additional Units shall not relieve the non-paying Participating Party from any liability under this Section 7.7 on account of such non-payment, except that the net proceeds of such sale shall be applied in reduction of the liability of such non-paying Participating Party arising from such non-payment. Any such net proceeds in excess of the amount of such liability of the non-paying Participating Party shall be applied as a credit against future payments due from such non-paying Participating Party under this Agreement.

(c)                                  In the event of a failure of a Participating Party to make any payment when due pursuant to the provisions of this Agreement, any other Participating Party shall have the right, but not the obligation, at any time after notice to all other Participating Parties to make such payment on behalf of the non-paying Participating Party and to be promptly reimbursed in full therefor by such non-paying Participating Party, together with interest at the rate provided in clause (a) of this Section 7.7. In addition, subject to the provisions of clause (d) of this Section 7.7, the entitlement to the output of capacity and energy of the Additional Units of any Participating Party exercising the right to make such overdue payment on behalf of the non-paying Participating Party shall be increased in proportion to the amount of the payment made by such paying Participating Party (pursuant to the further provisions of this Section 7.7(c)), and such paying Participating Party shall be responsible for the payment of the pro rata share of Fuel Costs and of Operating Costs (as defined in the Amended and Restated Operating Agreement) associated with such increased entitlement of output of capacity and energy. The Participating Party making such payments on behalf of the non-paying Participating Party shall be entitled to such increased output of capacity and energy so long as it has not been reimbursed by the non-paying Participating Party in full for all such payments, together with interest at the rate provided in clause (a) of this Section 7.7. In the event two or more Participating Parties shall determine to exercise the aforesaid rights, unless such Participating Parties shall otherwise agree, the respective portions of such overdue payment which each shall have the right to pay, and their respective shares of the output of capacity and energy of the applicable Additional Unit(s) shall be so increased, on a pro rata basis in accordance with the proportion which their Weighted Ownership Interests in the Additional Units bear to each other. Any then remaining output of capacity and energy of the Additional Units of a non-paying Participating Party may be sold by the Agent, including a sale to another Party, until all amounts due from such non-paying Participating Party, together with interest at the rate provided in clause (a) of this Section 7.7, have been paid either into the applicable Construction Account, the applicable Capital Account, or to another Participating Party which has paid such overdue amount on behalf of such non-paying Participating Party, as appropriate. Any such sale of such output of capacity and energy of the Additional Units shall not relieve the non-paying Participating Party from any liability under this Section 7.7 on account of such non-payment, except that the net proceeds of such sale shall be applied in reduction of the liability of such non-paying Participating Party arising from such non-payment. Any such net proceeds in excess of the amount of such liability of the non-paying Participating Party shall be applied as a credit against future payments due from such non-paying Participating Party under this Agreement or the Amended and Restated Operating Agreement, as applicable.

(d)                                 If the failure of a Participating Party to make a payment is in respect of a payment due before Commercial Operation of the applicable Additional Unit, and if any overdue amount, together with interest at the rate provided in clause (a) of this Section 7.7, if required, has not been paid by the non-paying Participating Party for a period of one (1) year or more (even though it may have been paid by another Participating Party on behalf of the non-paying Participating Party), each of the other Participating Parties shall have the right, exercisable by written notice to all other Participating Parties, which right may not be defeated by any offer or tender made in an attempt to cure the default during the ninety (90) days immediately succeeding such one (1) year period (but may be cured thereafter if the Participating Parties have not exercised their rights under this Section 7.7(d)), to exercise, any one or more of the following options in the proportion which their Weighted Ownership Interests in the Additional Units bear to each other, unless such Participating Parties agree to a different proportion:

(i)            Purchase free of any encumbrances the non-paying Participating Party’s Ownership Interest in the applicable Additional Unit(s) by paying to the non-paying Participating Party its cost as of the date of default and by paying the aggregate of any amounts unpaid by the non-paying Participating Party as of the Effective Date either into the applicable Construction Account or to a Participating Party (including itself) which has paid such aggregate overdue amount on behalf of such non-paying Participating Party, as appropriate, all subject to applicable regulatory approvals and the non-paying Party’s ability to receive a release from any encumbrance upon its Ownership Interest. Thereafter, the purchasing Participating Party or Parties shall be entitled to all the selling Participating Party’s rights and be responsible for the performance of all the selling Participating Party’s obligations hereunder (except the obligation to pay interest owed pursuant to Section 7.7(a)) and under the Amended and Restated Operating Agreement relating to the applicable Additional Unit(s) (including without limitation the payment of the applicable Cost of Construction, Fuel Costs and Operating Costs). The selling Party shall thereupon be relieved from such obligations (except the obligation to pay interest owed pursuant to Section 7.7(a)) and any other obligations to third parties incidental thereto, which shall be assumed by the purchasing Participating Party or Parties, and the other Participating Parties shall look solely to the purchasing Participating Party or Parties for the performance of such obligations.

(ii)                                  Purchase, from time to time, free of any encumbrances, a fractional part of the non-paying Participating Party’s Ownership Interest in the applicable Additional Unit(s), which shall be designated by the purchasing Participating Party or Parties, by paying to the non-paying Participating Party its cost of such fractional interest as of the date of default and by paying the aggregate of any amounts unpaid by the non-paying Participating Party with respect to such fractional interest as of the Effective Date either into the applicable Construction Account or to a Participating Party (including itself) which has paid such aggregate overdue amount on behalf of such non-paying Participating Party, as appropriate, all subject to applicable regulatory approvals and the non-paying Participating Party’s ability to receive a release from any encumbrance upon the ownership interest being conveyed. Thereafter, the purchasing Participating Party or Parties shall be entitled to all the selling Participating Party’s rights and be responsible for performance of all the selling Participating Party’s obligations hereunder (except the obligation to pay interest owed pursuant to Section 7.7(a)) and under the Amended and Restated Operating Agreement relating to such fractional interest (including without limitation the payment of the applicable Cost of Construction, Fuel Costs and Operating Costs applicable to the fractional interest so purchased). The selling Participating Party shall thereupon be relieved from such obligations (except the obligation to pay interest owed pursuant to Section 7.7(a)) and any other obligations to third parties incidental thereto, which shall be assumed by the purchasing Participating Party or Parties, and the other Participating Parties shall look solely to the purchasing Participating Party or Parties for the performance of such obligations. The selling Participating Party shall not by the completion of any such transaction be relieved of its obligations under this Agreement except as in this Section 7.7(d)(ii) specifically set forth herein. In addition, to the extent permitted by regulatory authorities and its other contractual obligations, the selling Participating Party shall be obligated to use the funds it receives from the completion of any such transaction to make payments toward the amounts, if any, then due from it under this Agreement and shall, in furtherance of the carrying out of such obligation, use its best efforts to request and obtain from any person holding an encumbrance on its Ownership Interest in the applicable Additional Unit(s) any funds on deposit with such person attributable to the completion of any such transaction

(iii)                               Subject to applicable regulatory approvals, invest from time to time additional funds in the applicable Additional Unit(s) and have the respective Ownership Interests of all the Participating Parties in the applicable Additional Unit(s) adjusted from time to time so that their respective Ownership Interests in the applicable Additional Unit(s) will be the same as that which their respective aggregate payments of the Cost of Construction of the applicable Additional Unit(s) bears to the total Cost of Construction of the applicable Additional Unit(s) as of the date of the adjustment. The non-paying Participating Party shall convey by general warranty deed and other appropriate instruments such portion of its Ownership Interest as is required to effect such adjustment, subject only to any then existing first mortgage or deed to secure debt on its interest and shall use its best efforts to obtain releases from such encumbrances of the portion of its Ownership Interest being transferred to accomplish the adjustment. The grantee or grantees under such deed and instruments shall agree to assume and undertake the performance of all the obligations of the grantor relating to the applicable Additional Unit(s) under any mortgage or security deed to which the property conveyed is subject, other than the payment of interest or principal on any debt.

(e)                                  Subject to any required regulatory approvals, any other Participating Party shall have the right, but not the obligation, at any time after notice to all other Participating

Parties to make a loan directly to the non-paying Participating Party, and to receive adequate security therefor. Such loans shall bear a reasonable rate of interest. The Participating Party making such a loan may receive, at its option, an appropriate portion of the output of capacity and energy of the Additional Units to which the non-paying Participating Party is otherwise entitled at a cost reflecting the interest rate charged on such loan. In the event two or more Participating Parties shall determine to exercise the aforesaid rights, unless such Participating Parties shall otherwise agree, the money shall be advanced, and their respective security interests shall be received, on a pro-rata basis in accordance with the proportion which their Weighted Ownership Interests in the Additional Units bear to each other. GPC further agrees that if it should be a non-paying Participating Party, it will, if so requested, use its best efforts to permit said loan to be made in the form of a purchase by the other Participating Party or Parties of its first priority bonds, which shall bear interest at the lowest rate, and be for the shortest term, as that provided in any of the bonds which were offered and sold in the last public sale of its bonds. To that end, GPC shall take all action and execute, and file where appropriate, all legal documents which shall be reasonably requested by the Participating Party or Parties seeking to make the loan for the purpose of causing additional bonds to be issued, which bonds may be purchased by the other Participating Party or Parties. The Participating Parties agree to take all action and execute, and file where appropriate, all legal documents reasonably requested by the other Participating Parties to complete the transactions contemplated by the foregoing provisions.

(f)                                    In addition to all other rights of the Participating Parties pursuant to the foregoing provisions of this Section 7.7, the other Participating Parties shall have the right, but not the obligation, to make any payment of interest or principal due and owing from any Participating Party in respect of the financing of such Participating Party’s obligations hereunder, which such Participating Party fails to make when due, and in each such case to be promptly reimbursed in full therefor by such Participating Party, together with interest at the rate provided in clause (a) of this Section 7.7. Payments necessary to be made to obtain a release contemplated by Section 7.7(d) from any encumbrances on a Participating Party’s Ownership Interest in the applicable Additional Unit(s) may also be made by the non-defaulting Participating Party or Participating Parties and such Participating Parties shall be reimbursed as provided above.

(g)                                 Any selling Participating Party pursuant to the provisions of Section 7.7(d)(i) or (ii) shall take all action and execute, and file where appropriate, all legal documents which shall be reasonably requested by the purchasing Participating Party or Parties to complete the transaction of purchase and sale, including without limiting the generality of the foregoing, using its best efforts to obtain a release of the Ownership Interest being conveyed from any mortgage, deed to secure debt or other encumbrance on such interest and to obtain the approval of the transaction by any regulatory or other authority the approval of which is required. In addition, any Participating Party in default in making payments under this Agreement shall use its best efforts to take any and all such further action and execute, and file where appropriate, any and all such further legal documents and papers as may be reasonably requested by a Participating Party not in default which would have the purpose of facilitating the carrying out of this Agreement or otherwise effectuating its purpose, which shall include, but not be limited to, action to seek any required regulatory or other approval or to obtain any other required consent, release, funds on deposit or amendment or other legal document. The Participating Parties further agree not to take any action, or otherwise consent to any agreement or amendment to any agreement, which would expressly prohibit, or the purpose of which is to make illegal or to hinder or prevent, the taking of any action contemplated by this Agreement in the event of a default by a Participating Party.

(h)                                 In the event OPC fails to make any payment when due under this Agreement, the Agent will give prompt written notice of such default to the Rural Utilities Service in substantially the form of the notice attached hereto as Exhibit D, provided that inadvertent failure to provide such notice shall not be deemed a breach by the Agent of its obligations hereunder.

(i)                                     In the event the Agent undertakes to sell any of the output of capacity and energy of a non-paying Participating Party from either of the Additional Units pursuant to Section 7.7(b) or 7.7(c), the Agent will use reasonable efforts to make any such sale on commercially reasonable terms, taking into account the facts and circumstances existing at the time of such sale. The maximum term of any such sale shall be a period of time reasonably determined by the Agent after consultation with the non-paying Participating Party; provided that, for the first one hundred and twenty (120) days after the Agent undertakes to make such sales, the maximum term of any such sale shall be one (1) month.

Section 7.8                                   Cost Audits. In addition to the right to conduct management audits pursuant to Section 5.6 hereof, each Participating Party shall have the right to conduct, at its own expense, audits of the Cost of Construction, Fuel Costs and any other costs charged to and paid by such Participating Party pursuant to this Agreement. To enable each Participating Party to conduct such audits, the Agent will provide, during normal business hours and subject to conditions consistent with the conduct by the Agent of its responsibilities, any Participating Party, its officers, employees, agents or representatives (including without limitation any auditor utilized by such Participating Party, or any nationally recognized accounting firm designated by such Participating Party or by the Administrator of the Rural Utilities Service), with access to books, records, contracts and other documents of the Agent related to its performance (including, without limitation, all agreements between the Agent and any of its Affiliates, and any amendments) and any contracts entered into by the Agent on behalf of the Participating Parties, and, upon such Participating Party’s reasonable request, copies thereof, which set forth (a) costs applicable to Cost of Construction, Fuel Costs and other costs for each Additional Unit to the extent necessary to enable the auditors of such Participating Party to verify that the costs have been properly billed to the Agent or to such Participating Party pursuant to the provisions of applicable agreements, and (b) matters relating to the planning, licensing, design, construction, acquisition, completion, startup, commissioning, renewal, addition, replacement, modification and Decommissioning of either Additional Unit in proceedings before any governmental authority having jurisdiction.

Section 7.9                                   Billing Disputes.

(a)                                  No payment made pursuant to the provisions of this Agreement shall constitute a waiver of any right of the Participating Parties to question or contest the correctness of any charge or credit by the Agent, subject to the time periods provided herein. Unless otherwise mutually agreed to by the disputing Participating Party and the Agent, any dispute, controversy or claim arising out of, under, or relating to this Article 7 (a “Billing Dispute”), shall be negotiated in good faith in accordance with the provisions of this Section 7.9. The disputing Participating Party shall first submit the Billing Dispute to the Accounting Services Committee. If, after thirty (30) days (or any time earlier if the disputing Participating Party or the Agent wishes to have the Nuclear Managing Board consider the issue) such discussions are unsuccessful, then the Billing Dispute will be submitted to the Nuclear Managing Board for resolution through discussions among the members of the Nuclear Managing Board. If, after thirty (30) days (or any time earlier if the disputing Participating Party or the Agent wishes to have the CEOs consider the issue) such Nuclear Managing Board discussions are unsuccessful, then the chief executive officers (the “CEOs”) of the Participating Parties and the Agent shall consider the issue.

(i)                                     The process of “good-faith negotiations” requires that the disputing Participating Party and the Agent set out in writing to the other its reason(s) for adopting a specific conclusion or for selecting a particular course of action, together with the subordinate facts supporting such conclusion or course of action.

(ii)                                  The good faith negotiation process shall also include at least two meetings of the CEOs. Unless otherwise mutually agreed, the first meeting shall take place within ten (10) calendar days after the Nuclear Managing Board has failed to resolve the Billing Dispute. Unless otherwise mutually agreed, the second meeting shall take place no more than ten (10) calendar days later. In the event the CEO for the Agent refuses to attend a negotiation meeting of the CEOs, then the disputing Participating Party may proceed immediately to litigation concerning the Billing Dispute.

(iii)                               In the event the disputing Participating Party and the Agent remain unsuccessful in resolving a Billing Dispute for a period of eighty (80) days after the initiation of the good faith negotiation process, then either of them may proceed immediately to litigation concerning the Billing Dispute.

(b)                                 Each Participating Party and the Agent hereby agree that all statements made in the course of dispute resolution, as contemplated in Section 7.9(a), shall be confidential and shall not be disclosed to or shared with any third parties (other than counsel and any other person whose presence is necessary to facilitate the dispute resolution process). Each Participating Party and the Agent agree and acknowledge that no statements made in or evidence specifically prepared for dispute resolution under Section 7.9 shall be admissible for any purpose in any subsequent litigation.

Section 7.10                            Right of Lenders to Make Payments. The Agent and the Participating Parties acknowledge that one or more of the Participating Parties anticipate financing their respective Ownership Interests in the Additional Units by borrowing money from one or more third party lenders. The Agent and the Participating Parties agree that any such lender shall be entitled (but will not be obligated) to make payments (including any interest owed as provided in Section 7.7(a)) directly to the Agent or to any other Participating Party with respect to amounts owed by its borrower under this Agreement, and any such payments shall be credited by the recipient to the account of the Participating Party on whose behalf the payment was made and shall be treated as a payment made directly by such Participating Party.

ARTICLE VIII

CERTAIN ADDITIONAL AGREEMENTS

The Participating Parties hereby covenant and agree as follows:

Section 8.1                                   No Adverse Distinction. Notwithstanding any other provision of this Agreement, in discharging their respective responsibilities pursuant to this Agreement, neither the Agent, as agent or as a Participating Party, nor any of the other Participating Parties shall make any adverse distinction between either or both of the Additional Units and any other generating unit (including an Additional Unit) in which it has an interest because of its co-ownership of such Additional Unit(s) with the other Participating Parties.

Section 8.2                                   Remedies.

(a)                                  Except as limited by Sections 4.2(d) and 5.3 of this Agreement, a Participating Party or Participating Parties may take any action, in law or equity, to enforce this Agreement and to recover for any loss or damage (including consequential damages), including attorneys’ fees and collection costs, incurred by reason of any breach of this Agreement or default under this Agreement.

(b)                                 Without limiting the generality of the foregoing:

(i)                                     the Agent or any non-defaulting Participating Party shall have the right at any time, and from time to time to sue a non-paying Participating Party to recover any amount paid by such Participating Party or enforce payment of any and all amounts (together with interest and attorneys’ fees, if applicable) which a non-paying Participating Party is obligated by this Agreement to pay but has not paid and/or to recover any increased costs incurred by the Agent or the non-defaulting Participating Party as a consequence of the failure of another Participating Party to make payments for which it is obligated under the term of this Agreement;

(ii)                                  any non-defaulting Participating Party shall have the right at any time, and from time to time to set off against amounts owed other than under this Agreement by a non-defaulting Participating Party to a Participating Party in default any amounts due such non-defaulting Participating Party from the defaulting Participating Party under the terms of this Agreement;

(iii)                               any Participating Party shall have the right at any time and from time to time to seek a declaratory judgment with respect to rights and obligations of the Parties under Section 7.7 of this Agreement and under the terms of the deed executed pursuant to Section 4.9(a) of this Agreement; and

(iv)                              any Participating Party shall have the right at any time, and from time to time to sue for an accounting among the other Parties so long as such accounting is in aid of the exercise of any other right of a Participating Party under Section 7.7.

(v)                                 Each Participating Party acknowledges, understands and agrees that a breach of the requirements on the part of any Participating Party, including the Agent, to provide information to another Participating Party or Participating Parties, including those obligations contained in Sections 5.6, 5.7 and 7.8 and Article VI, will result in irreparable damage and harm to the non-breaching Participating Party and that the non-breaching Participating Party will not have an adequate remedy at law in the event of any such breach. Each Participating Party, therefore, agrees that in the event of a breach or threatened breach of any such requirements, the non-breaching Participating Party may at its election and in any court of competent jurisdiction: (a) obtain specific performance by the breaching Participating Party of such requirements to provide information; (b) obtain temporary, preliminary and permanent injunctive relief to prevent noncompliance with or breaches of such requirements to provide information; or (c) pursue any one or more of the foregoing or any other remedy available to it. Each Participating Party hereby waives any requirement that a non-breaching Participating Party post any bond or other security in connection with the enforcement of such requirements to provide information. In the event that any action should be brought to enforce the provisions of such requirements to provide information, no Participating Party will allege, and each Participating Party hereby waives, the defense or counterclaim that there is an adequate remedy at law.

(c)                                  A non-breaching Participating Party will not, by seeking or obtaining any particular relief, be deemed to have precluded itself from obtaining any other relief to which it may be entitled, including enforcing any remedies or seeking any relief as provided under Section 7.7.

(d)                                 No delay or failure to exercise any right or remedy herein provided shall impair the right to exercise any such right or remedy or be construed to be a waiver of such right or remedy or of any default by a party, including enforcing any remedies or seeking any relief as provided under Section 7.7.

Section 8.3                                   Cooperation. The Participating Parties and the Agent will cooperate with each other in all activities relating to either or both of the Additional Units, including the filing of applications for authorizations, permits or licenses and the execution of such other documents as may be reasonably necessary to carry out the provisions of this Agreement. Without the Agent’s written consent, no Party (other than a Party that is the Agent) shall incur any obligation which would or could obligate the Agent to any third party.

Section 8.4                                   Approvals. The Participating Parties and the Agent shall use their best efforts to obtain as quickly as possible all requisite judicial, governmental, regulatory and vendor approvals of the consummation of the transactions contemplated hereby.

Section 8.5                                   Preservation of Ecology. The Agent shall acquire, construct and complete the Additional Units pursuant to this Agreement in such a manner as to maximize preservation of beauty, conservation of natural resources and minimize marring and scarring of the landscape and silting of streams. The Agent in the performance of such work shall use its reasonable best efforts not to deposit trash in streams or waterways, and not to deposit herbicides or other chemicals or their containers in or near streams or waterways or pastures.

Section 8.6                                   Safety. In the acquisition, construction and completion of the Additional Units pursuant to this Agreement, the Agent shall at all times take all reasonable precautions for the safety of employees on the work and of the public, and shall comply with all applicable provisions of federal, state, and municipal safety laws and building and construction codes, including without limitation, all regulations of the Occupational Safety and Health Administration.

Section 8.7                                   Buy America.

(a)                                  Notwithstanding anything to the contrary herein contained, the Agent agrees that, upon request of OPC or the Administrator of the Rural Utilities Service, it shall provide OPC and the Administrator with such information, documents and certificates as may be requested with respect to any unmanufactured or manufactured articles, material and supplies acquired or to be acquired in connection with construction of any Additional Unit in which OPC has an Ownership Interest. The Agent agrees that, in the performance of this Agreement, it shall furnish or use or cause to be furnished or used only such unmanufactured articles, materials and supplies as have been mined or produced in the United States or any “eligible country” (as hereinafter defined), and only such manufactured articles, materials and supplies as have been manufactured in the United States or any eligible country substantially all from articles, materials or supplies mined, produced, or manufactured as the case may be, in the United States or any eligible country; provided, that other articles, materials and supplies may be used to the extent the Administrator shall expressly in writing authorize such use pursuant to the Rural Electrification Act of 1936. “Eligible country” shall mean any country that applies with respect to the United States an agreement ensuring reciprocal access for United States products and services and United States suppliers to the markets of that country, as determined by the United States Trade Representative.

(b)                                 OPC agrees to be responsible for any and all additional Cost of Construction and Fuel Costs resulting from the use of such articles, materials and supplies as may be required by OPC or the Administrator pursuant to this section and which would not otherwise have been used in the construction, acquisition and completion of the applicable Additional Unit and the applicable Related Facilities and for any other costs allocated from the Common Facilities or otherwise.

Section 8.8                                   Compliance with Laws. In the acquisition, construction and completion of the Additional Units pursuant to this Agreement, the Agent shall comply with all applicable statutes, ordinances, rules, and regulations pertaining to the work. The Agent acknowledges that it is familiar with the Rural Electrification Act of 1936, as amended, the Anti Kick-Back Act of 1986 (41 U.S.C. 51 et seq.) and regulations issued pursuant thereto, and 18 U.S.C. §§ 286, 287, 641, 661, 874, 1001, and 1366, as amended. The Agent understands that the obligations of the Parties hereunder are subject to the applicable regulations and orders of governmental agencies having jurisdiction in the premises.

Section 8.9                                   Equal Opportunity Clause. During the term of this Agreement, the Agent agrees as follows:

(a)                                  The Agent will not discriminate against any employee or applicant for employment because of race, color, religion, sex, age or national origin. The Agent will take affirmative action to ensure that applicants are employed, and that employees are treated during employment without regard to their race, color, religion, sex, or national origin. Such action shall include, but not be limited to, the following:  Employment, upgrading, demotion or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. The Agent agrees to post in conspicuous places, available to employees and applicants for employment, notices to be provided setting forth the provisions of this Equal Opportunity Clause.

(b)                                 The Agent will, in all solicitations or advertisements for employees placed by or on behalf of the Agent, state that all qualified applicants will receive consideration for employment without regard to race, color, religion, sex, age or national origin. The Agent will send to each labor union or representative of workers with which it has a collective bargaining agreement or other contract or understanding, a notice to be provided advising the said labor union or workers’ representative of the Agent’s commitments under this Section 8.9, and shall post copies of the notice in conspicuous places available to employees and applicants for employment.

(c)                                  The Agent will comply with all provisions of Executive Order 11246 of September 24, 1965, and with the rules, regulations and relevant orders of the Secretary of Labor.

(d)                                 The Agent will furnish all information and reports required by Executive Order 11246 of September 24, 1965, and by rules, regulations and relevant orders of the Secretary of Labor, or pursuant thereto, and will permit access to its books, records and accounts by the administering agency and the Secretary of Labor for purposes of investigation to ascertain compliance with such rules, regulations and orders.

(e)                                  In the event of the Agent’s noncompliance with this Section 8.9 or with any of the said rules, regulations or orders, this Agreement may be cancelled, terminated or suspended in whole or in part and the Agent may be declared ineligible for further government contracts or federally assisted construction contracts in accordance with procedures authorized in Executive Order 11246 of September 24, 1965, and such other sanctions may be imposed and remedies invoked as provided in Executive Order 11246 of September 24, 1965, or by rule, regulation or order of the Secretary of Labor, or as otherwise provided by law.

(f)                                    The Agent will include this Equal Opportunity Clause and the No Segregation Clause set forth in Section 8.10 in every subcontract or purchase order unless exempted by the rules, regulations or order of the Secretary of Labor issued pursuant to Section 204 of Executive Order 11246 of September 24, 1965, so that such provisions will be binding upon each subcontractor or vendor. The Agent will take such action with respect to any subcontract or purchase order as the administering agency may direct as a means of enforcing such provisions, including sanctions for noncompliance; provided, however, that in the event the Agent becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of such direction by the administering agency, the Agent may request the United States to enter into such litigation to protect the interests of the United States.

Section 8.10                            No Segregation. The Agent certifies that it does not maintain or provide for its employees any segregated facilities at any of its establishments, and that it does not permit its employees to perform their services at any location, under its control, where segregated facilities are maintained. The Agent certifies further that it will not maintain or provide for its employees any segregated facilities at any of its establishments, and that it will not permit its employees to perform their services at any location, under its control, where segregated facilities are maintained. The Agent agrees that a breach of this certification is a violation of the Equal Opportunity Clause in this Agreement. As used in this certification, the term “segregated facilities” means any waiting rooms, work areas, restrooms and washrooms, restaurants and other eating areas, timeclocks, locker rooms and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation, and housing facilities provided for employees which are segregated by explicit directive or are in fact segregated on the basis of race, color, religion, or national origin, because of habit, local custom, or otherwise. The Agent agrees that (except where it has obtained identical certifications from proposed subcontractors for specific time periods) it will obtain identical certifications from proposed subcontractors prior to the award of subcontracts exceeding $10,000 which are not exempt from the provisions of the Equal Opportunity Clause, and that it will retain such certification in its files.

Section 8.11                            Debarment and Suspension. The Agent represents and warrants that neither it nor any of its “principals” (as defined in 7 C.F.R. Part 3017) is presently debarred, suspended, proposed for debarment, voluntarily excluded or declared ineligible by any Federal department or agency from participation in any “covered transaction” (as defined in 7 C.F.R. Part 3017). The Agent agrees to comply with Subpart C [Responsibilities of Participants Regarding Transactions] of 7 C.F.R. Part 3017 in connection with the planning, design, licensing, acquisition, construction, completion, startup, commissioning, renewal, addition, replacement, modification and Decommissioning of each Additional Unit. The Agent further agrees to cause each party performing services or providing goods (i) which relate to the planning, design, licensing, acquisition, construction, completion, startup, commissioning, renewal, addition, replacement, modification and Decommissioning of either Additional Unit or future capital improvements related thereto and (ii) the payments for which are expected to equal or exceed $25,000 (or such other amount as is specified from time to time in 7 C.F.R. § 3017.220), to provide a representation and warranty and agreement substantially identical to the representation and warranty and agreement in the first two sentences of this Section 8.11.

Section 8.12                            Plant Access and Safety Conscious Work Environment.

(a)  The Agent has all requisite authority to implement such site access control and security requirements as the NRC may impose, including but not limited to the ability to exclude, or remove, persons, equipment, vehicles and materials from the Identified Sites. Personnel who enter the “Owner Controlled Area” of the Identified Sites must comply with background check, fingerprinting and fitness-for-duty policies and procedures as implemented by the Agent, including for unescorted access to the protected area of the Identified Sites, screening in accordance with the requirements of Title 10 Code of Federal Regulations Part 73 and Plant Vogtle’s Fitness-for-Duty program in accordance with Title 10 Code of Federal Regulations Part 26, as such Parts may be amended or superseded. Except as expressly required by applicable law or regulation, the Agent’s implementation of the requirements described in this Section 8.12(a) shall not impair the access and information rights of the Participating Parties provided under this Agreement, the Amended and Restated Operating Agreement and the Nuclear Managing Board Agreement.

(b)                                 As a condition for access to the Identified Sites or for engaging in activities within the jurisdiction of the NRC, each employee of a Participating Party shall, at all times, comply with Section 211 of the federal Energy Reorganization Act of 1974 (“ERA”) which prohibits discrimination against an employee for engaging in certain “protected activities” and the NRC’s implementing regulation 10 C.F.R. § 50.7. A Participating Party shall immediately notify the Agent’s representative, in writing (as specified in Section 9.4), of any allegation of unlawful discrimination in employment filed by an employee of the Participating Party with a federal, state or county court or governmental authority in connection with activities at the Identified Sites. Such allegations would include any complaint under Section 211 of the

ERA filed with the Department of Labor or any federal agency. No Participating Party as a condition of employment, by agreement affecting employment, or otherwise shall prohibit, restrict, or discourage an employee, or former employee, from providing the NRC, either directly or indirectly, with information related to, or alleged to relate to, potential violations of NRC requirements or to unsafe conditions at the Identified Sites.

(c)                                  Each Participating Party shall comply with the reasonable requests of the Agent to assure that its employees are continuously aware of conditions potentially adverse to safety or public health, and its employees having access to the Identified Sites or activities regulated by the NRC feel free to raise safety concerns to Plant Vogtle management, into Plant Vogtle’s problem identification and resolution program, to Plant Vogtle’s worker concerns program or to governmental authorities, and to assure a work environment that encourages employees to openly communicate and report deficiencies or conditions adverse to safety.

ARTICLE IX

MISCELLANEOUS

Section 9.1                                   No Delay. No disagreement or dispute of any kind between or among any of the Parties concerning any matter, including without limitation, the amount of any payment due hereunder or the correctness of any charge made hereunder, shall permit any Party to delay or withhold any payment pursuant to this Agreement.

Section 9.2                                   Further Assurances. From time to time after the Effective Date, the Parties will execute such instruments of conveyance and other documents, upon the request of another Party, as may be necessary or appropriate, to carry out the intent of this Agreement.

Section 9.3                                   Governing Law. The validity, interpretation, and performance of this Agreement and each of its provisions shall be governed by the laws of the State of Georgia.

Section 9.4                                   Notice. Except as otherwise provided in Sections 5.7, 7.3 and 7.5 hereof, any notice, request, consent or other communication permitted or required by this Agreement (including any offer or acceptance pursuant to Section 4.3 hereof) shall (a) be made in writing signed by the party making it; (b) specify the Section to which it relates; (c) be delivered (i) in person, (ii) by a nationally recognized next business day delivery service electing, and being timely delivered to such service for, next business day delivery, or (iii) by fax and with a confirming copy sent by a nationally recognized next business day delivery service electing, and being timely delivered to such service for, next business day delivery; (d) unless given in person, be given to the address specified below; and (e) be deemed given or received (i) if delivered in person, on the date of personal delivery, (ii) if sent by a nationally recognized next business day delivery service electing, and being timely delivered to such service for, next business day delivery, on the first business day after so sent, or (iii) if sent by fax with a copy sent by a nationally recognized business day delivery service electing, and being timely delivered to such service for, next business day delivery, on the first business day after so sent. The party giving the notice or other communication will pay all delivery costs. The addresses and the requirements for copies are as follows:

If to GPC:

Georgia Power Company

241 Ralph McGill Boulevard

Atlanta, Georgia 30308

Facsimile No.: 404-506-7985

Attention:  President

If to OPC:

Oglethorpe Power Corporation

2100 East Exchange Place

Tucker, Georgia 30084-5336

Facsimile No.: 770-270-7872

Attention: President and CEO

If to MEAG:

Municipal Electric Authority of Georgia
1470 Riveredge Pkwy, NW

Atlanta, Georgia 30328-4686

Facsimile No.: 770-661-2812

Attention:  President and CEO

If to Dalton:

The City of Dalton, Georgia

1200 V.D. Parrott, Jr. Parkway

Dalton, Georgia 30721

Facsimile No.: 706-278-7230

Attention:  CEO

unless a different officer or address shall have been designated by the respective Party by notice in writing pursuant to the provisions of this Section 9.4.

Section 9.5                                   No Partnership. Notwithstanding any provision of this Agreement, the Parties do not intend to create hereby any joint venture, partnership, association taxable as a corporation, or other entity for the conduct of any business for profit, and contemplate seeking a ruling of the Internal Revenue Service that this Agreement has no such effect. The Parties agree timely to take all voluntary action as may be necessary to be excluded from treatment as a partnership under the Internal Revenue Code of 1986, as amended, and, if it should appear that one or more changes to this Agreement would be required in order to obtain the ruling referred to above, the Parties agree to negotiate promptly in good faith with respect to such changes.

Section 9.6                                   Time of Essence. Time is of the essence of this Agreement.

Section 9.7                                   Amendments. This Agreement may be amended by and only by a written instrument duly executed by each of the Parties hereto.

Section 9.8                                   Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon each of the Parties and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended, to confer upon any other person any rights or remedies hereunder.

Section 9.9                                   Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Section 9.10                            Several Agreements. Notwithstanding anything to the contrary set forth herein, the agreements and obligations of the Parties set forth in this Agreement shall be the several, and not joint, agreements and obligations of the Parties.

Section 9.11                            Computation of Ownership Interest. Notwithstanding any other provision of this Agreement whenever, pursuant to any provision of this Agreement, any action is required to be agreed to or taken by Parties hereunder, (i) only those Parties not in default in the payment of any amounts (together with interest, if appropriate) required under any provisions of this Agreement or the Amended and Restated Operating Agreement at the time such action is to be agreed to or taken shall have the right to participate in such agreement or the taking of such action and (ii) the computation of the aggregate percentage Ownership Interest in the applicable Additional Units owned by Participating Parties agreeing to or taking any such action shall be based solely upon the Ownership Interests in the applicable Additional Units owned by Participating Parties not so in default.

Section 9.12                            Confidentiality.

(a)                                  The Parties recognize that there are, or may be in the future, certain contracts, records, drawings, data or other documents or information relating to the planning, design, licensing, acquisition, construction, completion, startup, commissioning, renewal, addition, replacement, modification or Decommissioning of the Additional Units, which is labeled by the Party providing such information as proprietary, confidential or privileged (the “Confidential Information”), and, in some cases, is subject to a contractual obligation to another person which requires that such information not be disclosed without the express approval of such other person. Information provided orally shall be deemed “Confidential Information” if the disclosing Party states that such information is confidential at the time of such disclosure and, within ten (10) days thereafter, provides the receiving Party written confirmation of the confidential nature of the information so disclosed.

(b)                                 Each of the Parties agrees, notwithstanding any other provision of this Agreement, that it shall use any Confidential Information only in the exercise of its respective rights and obligations hereunder, and that any Confidential Information which is disclosed to it shall not be disclosed other than as permitted under this Section 9.12 to any other entity or to any person who is not an officer, director, employee or attorney, respectively, of the Party; provided, however, that the respective lessors, mortgagees and security deed holders, including prospective lessors, mortgagees or security deed holders, of any of the Participating Parties and any credit rating agencies and other financing entities that need to know such information in connection with the financing of a Participating Party’s Ownership Interest shall be entitled to examine (but not to copy) at the offices of the Agent or the Participating Party whose lessor, mortgagee or security deed holder or any such credit rating agency or financing entity desires to examine such information, any Confidential Information; and provided further, however, that the Parties may disclose any such information as required by any governmental or regulatory authority (including the Rural Utilities Service) having jurisdiction or as necessary to comply with legal requirements.

(c)                                  Each of the Parties agrees to take all reasonable steps to protect the proprietary, privileged or confidential nature of all Confidential Information furnished to it, including, without limitation: (i) limiting access to and disclosure of such Confidential Information only to: (A) its officers, directors, employees or attorneys who have a need for access to such Confidential Information reasonably related to the exercise of any rights of the Parties hereunder, (B) the respective lessors, mortgagees and security deed holders, including prospective lessors, mortgagees and security deed holders, and credit rating agencies and financing parties, of the Participating Parties only as permitted by the provisions of Section 9.12(b), and (C) to those persons to which access is required by any governmental or regulatory authority or as necessary in order to comply with legal requirements; and (ii) ensuring that those persons receiving any such Confidential Information understand the proprietary, confidential or privileged nature of such Confidential Information.

(d)                                 In the event that a Party considers it necessary or desirable to disclose or provide copies or summaries of or access to any Confidential Information to any person not its employee, director, officer or attorney, and such disclosure is not otherwise permitted by this Section 9.12 and such disclosure is to a contractor, agent, representative or consultant of such Party which reasonably requires such Confidential Information to assist the Party in the exercise of its rights as a Party or to perform its responsibilities with regard to the planning, design, licensing, acquisition, construction, completion, startup, commissioning, renewal, addition, replacement, modification or Decommissioning of the Additional Units, then the Party may provide such information to such person only when such person shall have signed an agreement obligating such person to: (i) safeguard the confidentiality of such Confidential Information; (ii) use such Confidential Information only for the purpose of executing its responsibilities regarding the Additional Units; and (iii) return or destroy all copies of any documents containing such Confidential Information upon the completion of its responsibilities. The Party shall advise the person or persons designated by the Party originally furnishing such Confidential Information, by telephone or otherwise, of the Confidential Information to be disclosed and shall provide such furnishing Party a copy of each such executed confidentiality agreement within ten (10) days of execution, together with a list of all documents provided by the Party containing Confidential Information which have been given to such person, which such Party shall update each time additional documents are provided to such person.

(e)                                  The obligations of the Parties pursuant to the provisions of this Section 9.12 shall survive the termination of this Agreement and continue to bind the Parties, in the case of Confidential Information which is not a trade secret, for a period of five years following the termination of this Agreement, and, in the case of trade secrets, for so long as they remain trade secrets.

(f)                                    The restrictions of this Section 9.12 shall be in addition to any restrictions imposed by law upon the Participants in the absence of contract.

Section 9.13                            Termination of Participation. If at any time during the term of this Agreement a Party no longer has any Ownership Interest in any Additional Unit and therefore is no longer a Participating Party hereunder, such Party shall no longer be a Party under this Agreement, except for purposes of Section 9.12 regarding a Party’s obligations with respect to

Confidential Information and Section 4.9 respecting such Party’s obligation to convey certain property interests to the Participating Parties and other provisions implementing the Parties’ intentions pursuant to the Development Agreement.

IN WITNESS WHEREOF the undersigned parties hereto have duly executed this Agreement in Atlanta, Georgia, on the date first above written.

Signed, sealed and delivered in the presence of:	GEORGIA POWER COMPANY
	By:	/s/ Michael D. Garrett
/s/ Cofield Widner	Name: Michael D. Garrett
Witness	Its: President and CEO
/s/ Kim N. Kimball
Notary Public	Attest:	/s/ Daniel Lowery
My Commission expires:	Its: Secretary
Notarial Seal	(CORPORATE SEAL)

Signed, sealed and delivered in the presence of:	OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP
CORPORATION)
/s/ Michael W. Price
Witness	By:	/s/ Thomas A. Smith
Name: Thomas A. Smith
/s/ Sharon H. Wright	Its: President and Chief Executive Officer
Notary Public
My Commission expires: October 14, 2007	Attest:	/s/ Patricia N. Nash
Notarial Seal	Its: Secretary
(CORPORATE SEAL)

Signed, sealed and delivered in the presence of:	MUNICIPAL ELECTRIC AUTHORITY OF GEORGIA

/s/ Peter M. Degnan	By:	/s/ Robert P. Johnston
Witness	Name: Robert P. Johnston
Its: President and Chief Executive Officer
/s/ Nancy Zindars
Notary Public	Attest:	/s/ James E. Fuller
My Commission expires:	Its: Senior Vice President and CFO
Notarial Seal	(CORPORATE SEAL)

Signed, sealed and delivered in the presence of:	CITY OF DALTON, GEORGIA BY: BOARD OF WATER, LIGHT AND
/s/ Tom A. Bundros	SINKING FUND COMMISSIONERS d/b/a
Witness	DALTON UTILITIES

/s/ Pam Witherow	By:	/s/ Don Cope
Notary Public	Name: Don Cope
My Commission expires: July 14, 2007	Title: President and Chief Executive Officer
Notarial Seal	Attest:	/s/ Kelly Jones
Title: Vice President Human Resources
(SEAL)

APPENDIX A

SCHEDULE OF DEFINITIONS

Unless otherwise expressly stated, when used in this Agreement, the following capitalized terms and phrases shall have the respective meanings, as and when used in this Agreement, stated in this Schedule of Definitions:

“Accounting Services Committee” has the meaning given such term under the Nuclear Managing Board Agreement.

“Additional Unit Property” means with respect to an Additional Unit, (a) the Identified Site related to such Additional Unit, together with all such additional land or rights therein as may have been or may hereafter be acquired for the purpose specified in clause (d) below;

(b)                                 Such Additional Unit, including the nuclear power reactors, the turbine-generators, the buildings housing the same, the associated auxiliaries and equipment and the step-up substation, all as more particularly described in the ESP and/or COL application(s) to the NRC;

(c)                                  Inventories of materials, supplies, fuel (including the initial nuclear fuel cores), tools and equipment for use in connection with such Additional Unit;

(d)                                 Such additional land or rights therein as may be acquired, and such additional facilities and other tangible property as may be acquired, constructed, installed or replaced in connection with such Additional Unit, provided that (i) the cost of such additional land or rights therein or of such additional facilities or other tangible property shall be properly recordable in accordance with the Uniform System of Accounts, (ii) such additional land or rights therein or such additional facilities or other tangible property shall have been acquired, constructed, installed or replaced for the common use of the Participating Parties to such Additional Unit under and subject to the provisions of the Additional Units Ownership Agreement, and (iii) such additional land or rights therein or such additional facilities or other tangible property shall (1) be necessary in order to construct or complete such Additional Unit, or to keep such Additional Unit in good operating condition or to satisfy the requirements of any governmental agency having jurisdiction over such Additional Unit, or (2) be agreed to by the Participating Parties owning at least an aggregate 90% Ownership Interest in such Additional Unit; and

(e)                                  Subject to the provisions of Section 5.2 of the Additional Units Ownership Agreement, existing intangible property rights and such additional intangible property rights as may be hereafter acquired associated with the planning, licensing, design, construction, acquisition, completion, startup, commissioning, renewal, addition, replacement, modification and Decommissioning of such Additional Unit.

“Additional Unit Properties” means the Additional Unit Property with respect to both Additional Units.

“Additional Unit” means one of the Additional Units.

“Additional Units” means the two additional generating units to be located at Plant Vogtle and to which the Development Agreement relates, as more particularly described in the ESP and/or COL application to be submitted by the Agent to the NRC.

“Additional Units Ownership Agreement” or this “Agreement” means this Alvin W. Vogtle Additional Units Ownership Participation Agreement.

“Affiliate” of any specified entity, means any other entity directly or indirectly controlling or controlled by or under direct or indirect common control with such specified entity. For purposes of this definition, “control” when used with respect to any entity means the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means GPC or a successor agent, in its capacity as agent for the Participating Parties as provided for in this Agreement.

“Amended and Restated Operating Agreement” means the Plant Alvin W. Vogtle Nuclear Units Amended and Restated Operating Agreement among GPC, OPC, MEAG and Dalton dated as of the Effective Date.

“At Cost” means (i) the actual direct costs incurred for such service, equipment or materials, wherever feasible and (ii) where appropriate, a reasonable allocation of indirect costs, such as overhead, relating to the purchase or provision of such services, equipment or materials, on a consistent basis with the allocations among GPC and its Affiliates.

“Bankrupt” means with respect to any entity, such entity (i) files a petition or otherwise commences, authorizes or acquiesces in the commencement of a proceeding or cause of action under any bankruptcy, insolvency, reorganization or similar law, or has any such petition filed or commenced against it, (ii) makes an assignment or any general arrangement for the benefit of creditors, (iii) otherwise becomes bankrupt or insolvent (however evidenced), (iv) has a liquidator, administrator, receiver, trustee, conservator or similar official appointed with respect to it or any substantial portion of its property or assets, or (v) is generally unable to pay its debts as they fall due.

“Capital Account” and “Capital Accounts” have the meanings given such terms in Section 7.5.

“COL” or “Combined Construction and Operating License” means a Combined Construction and Operating License issued by the NRC in accordance with Title 10, Code of Federal Regulations, Part 52, and associated regulations.

“Commercial Operation” means midnight following the achievement of all of the following with respect to an Additional Unit: (i) successful completion of the requisite performance test provided for in the agreement between GPC and the vendor relating to such Additional Unit nuclear steam supply system; (ii) demonstration by the Agent that such Additional Unit is capable of producing energy and delivering same to the transmission system; and (iii) such Additional Unit is declared available for dispatch.

“Common Facilities” means the infrastructure and systems supporting Plant Vogtle and the Existing Units.

“Confidential Information” has the meaning given such term in Section 9.12.

“Construction Account” and “Construction Accounts” have the meanings given such terms in Section 7.3.

“Construction Budget” has the meaning given such term in Section 7.2(b).

“Cost of Construction” means, with respect to an Additional Unit, all costs incurred by the Agent on its own behalf prior to the Effective Date or on its own behalf and as agent for the other Participating Parties in connection with the planning, design, licensing, acquisition, construction, completion, startup, commissioning, renewal, addition, modification, replacement or Decommissioning of the applicable Additional Unit Property, or any portion thereof, including that portion of administrative and general expenses incurred by the Agent which is properly and reasonably allocable to such Additional Unit Property and for which the Agent has not been otherwise reimbursed by the other Participating Parties, which costs are properly recordable in accordance with the Electric Plant Instructions (as defined in the Uniform System of Accounts) and in appropriate accounts as set forth in the Uniform System of Accounts; provided, however, Cost of Construction shall not include interest cost attributable to the carrying of GPC’s respective investment in such Additional Unit Property, nor costs and expenses incurred by GPC in connection with the development and negotiation of the Additional Units Ownership Agreement, the Amended and Restated Operating Agreement, the Nuclear Managing Board Agreement or Development Agreement.

“Dalton” means the City of Dalton, Georgia, acting by and through its Board of Water, Light and Sinking Fund Commissioners, and its respective successors and assignees.

“Declaration of Covenants” means the Declaration of Covenants and Cross-Easements among GPC, OPC, MEAG and Dalton, dated as of the Effective Date, the form of which is attached as Exhibit A-2 to this Agreement.

“Decommissioning” means with respect to each Additional Unit, the removal of such Additional Unit from service, the dismantlement, demolition and disposal of such Additional Unit and the reduction of residual radioactivity at Plant Vogtle with respect to such Additional Unit to a level that permits the release of the property at Plant Vogtle related to such Additional Unit to unrestricted use and termination of the licenses issued by the NRC or release of the property under conditions as may be required or approved by the NRC and termination of such licenses (as described in 10 CFR § 50.2).

“Definitive Agreements” means the Additional Units Ownership Agreement, the Amended and Restated Operating Agreement, the Nuclear Managing Board Agreement and the Declaration of Covenants.

“Designated Representative” means (a) the representative designated by a Participating Party pursuant to Section 6.2 to be its representative for purposes of the Project Management Board and to coordinate inquiries of the Agent pursuant to Section 5.7, and (b) the representative of the Agent designated to respond to such inquiries. When this Agreement provides that the supply of information or any request for information is to be through a Designated Representative, the Agent or any Participating Party may identify a particular employee to serve as its Designated Representative for any particular category of information where the location or specialized nature of the information makes reliance on a specialized delegate more efficient than relying on the primary Designated Representative, and any such employee so designated shall be deemed the Designated Representative for such purposes. In addition, when this Agreement specifies that the Designated Representative is to have electronic access or is to be provided with reports or other information, each Participating Party may identify a reasonable number of employees to have such access (subject to the access requirements of this Agreement) or to be provided with such reports or other information, and any employees so designated shall be deemed Designated Representatives for such purposes. If the Agent reasonably finds it cumbersome or impractical to recognize such a delegate or delegates or determines there are an excessive number of delegates, the Agent’s Designated Representative may raise an objection to the delegation(s) to such Participating Party’s Designated Representative. If the Designated Representatives of the Agent and such Participating Party are unable to reach a mutually satisfactory resolution within thirty (30) days, either the Agent or such Participating Party may submit the dispute for resolution pursuant to the dispute resolution process set forth in Section 9.14 of the Nuclear Managing Board Agreement.

“Development Agreement” means the Plant Vogtle Owners Agreement Authorizing Development, Construction, Licensing and Operation of Additional Generating Units among GPC, OPC, MEAG and Dalton dated as of May 13, 2005, as amended.

“Effective Date” means April 21, 2006.

“ESP” or “Early Site Permit” means an Early Site Permit issued by the NRC in accordance with Title 10, Code of Federal Regulations, Part 52 and associated regulations.

“Existing Owner” means an owner of the Existing Units in its capacity as an owner of the Existing Units.

“Existing Units Ownership Agreement” consists of The Alvin W. Vogtle Nuclear Units Numbers One and Two Purchase and Ownership Participation Agreement among GPC, OPC, MEAG and Dalton, dated August 27, 1976, as amended January 18, 1977 and February 24, 1977, and a Purchase, Amendment, Assignment and Assumption agreement between GPC and MEAG dated April 9, 1985 as amended.

“Existing Units” means Vogtle Unit No. 1 and Vogtle Unit No. 2, as defined in the Existing Units Ownership Agreement.

“FERC” means the Federal Energy Regulatory Commission.

“Final Percentage Interest” means, with respect to each Participating Party and each Additional Unit, the Maximum Binding Percentage Interest of such Participating Party in such Additional Unit, as supplemented or reduced in accordance with Section 3.7 of the Development Agreement following the delivery by the Agent of the Major Milestone notice with respect to such Additional Unit as provided therein.

“Fuel Costs” means, with respect to an Additional Unit, all costs incurred by the Participating Parties during any year that are allocable to the acquisition, processing, design,

fabrication, transportation, delivering, reprocessing, storage and disposal of nuclear materials required for such Additional Unit, including transfers to reserves established for such costs related to future years, less credits related to such costs applied as appropriate, and including that portion of administrative and general expenses incurred by the Agent which is properly and reasonably allocable to acquisition and management of nuclear fuel for such Additional Unit and for which the Agent has not been otherwise reimbursed by the other Participating Parties.

“GPC” means Georgia Power Company, a corporation organized and existing under the laws of the State of Georgia, and its successors and assigns.

“Identified Site” means, with respect to each Additional Unit, the portion of the Identified Sites that relates to such Additional Unit as identified pursuant to Section 4.9(b) and the Declaration of Covenants.

“Identified Sites” consists of the location of the property within Plant Vogtle that will be occupied by the Additional Units as set forth on Exhibit A-1 hereto.

“Indemnitee” means the Existing Owners and their respective affiliates, successors, assigns, agents, directors, officers and employees and the Participating Parties and their respective affiliates, successors, assigns, agents, directors, officers and employees.

“Initial Percentage Interest” means, with respect to each Participating Party and each Additional Unit, the interest in such Additional Unit elected by such Participating Party on or before December 31, 2005, in accordance with Section 3.0 of the Development Agreement, as such interest may be increased or decreased on or before October 1, 2007.

“Major Milestone” means, with respect to each Additional Unit, the award of the first major equipment contract, such as the definitive, evaluated bid of either a nuclear steam supply system, or a contract of equivalent significance, for each such Additional Unit.

“Maximum Binding Percentage Interest” means, with respect to each Participating Party and each Additional Unit, the Minimum Binding Percentage Interest of such Participating Party in such Additional Unit, as supplemented by any Supplemental Percentage Interest of such Participating Party.

“MEAG” means the Municipal Electric Authority of Georgia, a public corporation and an instrumentality of the State of Georgia, and its successors and assigns.

“Minimum Binding Percentage Interest” means, with respect to each Participating Party and each Additional Unit, the Initial Percentage Interest of such Participating Party in such Additional Unit, as supplemented or reduced in accordance with Sections 3.1 and 3.2 of the Development Agreement.

“NRC” means the United States Nuclear Regulatory Commission or any successor agency authorized to regulate and license utilization facilities pursuant to the Atomic Energy Act of 1954 as amended.

“Nuclear Managing Board” means the board established pursuant to Section 2.1 of the Nuclear Managing Board Agreement.

“Nuclear Managing Board Agreement” means the Second Amended and Restated Nuclear Managing Board Agreement, dated as of the Effective Date.

“OPC” means Oglethorpe Power Corporation (An Electric Membership Corporation), an electric membership corporation organized and existing under laws of the State of Georgia, and its successors and assigns.

“OPC Indenture” means that certain Indenture, dated as of March 1, 1997, made by OPC to SunTrust Bank, as Trustee, as amended and supplemented from time to time, or any successor security instrument or other security instrument under which OPC has granted a security title and lien in its Ownership Interest in the Additional Units as security for indebtedness.

“Operating Costs” means, with respect to each Additional Unit, all costs and expenses (other than Fuel Costs) incurred by the Agent which are properly and reasonably allocable to such Additional Unit and for which the Agent has not been otherwise reimbursed by the other Participating Parties, and which costs and expenses are properly recordable in accordance with the Operating Expense Instructions (as defined in the Uniform System of Accounts) and in appropriate accounts as set forth in the Uniform System of Accounts.

“Ownership Agreements” means the Additional Units Ownership Agreement and the Existing Units Ownership Agreement.

“Ownership Interest” means, with respect to each Party and Participating Party, as applicable: (a) such Party’s Pro Rata Interest in the Existing Units, and (b) with respect to each Additional Unit, such Participating Party’s Initial Percentage Interest, Minimum Binding Percentage Interest, Maximum Binding Percentage Interest, and Final Percentage Interest in such Additional Unit.

“Participating Party” means a party that has elected to participate in the ownership of at least one Additional Unit and which has not reduced its Ownership Interest in both Additional Units to zero.

“Party” or “Parties” means GPC, OPC, MEAG and Dalton, and as the context requires, means Participating Party or Participating Parties if the undivided ownership interests of GPC, OPC, MEAG and Dalton are implicated.

“Plant Vogtle” means the Alvin W. Vogtle Nuclear Plant, which consists of:

(a)                                  The land described in Exhibits Al and A2 attached to the Existing Units Ownership Agreement, together with all such additional land or rights therein as may have been or may hereafter be acquired for the purpose specified in clause (d) below, less and except therefrom all property, rights and interests therein which are no longer subject to the Existing Units Ownership Agreement;

(b)                                 The Existing Units and the Additional Units, including the nuclear power reactors, the turbine-generators, the buildings housing the same, the associated auxiliaries and equipment and the step-up substation, with respect to the Existing Units, all as more particularly described in the Application referred to in the recitals to the Existing Unit Ownership Agreement and, with respect to the Additional Units, as more particularly described in the ESP and/or COL applications submitted to the NRC for such Additional Unit;

(c)                                  Inventories of materials, supplies, fuel (including the initial nuclear fuel cores), tools and equipment for use in connection with Plant Vogtle;

(d)                                 Such additional land or rights therein as may be acquired, and such additional facilities and other tangible property as may be acquired, constructed, installed or replaced in connection with Plant Vogtle, provided that (i) the cost of such additional land or rights therein or of such additional facilities or other tangible property shall be properly recordable in accordance with the Uniform System of Accounts, (ii) such additional land or rights therein or such additional facilities or other tangible property shall have been acquired, constructed, installed or replaced for the common use of the Parties and/or Participating Parties under and subject to the provisions of either or both of the Ownership Agreements, and (iii) such additional land or rights therein or such additional facilities or other tangible property (1) shall be necessary in order to construct or complete Plant Vogtle, or to keep Plant Vogtle in good operating condition or to satisfy the requirements of any governmental agency having jurisdiction over Plant Vogtle, or (2) (A) if such additional interest in land or other property relates solely to the Existing Units, it shall be agreed to by the Parties owning at least an aggregate 85% Ownership Interest in the Existing Units, (B) if such additional interest in land or other property relates solely to the Additional Units, it shall be approved by the Participating Parties owning at least an aggregate 90% Weighted Ownership Interest in the Additional Units, (C) if such additional interest in land or other property relates solely to one of the Additional Units, it shall be approved by the Participating Parties owning at least an aggregate 90% Ownership Interest in such Additional Unit, and (D) if such additional interest in land or other property relates to the Existing Units and the Additional Units, it shall be approved by the Parties owning at least an aggregate 87.5% Weighted Ownership Interest in Plant Vogtle; and

(e)                                  Subject to the provisions of Sections 4(b)(i) and 4(b)(ii) of the Existing Units Ownership Agreement and Section 5.2 of the Additional Units Ownership Agreement, existing intangible property rights and such additional intangible property rights as may be hereafter acquired associated with the planning, licensing, design, construction, acquisition, completion, startup, commissioning, renewal, addition, replacement, modification and Decommissioning of Plant Vogtle.

“Pre-Construction Budget” has the meaning given such term in Section 7.2(a).

“Prime Rate” means the prime rate as published in the Money Rates table of the Wall Street Journal.

“Project Management Board” has the meaning given such term in Section 6.1.

“Pro Rata Interest” has, with respect to each Party, the meaning given such term in the Amended and Restated Operating Agreement.

“Prudent Utility Practice” means at a particular time any of the practices, methods and acts engaged in or approved by a significant portion of the electric utility industry prior to such time, or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at the lowest reasonable cost consistent with good business practices, reliability, safety and expedition; “Prudent Utility Practice” is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts having due regard for, among other things, manufacturers’ warranties and the requirements of governmental agencies of competent jurisdiction.

“Related Facilities” means the infrastructure, systems and facilities, or any portion thereof, made on account of the Additional Units that solely supports the operation of either or both of the Additional Units.

“Relevant Information” has the meaning given such term in Section 5.7(a).

“Supplemental Percentage Interest” means, with respect to each Participating Party and each Additional Unit, any additional interest in such Additional Unit elected by such Participating Party in accordance with Sections 3.3 and 3.4 of the Development Agreement.

“True-Up Invoices” has the meaning ascribed to such term in Section 7.4 hereof.

“Uniform System of Accounts” means the FERC Uniform System of Accounts prescribed for Public Utilities and Licensees (Class A and Class B) as the same now exist or may be hereafter amended by the FERC or by any governmental agency succeeding to the powers and functions thereof.

“Weighted Ownership Interest in the Additional Units” means:

WOIAU = ((FAUMW * FAUOI) + (SAUMW * SAUOI))/(FAUMW + SAUMW)

Where:

WOIAU =                                         A Party’s Weighted Ownership Interest in the Additional Units

FAUMW =                                   The MW nameplate rating of the first Additional Unit

FAUOI =                                               A Party’s Ownership Interest in the first Additional Unit

SAUMW =                                   The MW nameplate rating of the second Additional Unit

SAUOI =                                               A Party’s Ownership Interest in the second Additional Unit

“Weighted Ownership Interest in Plant Vogtle” has the meaning ascribed to such term in the Amended and Restated Operating Agreement.

EXHIBIT A-1

DESCRIPTION OF IDENTIFIED SITES

(as attached)

A-1-1

This attachment contains a drawing showing the proposed locations of the additional units on the Plant Alvin W. Vogtle site.

EXHIBIT A-2

DECLARATION OF COVENANTS

(as attached)

A-2-1

After recording return to: Jeffrey F. Hetsko Troutman Sanders LLP Suite 5200 600 Peachtree Street Atlanta, Georgia 30308

DECLARATION OF COVENANTS AND CROSS-EASEMENTS

FOR VOGTLE ADDITIONAL UNITS

THIS DECLARATION (hereinafter referred to as the “Declaration”) is made as of the 21st day of April 2006, by Georgia Power Company, a Georgia corporation, Oglethorpe Power Corporation (An Electric Membership Corporation), an electric membership corporation organized and existing under the Georgia Electric Membership Corporation Act, Municipal Electric Authority of Georgia, a public body corporate and politic organized and existing under Section 46-3-110, et seq., of the Official Code of Georgia Annotated, and City of Dalton, Georgia, an incorporated municipality of the State of Georgia, acting by and through the Board of Water, Light and Sinking Fund Commissioners of the City of Dalton, Georgia.

W I T N E S S E T H:

WHEREAS, Declarants (certain capitalized terms as used herein are defined in Paragraph 1 below) are the owners, as tenants in common, of the Vogtle Property; and

WHEREAS, Declarants are also the owners, as tenants in common, of the Additional Units Property; and

WHEREAS, the Vogtle Property and the Additional Units Property are each part of the Overall Property; and

WHEREAS, Declarants presently own, as tenants in common, Plant Vogtle, and operate Plant Vogtle through the Existing Units Agent; and

WHEREAS, MEAG, GPC, OPC and Dalton propose to develop additional generating capability on the Additional Units Property pursuant to the Additional Units Ownership Agreement and the Development Agreement; and

WHEREAS, Declarants have determined the desirability of the creation, establishment and reservation of certain covenants and nonexclusive easements for utilities, ingress, egress and other matters as provided herein which shall run with the Overall Property, as more particularly hereinafter provided.

NOW, THEREFORE, in order to implement the foregoing purposes, Declarants, as owners, as tenants in common, of the Overall Property, and as owners, as tenants in common, of the Additional Units Property, do hereby declare and establish as follows:

1.                                       Definitions. The following words and terms used or referred to in this Declaration or any amendment or modification hereof shall have the following meanings:

(a)                                  “Additional Units Agent” shall mean and refer to the Person from time to time designated as “Agent” pursuant to the Additional Units Ownership Agreement, when acting as such Agent.

(b)                                 “Additional Units Owner” shall mean and refer to any and all of the owners of fee simple title to all or any portion of the Additional Units Property (including without limitation any undivided interest in the Additional Units Property) as shown by the real estate records of the Clerk of the Superior Court of the Georgia County where such property is located, in their capacity as owners of the Additional Units; provided, however, the term “Additional Units Owner” shall not mean and refer to (i) the holder of any Security Instrument unless and until the holder thereof shall acquire, as shown by the real estate records of the Clerk of the Superior Court of the Georgia County where such property is located, fee simple title to all or any portion of the Additional Units Property (including without limitation any undivided interest in the Additional Units Property) pursuant to the foreclosure of its Security Instrument, the exercise of any power of sale contained therein, or any deed or proceeding taken in lieu of foreclosure with respect thereto, and (ii) any lessee, tenant or licensee of any Owner; provided, however, that unless otherwise specified in the applicable sale/lease back lease/sublease back or similar transaction documents pertaining to all or any portion of the Additional Units Property (including without limitation any undivided interest in the Additional Units Property),  “Additional Units Owner” shall mean and refer to the lessee or sublessee, and not the lessor or sublessor, under a sale/lease back, lease/sublease back or similar transaction. In the event there is only one Additional Unit Owner of any Additional Units Site, then with respect to such Additional Units Site, references in this Declaration to “Additional Unit Owners” shall be deemed to be references to such Additional Unit Owner.

(c)                                  “Additional Units Ownership Agreement” shall mean and refer to the Plant Alvin W. Vogtle Additional Units Ownership Participation Agreement dated as of April 21, 2006, by and among GPC, OPC, MEAG and Dalton.

(d)                                 “Additional Units Property” shall mean and refer to the property described on Exhibit ”B” attached hereto and by reference made a part hereof, together with all improvements and tangible personal property now or hereafter located on the Additional Units Property. In addition, “Additional Units Property” shall include such other portions, if any, of the Overall Property as are from time to time agreed to by the Owners of such portions of the Overall Property.

(e)                                  “Additional Unit I Property” shall mean and refer to that portion of the Additional Units Property from time to time designated by the Additional Units Owners of such portion of

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the Additional Units Property. In addition, “Additional Unit I Property” shall include such other portions, if any, of the Overall Property as are from time to time agreed to by the Owners of such portions of the Overall Property.

(f)                                    “Additional Unit II Property” shall mean and refer to that portion of the Additional Units Property from time to time designated by the Additional Units Owners of such portion of the Additional Units Property. In addition, “Additional Unit II Property” shall include such other portions, if any, of the Overall Property as are from time to time agreed to by the Owners of such portions of the Overall Property.

(g)                                 “Additional Units Restricted Property” shall mean and refer to that portion of the Additional Units Property from time to time lying within the security perimeter for the Generating Plant(s) located on the Additional Units Property, less and except therefrom such portions thereof or interests therein as are from time to time designated in writing by the Additional Units Agent as not part of the Additional Units Restricted Property.

(h)                                 “Additional Units Road System” shall mean and refer to the vehicular roads, drives and passageways from time to time located on the Additional Units Property. The “Additional Units Road System” does not include any road or driveway or portion thereof located on the Vogtle Property.

(i)                                     “Additional Units Simulator Building Area” shall have the meaning ascribed thereto in Paragraph 3(a)(xvi) hereof.

(j)                                     “Additional Units Site” shall mean and refer to either one of the Additional Unit I Property or the Additional Unit II Property.

(k)                                  “Additional Units Utility Lines” shall mean and refer to utility lines and facilities now or hereafter located or to be located on, over, across or under the Additional Units Utility Line Easement Area, including, without limitation, electric service lines, sanitary sewer lines, storm sewer lines, potable water lines, industrial raw water supply lines, fire suppression water supply lines, industrial waste water and cooling tower blow down water discharge lines, telecommunications lines, and ancillary facilities related to any of the foregoing, including but not limited to headwalls, drop inlets, manholes, ponds, detention areas, silt and debris settling basins, tanks, pipelines (including, without limitation, meters, connections, valves and other associated equipment), cables, wires, conduits, cable trays, fiber optic cables, wood or metal poles, towers, anchors, stubs, braces, guys, cross arms, insulators, conductors, relays, ground wires, cables and counterpoises, underground conduits and wire raceways, meter sites, metering instruments, and other equipment appurtenant thereto, pipeline or pipelines, valves, vents, and all other equipment appurtenant thereto, signal, telephone, overhead and underground fiber-optic lines, manholes and other equipment appurtenant thereto, emergency sirens and emergency response communications systems and equipment appurtenant thereto, trenches, mains, lines, ducts, fences, towers, antennas, tunnels, driveways, streets, alleys, retaining walls, plantings, shrubs and other landscaping, irrigation and drainage pipes and facilities, lighting fixtures and signs.

(l)                                     “Additional Units Utility Lines Easement Area” shall mean and refer to that portion of the Additional Units Property located within the Applicable Distance of the

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Additional Units Utility Lines (at the locations consented to in writing by the Additional Units Agent pursuant to Paragraph 3(b)(iii) hereof).

(m)                               “Applicable Distance” shall mean and refer to: (a) with respect to cooling tower makeup ducts, 25 feet during construction; 17.5 feet after installation; (b) with respect to telecommunications lines, 15 feet during construction; 5 feet after installation; (c) with respect to potable water lines, 25 feet during construction; 17.5 feet after installation; (d) with respect to industrial raw water supply lines, 25 feet during construction; 17.5 feet after installation; (e) with respect to industrial waste water discharge lines, 25 feet during construction; 17.5 feet after installation; (f) with respect to sanitary sewer lines, 25 feet during construction; 17.5 feet after installation; and (g) with respect to storm sewer lines, 25 feet during construction; 17.5 feet after installation.

(n)                                 “Barge Facility” shall have the meaning ascribed thereto in Paragraph 3(a)(viii) hereof.

(o)                                 “Batch Plant Area” shall have the meaning ascribed thereto in Paragraph 3(a)(xiv) hereof.

(p)                                 “Borrow Pit Area” shall have the meaning ascribed thereto in Paragraph 3(a)(xii) hereof.

(q)                                 “Consenting Party” shall have the meaning ascribed thereto in Paragraph 8(b) hereof.

(r)                                    “Dalton” shall mean and refer to City of Dalton, an incorporated municipality of the State of Georgia, acting by and through the Board of Water, Light and Sinking Fund Commissioners of the City of Dalton, Georgia.

(s)                                  “Declarants” shall mean and refer to GPC, OPC, MEAG and Dalton.

(t)                                    “Defaulting Owner” shall have the meaning ascribed thereto in Paragraph 9(e) hereof.

(u)                                 “Development Agreement” shall mean and refer to the Plant Vogtle Owners’ Agreement Authorizing Development, Construction, Licensing and Operation of Additional Generating Units by and among GPC, OPC, MEAG and Dalton, Georgia dated May 13, 2005.

(v)                                 “Exercising Owner” shall have the meaning ascribed thereto in Paragraph 3(j) hereof.

(w)                               “Existing Simulator Building” shall have the meaning ascribed thereto in Paragraph 3(a)(xvi) hereof.

(x)                                   “Existing Units” shall mean Vogtle Unit No. 1 and Vogtle Unit No. 2, as defined in the Existing Units Ownership Agreement.

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(y)                                 “Existing Units Agent” shall mean and refer to the person from time to time designated as “Agent” pursuant to the Existing Units Ownership Agreement, when acting as such agent.

(z)                                   “Existing Units Owners” shall mean the Owners of the Existing Units, in their capacity as owners of the Existing Units.

(aa)                            “Existing Units Ownership Agreement” shall mean and refer to the Alvin W. Vogtle Nuclear Units Numbers One and Two Purchase and Ownership Participation Agreement among GPC, OPC, MEAG and Dalton, dated August 27, 1976, as amended (including but not limited to amendments dated January 18, 1977, and February 24, 1977), and the Purchase, Amendment, Assignment and Assumption Agreement between GPC and MEAG dated April 9, 1985, as amended.

(bb)                          “500 kV GPC Scherer Transmission Line” shall have the meaning ascribed thereto in Paragraph 3(d)(i) hereof.

(cc)                            “500 kV GPC Future Transmission Line #1” shall have the meaning ascribed thereto in Paragraph 3(d)(i) hereof.

(dd)                          “500 kV GPC Future Transmission Line #2” shall have the meaning ascribed thereto in Paragraph 3(d)(i) hereof.

(ee)                            “500 kV GPC McIntosh Transmission Line” shall have the meaning ascribed thereto in Paragraph 3(d)(i) hereof.

(ff)                                “Future TL Easement Area #1” shall have the meaning ascribed thereto in Paragraph 3(d)(i) hereof.

(gg)                          “Future TL Easement Area #2” shall have the meaning ascribed thereto in Paragraph 3(d)(i) hereof.

(hh)                          “Generating Plant” shall mean and refer to a nuclear power plant for the commercial generation of electricity.

(ii)                                  “Good Utility Practices” shall mean and refer, at a particular time, to any of the practices, methods and acts engaged in or approved by a significant portion of the electric utility industry prior to such time, or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at the lowest reasonable cost consistent with good business practices, reliability, safety and expedition. Good Utility Practices are not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts having due regard for, among other things, manufacturers’ warranties and the requirements of governmental agencies of competent jurisdiction.

(jj)                                  “GPC” shall mean and refer to Georgia Power Company, a Georgia corporation.

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(kk)                            “Lien” shall have the meaning ascribed thereto in Paragraph 3(j) hereof.

(ll)                                  “McIntosh TL Easement Area” shall have the meaning ascribed thereto in Paragraph 3(d)(i) hereof.

(mm)                      “MEAG” shall mean and refer to the Municipal Electric Authority of Georgia, a public body corporate and politic organized and existing under Section 46-3-110, et seq., of the Official Code of Georgia Annotated.

(nn)                          “Notifying Owner” shall have the meaning ascribed thereto in Paragraph 9(e) hereof.

(oo)                          “OPC” shall mean and refer to Oglethorpe Power Corporation (An Electric Membership Corporation), an electric membership corporation organized and existing under the Georgia Electric Membership Corporation Act, formerly known as Oglethorpe Electric Membership Corporation and formerly known as Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation).

(pp)                          “Overall Property” shall mean and refer to the property described on Exhibit ”A” attached hereto and by reference made a part hereof.

(qq)                          “Ownership and Operating Documents” shall mean and refer to the Existing Units Ownership Agreement, the Development Agreement, the Additional Units Ownership Agreement and the Plant Vogtle Operating Agreement.

(rr)                                “Owner” shall mean and refer to any and all of the owners of fee simple title to all or any portion of the Overall Property (including without limitation any undivided interest in the Overall Property) as shown by the real estate records of the Clerk of the Superior Court of the Georgia County where such property is located; provided, however, the term “Owner” shall not mean and refer to (i) the holder of any Security Instrument unless and until the holder thereof shall acquire, as shown by the real estate records of the Clerk of the Superior Court of the Georgia County where such property is located, fee simple title to all or any portion of the Overall Property (including without limitation any undivided interest in the Overall Property) pursuant to the foreclosure of its Security Instrument, the exercise of any power of sale contained therein, or any deed or proceeding taken in lieu of foreclosure with respect thereto, and (ii) any lessee, tenant or licensee of any Owner; provided, however, that unless otherwise specified in any applicable sale/lease back, lease/sublease back or similar transaction document pertaining to all or any portion of the Overall Property (including without limitation any undivided interest in the Overall Property), “Owner” shall mean and refer to the lessee or sublessee, and not the lessor or sublessor, under a sale/lease back, lease/sublease back or similar transaction.

(ss)                            “Person” means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, any federal, state or local governmental, regulatory, legislative, executive or administrative agency, authority, commission, body, department, board, or other governmental subdivision, court, tribunal, arbitrating body or other governmental authority.

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(tt)                                “Plant Vogtle” shall mean and refer to the electric generating facility, land, facilities and additional tangible property more particularly defined in the Existing Units Ownership Agreement, less and except the Additional Units Property.

(uu)                          “Plant Vogtle Operating Agent” shall mean and refer to Person from time to time designated as “Agent” for the Existing Units Owners pursuant to the Plant Vogtle Operating Agreement, when acting as such Agent.

(vv)                          “Plant Vogtle Operating Agreement” shall mean and refer to that certain Plant Alvin W. Vogtle Nuclear Units Amended and Restated Operating Agreement among GPC, OPC, MEAG and Dalton, dated April 21, 2006, as amended.

(ww)                      “Rail Line” shall mean and refer to the railroad spur line from time to time located on the Vogtle Available Property.

(xx)                              “Representing Party” shall have the meaning ascribed thereto in Paragraph 9(o) hereof.

(yy)                          “Requesting Owner” shall have the meaning ascribed thereto in Paragraph 9(l) hereof.

(zz)                              “Road System” shall mean and refer to the vehicular roads, drives and passageways from time to time located on the Vogtle Available Property. The “Road System” does not include any road or driveway or portion thereof located on the Additional Units Property.

(aaa)                      “Scherer TL Easement Area” shall have the meaning ascribed thereto in Paragraph 3(d)(i) hereof.

(bbb)                   “Security Instrument” shall mean and refer to any deed to secure debt, mortgage, indenture, financing statement, installment sales contract or any conveyance of title to secure a debt or any other security instrument encumbering any Owner’s title to the Overall Property or any portion thereof (including without limitation the Additional Units Property) or any interest therein.

(ccc)                      “Spoils Area” shall have the meaning ascribed thereto in Paragraph 3(a)(xiii) hereof.

(ddd)                   “Temporary Area” shall have the meaning ascribed thereto in Paragraph 3(a)(x) hereof.

(eee)                      “Utility Lines” shall mean and refer to utility lines and facilities now or hereafter located or to be located on, over, across or under the Vogtle Available Property, including, without limitation, electric lines providing service to the Temporary Area, sanitary sewer lines, storm sewer lines, potable water lines, industrial raw water supply lines (including without limitation intake structures and facilities on and adjacent

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to the Savannah River), fire suppression water supply lines, industrial waste water and cooling tower blow down water discharge lines (including without limitation discharge structures and facilities on and adjacent to the Savannah River), telecommunications lines, electric and control lines between a Generating Plant and a raw water pump at the raw water intake structure, and ancillary facilities related to any of the foregoing, including but not limited to headwalls, drop inlets, manholes, ponds, detention areas, silt and debris settling basins, tanks, pipelines (including, without limitation, meters, connections, valves and other associated equipment), cables, wires, conduits, cable trays, fiber optic cables, wood or metal poles, towers, anchors, stubs, braces, guys, cross arms, insulators, conductors, relays, ground wires, cables and counterpoises, underground conduits and wire raceways, meter sites, metering instruments, and other equipment appurtenant thereto, pipeline or pipelines, valves, vents, and all other equipment appurtenant thereto, signal, telephone, overhead and underground fiber-optic lines, manholes and other equipment appurtenant thereto, emergency sirens and emergency response communications systems and equipment appurtenant thereto, trenches, mains, lines, ducts, fences, towers, antennas, tunnels, driveways, streets, alleys, retaining walls, plantings, shrubs and other landscaping, irrigation and drainage pipes and facilities, lighting fixtures and signs.

(fff)                            “Vogtle Available Property” shall mean and refer to the Vogtle Property less and except the Vogtle Restricted Property.

(ggg)                   “Vogtle Landfill” shall have the meaning ascribed thereto in Paragraph 3(a)(xvii) hereof.

(hhh)                   “Vogtle Owners” shall mean and refer to the Owners from time to time of the Vogtle Property, which presently are GPC, OPC, MEAG and Dalton as tenants in common (GPC as to an undivided 45.7% interest, OPC as to an undivided 30.0% interest, MEAG as to an undivided 22.7% interest, and Dalton as to an undivided 1.6% interest).

(iii)                               “Vogtle Parking Lots” shall have the meaning ascribed thereto in Paragraph 3(a)(xvii) hereof.

(jjj)                               “Vogtle Property” shall mean and refer to the Overall Property less and except (i) the Additional Units Property, and (ii) property from time to time removed from the Vogtle Property pursuant to Paragraph 6 hereof.

(kkk)                      “Vogtle Recreational Facilities” shall have the meaning ascribed thereto in Paragraph 3(a)(xvii) hereof.

(lll)                               “Vogtle Restricted Property” shall mean and refer to that portion of the Vogtle Property from time to time lying within the security perimeter for the existing Plant Vogtle nuclear electric generating facility, less and except therefrom such portions thereof or interests therein as are from time to time designated in writing by the Plant Vogtle Operating Agent as not part of the Vogtle Restricted Property.

(mmm) “Vogtle Security Facilities” shall have the meaning ascribed thereto in Paragraph 3(a)(xvii) hereof.

(nnn)                   “Vogtle Visitor Center” shall have the meaning ascribed thereto in Paragraph 3(a)(xvii) hereof.

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(ooo)                   “Weather Tower” shall have the meaning ascribed thereto in Paragraph 3(a)(xv) hereof.

2.                                       Applicability, Termination and Other Matters Governing the Easements, Covenants and Other Rights Established by this Declaration. Declarants hereby declare that the Overall Property is and shall be held, transferred, sold, conveyed, leased, occupied and used subject to the easements and covenants set forth in this Declaration. These easements and covenants are and shall be construed to be easements and covenants running with the land and shall be binding upon and inure to the benefit of each and every Owner and Additional Units Owner, and their respective heirs, successors and assigns. The easements and covenants and other rights and obligations herein granted shall be construed and interpreted in light of the Ownership and Operating Documents. Whenever this Declaration specifies that the Additional Units Agent shall act (in designating, approving or otherwise taking action) the provision(s) of this Declaration shall be deemed to refer to the Additional Units Agent in its capacity under the Additional Units Ownership Agreement. The Additional Units Agent’s authority and responsibility and the limitations on its liability in so acting shall be as set forth in the Additional Units Ownership Agreement, and the Existing Units Agent’s authority and responsibility and the limitations on its liability in so acting shall be as set forth in the Existing Units Ownership Agreement. Whenever this Declaration specifies that the Plant Vogtle Operating Agent shall act (in designating, approving or otherwise taking action) the provision(s) of this Declaration shall be deemed to refer to the Plant Vogtle Operating Agent in its capacity under the Plant Vogtle Operating Agreement. The Plant Vogtle Operating Agent’s authority and responsibility and the limitations on its liability in so acting shall be as set forth in the Plant Vogtle Operating Agreement.

The easements established, created and reserved for the benefit of the Additional Units Owners in Paragraphs 3(a) and 3(b) hereof shall be utilized by the Additional Units Owners in accordance with the Ownership and Operating Documents. The easements established, created and reserved for the benefit of the Vogtle Owners in Paragraph 3(c) hereof shall be utilized by the Vogtle Owners in accordance with the Ownership and Operating Documents.

The Ownership and Operating Documents shall govern the assessment and allocation of any costs and liabilities arising as a result of the easements established, created and reserved in this Declaration or as a result of the exercise of any of the rights and privileges created by such easements, including without limitation the obligation to maintain the Road System in a manner comparable to that which exists on the date hereof.

This Declaration and all easements and other rights and privileges granted, established or reserved hereunder shall terminate when and if the rights and obligations of the Parties to the Development Agreement terminate pursuant to the provisions of Section 3.8 thereof. It is not the intent of Declarants that any easements shall be implied or arise constructively. Any such easements that may be implied or any that arise constructively as a result of such termination shall also terminate if and when the easements and other rights and privileges granted, established or reserved hereunder terminate in accordance with the preceding sentence.

3.                                       Easements.                                    (a) Declarants hereby establish, create and reserve for the Additional Units Owners and hereby grant to the Additional Units Owners, their respective successors and assigns, for the benefit of the Additional Units Site owned by such Additional

9

Units Owners, the following rights and easements over and across the Vogtle Available Property:

(i)                                     Perpetual nonexclusive rights and easements to erect, construct, reconstruct, use, inspect, install, alter, restore, replace, remove, operate, patrol, maintain, repair, renew, upgrade, expand, and add onto Utility Lines on, over, across and under the Vogtle Available Property, such rights and easements shall extend the Applicable Distance (measured at a right angle) on each side of the center line of the applicable Utility Line; provided, however, (a) that at the request of the Additional Units Agent, and with the consent of the Plant Vogtle Operating Agent, the centerline of the applicable Utility Line need not be the centerline of the easement for such Utility Line and the Additional Units Agent may designate the boundaries of the easement for such Utility Line so long as the width of the easement for such Utility Line is not in excess of twice the Applicable Distance, and (b) if such Utility Line requires boring underground, then such rights and easements shall include a temporary construction easement on, over, across and under such portions of the Vogtle Available Property extending from the centerline of the applicable Utility Line as are necessary or convenient for the prosecution of such boring. The Utility Lines shall be installed, constructed and located on the Vogtle Available Property at locations consented to in writing by the Plant Vogtle Operating Agent, which consent the Plant Vogtle Operating Agent shall not unreasonably withhold, delay or condition. Each Utility Line installed pursuant to this Paragraph 3(a)(i) shall be for the benefit and use of the Additional Units Owners and the Additional Units Property in accordance with the Additional Units Ownership Agreement.

(ii)                                  Perpetual nonexclusive rights and easements to connect onto and use, in a manner consistent with this Declaration and the Ownership and Operating Documents, any sanitary sewer treatment plant from time to time existing on the Vogtle Available Property, the output from any potable water plant from time to time existing on the Vogtle Available Property, and any storm water detention pond from time to time existing on the Vogtle Available Property. Such connections shall be made at locations consented to in writing by the Plant Vogtle Operating Agent, which consent the Plant Vogtle Operating Agent shall not unreasonably withhold, delay or condition.

(iii)                               Perpetual and nonexclusive rights and easements to connect onto and use, in a manner consistent with this Declaration and the Ownership and Operating Documents, the Utility Lines. Such connections shall be made at locations consented to in writing by the Plant Vogtle Operating Agent, which consent the Plant Vogtle Operating Agent shall not unreasonably withhold, delay or condition.

(iv)                              Perpetual and nonexclusive rights and easements to enter upon those portions of the Vogtle Available Property located within the Applicable

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Distance (measured at a right angle) of either side of the center line of the specific Utility Line installed or proposed to be installed pursuant to this Declaration, as and when necessary, for the purpose of exercising the rights and easements established, granted, reserved and created in this Declaration.

(v)                                 Temporary and nonexclusive rights and easements during the initial construction of Generating Plants on the Additional Units Property and during the use of the Temporary Area in connection with such initial construction over and across the Road System for vehicular and pedestrian ingress and egress to and from and access to the Additional Units Road System, the Additional Units Utility Lines, each Utility Line installed (or to be installed) or used by such Additional Units Owner in accordance with this Declaration, the Temporary Area, the Barge Facility, the Spoils Area, the Borrow Pit Area, the Batch Plant Area, the Additional Units Simulator Building, the loading/unloading area for the Rail Line and the public right of way of River Road adjoining the Vogtle Available Property, and to and from and between and among the Additional Units Road System, the Additional Units Utility Lines, each Utility Line installed (or to be installed) or used by such Additional Units Owners in accordance with this Declaration, the Temporary Area, the Barge Facility, the Spoils Area, the Borrow Pit Area, the Batch Plant Area, the Additional Units Simulator Building, and the loading/unloading area for the Rail Line. The Vogtle Owners covenant and agree that with respect to each Additional Units Site the Road System shall provide reasonably direct construction access to the Additional Units Property, prior to completion of construction of the Generating Plant on such Additional Units Site, comparable in all respects to the access provided as of the date hereof, over roads at least comparable in all respects to the Road System existing as of the date hereof. The Vogtle Owners covenant and agree that with respect to each Additional Units Site the Additional Units Agent shall have the perpetual and nonexclusive right and easement to construct on the Vogtle Available Property, and the Additional Units Owners shall have the perpetual and nonexclusive right and easement to use for vehicular and pedestrian ingress and egress, additions to the Road System, at locations consented to in writing by the Plant Vogtle Operating Agent, which consent the Plant Vogtle Operating Agent shall not unreasonably withhold, delay or condition, so that the Road System shall provide such construction access to the Additional Units Road System and the Temporary Area, prior to completion of construction of the Generating Plant on such Additional Units Site, and to and from and between and among the Temporary Area, the Additional Units Utility Lines, each Utility Line installed (or to be installed) or used by such Additional Units Owner in accordance with this Declaration, the Barge Facility, the Spoils Area, the Borrow Pit Area, the Batch Plant Area, the Additional Units Simulator Building, the loading/unloading area for the Rail Line and the Additional Units Roads System, prior to completion of construction of the Generating Plant on such Additional Units Site, over a continuous

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uninterrupted road surface not less than twenty (20) feet in width, to and from the Additional Units Road System, the Additional Units Utility Lines, each Utility Line installed (or to be installed) or used by such Additional Units Owner in accordance with this Declaration, the Barge Facility, the Spoils Area, the Borrow Pit Area, the Batch Plant Area, the Additional Units Simulator Building, the loading/unloading area for the Rail Line and the Temporary Area, as applicable, to such public right of way, and between and among the Additional Units Road System, the Additional Units Utility Lines, each Utility Line installed (or to be installed) or used by such Additional Units Owner in accordance with this Declaration, the Barge Facility, the Spoils Area, the Borrow Pit Area, the Batch Plant Area, the Additional Units Simulator Building, the loading/unloading area for the Rail Line and the Temporary Area. Notwithstanding the foregoing to the contrary, except as may be otherwise specified by the Plant Vogtle Operating Agent, and except for the temporary haul roads under Paragraph 3(a)(ix) hereof, all construction traffic shall access the applicable Additional Units Site, the Additional Units Utility Lines, each Utility Line installed (or to be installed) or used by such Additional Units Owner in accordance with this Declaration, the Barge Facility, the Spoils Area, the Borrow Pit Area, the Batch Plant Area, the loading/unloading area for the Rail Line and Temporary Area from the public right of way of River Road located along the northwesterly portion of the Vogtle Available Property and shall use only such portion of the Road System as is reasonably required for such access.

(vi)                              Perpetual and nonexclusive rights and easements over and across the Road System for vehicular and pedestrian ingress and egress to and from and access to the Additional Units Road System, the Additional Units Utility Lines, each Utility Line installed (or to be installed) or used by such Additional Units Owners in accordance with this Declaration, the Temporary Area, the Barge Facility, the Spoils Area, the Borrow Pit Area, the Weather Tower, the Batch Plant Area, the Existing Simulator Building, the Vogtle Landfill, the Vogtle Security Facilities, the Vogtle Recreational Facilities, the Vogtle Visitor Center, the Vogtle Parking Lots, the Additional Units Simulator Building Area, and the loading/unloading area for the Rail Line and the public right of way of River Road adjoining the Vogtle Available Property, and to and from and between and among the Additional Units Road System, the Additional Units Utility Lines, each Utility Line installed (or to be installed) or used by such Additional Units Owners in accordance with this Declaration, the Temporary Area, the Barge Facility, the Spoils Area, the Borrow Pit Area, the Weather Tower, the Batch Plant Area, the Existing Simulator Building, the Vogtle Landfill, the Vogtle Security Facilities, the Vogtle Recreational Facilities, the Vogtle Visitor Center, the Vogtle Parking Lots, the Additional Units Simulator Building Area, and the loading/unloading area for the Rail Line. Notwithstanding the foregoing to the contrary, except as may be otherwise specified by the Plant Vogtle Operating Agent, and except for the temporary haul roads under Paragraph 3(a)(ix) hereof, all construction

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traffic shall access the applicable Additional Units Site, the Temporary Area, the Barge Facility, the Spoils Area, the Borrow Pit Area, the Batch Plant Area, the Vogtle Landfill, the Additional Units Simulator Building Area, and the loading/unloading area for the Rail Line from the public right of way of River Road located along the northwesterly portion of the Vogtle Available Property and shall use only such portion of the Road System as is reasonably required for such access. The Vogtle Owners covenant and agree that the Road System shall at all times provide reasonably direct access to and from and between and among the Additional Units Property, the Weather Tower, the Existing Simulator Building, the Vogtle Landfill, the Vogtle Security Facilities, the Vogtle Recreational Facilities, the Vogtle Visitor Center, and the Vogtle Parking Lots to such public right of way, comparable in all respects to the access provided as of the date hereof, over roads at least comparable in all respects to the Road System existing as of the date hereof. The Vogtle Owners covenant and agree that the Additional Units Agent shall have the perpetual and nonexclusive right and easement to construct on the Vogtle Available Property, and the Additional Units Owners shall have the perpetual and nonexclusive right and easement to use for vehicular and pedestrian ingress and egress, additions to the Road System, at locations consented to in writing by the Plant Vogtle Operating Agent, which consent the Plant Vogtle Operating Agent shall not unreasonably withhold, delay or condition, connecting the Road System to the Additional Units Roads System and connecting the Road System to the Barge Facility, each Utility Line installed (or to be installed) or used by such Additional Units Owners in accordance with this Declaration, the Spoils Area, the Borrow Pit Area, the Batch Plant Area, the Additional Units Simulator Building Area, and the loading/unloading area for the Rail Line so that the Road System shall at all times provide such access over a continuous uninterrupted road surface not less than twenty (20) feet in width, to and from and between and among the Additional Units Road System, the Barge Facility, each Utility Line installed (or to be installed) or used by such Additional Units Owners in accordance with this Declaration, the Spoils Area, the Borrow Pit Area, the Batch Plant Area, the Additional Units Simulator Building Area, and the loading/unloading area for the Rail Line, and the Road System as it existed prior to such addition. All portions of the Road System shall be constructed of materials and with construction standards at least equal to the currently existing portions of the Road System. Access under Paragraphs 3(a)(v) and (vi) shall include full and unimpeded access, in common with the Owners and Additional Units Owners, over and through roads and bridges as exist now and from time to time may exist on the Vogtle Available Property or, where no roads exist, over and through those areas of the Vogtle Available Property which are (i) reasonably necessary for achieving the underlying purposes of the beneficiaries of the easement, and (ii) least likely, out of the alternatives reasonably available, to impede or damage the property or operations (including but not limited to Plant Vogtle and the Generating

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Plant(s) located or contemplated to be located on the Additional Units Property) of the Owners and Additional Units Owners.

(vii)                           Perpetual and nonexclusive rights and easements over and across the Rail Line for all purposes deemed reasonably necessary by the Additional Units Owners in the normal conduct of their business or in the exercise of the rights and easements established, granted, reserved and created in this Declaration, including but not limited to the transportation of equipment and supplies to and from the Additional Units Property and the Temporary Area.

(viii)                        Perpetual and nonexclusive rights and easements over and across the Vogtle Available Property, at a location adjoining the Savannah River consented to in writing by the Plant Vogtle Operating Agent, which consent the Plant Vogtle Operating Agent shall not unreasonably withhold, delay or condition, to erect, construct, reconstruct, use, inspect, install, alter, restore, replace, remove, operate, patrol, maintain, repair, renew, upgrade, expand, and add onto a barge facility (the “Barge Facility”), including without limitation docks and piers. The Barge Facility may, with the consent of the Plant Vogtle Operating Agent, which consent the Plant Vogtle Operating Agent shall not unreasonably withhold, delay or condition, be an addition to or replacement of the existing barge facility located on the Vogtle Available Property, in which event the Barge Facility shall be used by the Additional Units Owners in common with Existing Units Owners, upon and subject to such reasonable terms and conditions as the Plant Vogtle Operating Agent shall from time to time designate in writing.

(ix)                                Temporary and nonexclusive rights and easements during the initial construction of a Generating Plant on an Additional Units Site (including without limitation the use of the Temporary Area in connection therewith) over and across the Vogtle Available Property, at locations consented to in writing by the Plant Vogtle Operating Agent, which consent the Plant Vogtle Operating Agent shall not unreasonably withhold, delay or condition, to erect, construct, reconstruct, use, inspect, install, alter, restore, replace, remove, operate, patrol, maintain, repair, renew, upgrade, expand, and add onto temporary haul roads for vehicular and pedestrian ingress and egress to and from and access to the Additional Units Road System, the Temporary Area and the Barge Facility.

(x)                                   Temporary, nonexclusive rights and easements to use a portion of the Vogtle Available Property as a construction staging, office, laydown, parking and warehouse area in connection with the initial construction of the Generating Plant(s) on the Additional Units Property and in connection with any future modification of the Generating Plant(s) on the Additional Units Property. Such construction staging, office, laydown, parking and warehouse area (the “Temporary Area”) shall be at one or more locations consented to in writing by the Plant Vogtle Operating

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Agent, which consent the Plant Vogtle Operating Agent shall not unreasonably withhold, delay or condition. Upon substantial completion of initial construction of the Generating Plants on the Additional Units Property, the Additional Units Owners shall remove all materials, equipment and debris (other than crusher rock or gravel) brought onto or deposited on the Temporary Area by such Additional Units Owners. Upon substantial completion of any such modifications of the Generating Plants on the Additional Units Property, the Additional Units Owners shall remove all materials, equipment and debris (other than crusher rock or gravel) brought onto or deposited on the Temporary Area by such Additional Units Owners.

(xi)                                Perpetual and nonexclusive slope easements on the portions of the Vogtle Available Property adjoining each Additional Units Site (at locations consented to in writing by the Plant Vogtle Operating Agent, which consent the Plant Vogtle Operating Agent shall not unreasonably withhold, delay or condition), to the extent necessary to accommodate the grading plan for such Additional Units Site and the security requirements of the Generating Plant on such Additional Units Site and Plant Vogtle and to maintain necessary slopes to allow such graded Additional Units Site to remain intact, together with the right and easement to enter upon such portions of the Vogtle Available Property at all reasonable times for the purpose of maintaining such slopes.

(xii)                             A temporary, nonexclusive right and easement to use a portion of the Vogtle Available Property as a dirt borrow pit in connection with the initial construction of the Generating Plant(s) on the Additional Units Property. Such dirt borrow pit area (the “Borrow Pit Area”) shall be at a location consented to in writing by the Plant Vogtle Operating Agent, which consent the Plant Vogtle Operating Agent shall not unreasonably withhold, delay or condition. Upon substantial completion of construction of the Generating Plants on the Additional Units Property, the Additional Units Owners shall seed the surface of the Borrow Pit Area with grass.

(xiii)                          A temporary, nonexclusive right and easement to use a portion of the Vogtle Available Property as a dirt spoils and overflow storage area in connection with the initial construction of the Generating Plant(s) on the Additional Units Property. Such dirt spoils and overflow storage area (the “Spoils Area”) shall be at a location consented to in writing by the Plant Vogtle Operating Agent, which consent the Plant Vogtle Operating Agent shall not unreasonably withhold, delay or condition. Upon substantial completion of construction of the Generating Plants on the Additional Units Property, the Additional Units Owners shall seed the surface of the Spoils Area with grass.

(xiv)                         A temporary, nonexclusive right and easement to use a portion of the Vogtle Available Property for the construction and operation of a concrete batch plant in connection with the initial construction of the Generating

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Plant(s) on the Additional Units Property. Such concrete batch plant area (the “Batch Plant Area”) shall be at a location consented to in writing by the Plant Vogtle Operating Agent, which consent the Plant Vogtle Operating Agent shall not unreasonably withhold, delay or condition. Upon substantial completion of construction of the Generating Plants on the Additional Units Property, the Additional Units Owners shall remove all materials, equipment and debris (other than crusher rock or gravel) brought onto or deposited on the Batch Plant Area by such Additional Units Owners, and shall seed with grass the portion, if any, of the surface of the Batch Plant Area not covered with crusher rock or gravel.

(xv)                            Perpetual and nonexclusive rights and easements to use the meteorological tower and any addition thereto or replacement thereof (the “Weather Tower”) located at any time on the Vogtle Available Property. The Weather Tower shall be used by the Additional Units Owners in common with Existing Units Owners, upon and subject to such reasonable terms and conditions as the Plant Vogtle Operating Agent shall from time to time designate in writing.

(xvi)                         Perpetual and nonexclusive rights and easements to use the simulator building and any addition thereto or replacement thereof (collectively, the “Existing Simulator Building”) located at any time on the Vogtle Available Property, together with perpetual and nonexclusive rights and easements over and across the Vogtle Available Property, at a location (the “Additional Units Simulator Building Area”) adjoining the Existing Simulator Building, consented to in writing by the Plant Vogtle Operating Agent, which consent the Plant Vogtle Operating Agent shall not unreasonably withhold, delay or condition, to erect, construct, reconstruct, use, inspect, install, alter, restore, replace, remove, operate, patrol, maintain, repair, renew, upgrade, expand, and add onto a simulator building for the Generating Plants on the Additional Units Property. The Existing Simulator Building shall be used by the Additional Units Owners in common with Existing Units Owners, upon and subject to such reasonable terms and conditions as the Plant Vogtle Operating Agent shall from time to time designate in writing.

(xvii)                      Perpetual and nonexclusive rights and easements to use the landfill (including any addition thereto or replacement thereof, the “Vogtle Landfill”), the visitor center and helipad (including any addition thereto or replacement thereof, the “Vogtle Visitor Center”), the security facilities (including any addition thereto or replacement thereof, the “Vogtle Security Facilities”), the recreational facilities (including any addition thereto or replacement thereof, the “Vogtle Recreational Facilities”), and parking lots (including any addition thereto or replacement thereof, the “Vogtle Parking Lots”), and any addition thereto or replacement thereof located at any time on the Vogtle Available Property. The Vogtle Landfill, Vogtle Visitor Center, Vogtle Security Facilities and Vogtle Parking Lots shall be used by the Additional Units Owners in common

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with Existing Units Owners, upon and subject to such reasonable terms and conditions as the Plant Vogtle Operating Agent shall from time to time designate in writing.

(b)                                 Declarants and each Additional Units Owner hereby establish, create and reserve for each Additional Units Owner and hereby grant to the Additional Units Owners, their respective successors and assigns, for the benefit of the Additional Units Site owned by such Additional Units Owners, the following rights and easements over and across the Additional Units Property:

(i)                                     Temporary and nonexclusive rights and easements during the initial construction of a Generating Plant on an Additional Units Site over and across the Additional Units Road System for vehicular and pedestrian ingress and egress to and from and access to the Road System, the Additional Units Utility Lines, each Utility Line installed (or to be installed) or used by such Additional Units Owners in accordance with this Declaration, and such Additional Units Site. Notwithstanding the foregoing to the contrary, except as may be otherwise specified by the Plant Vogtle Operating Agent, and except for the temporary haul roads under Paragraph 3(a)(ix) hereof, all construction traffic shall access the applicable Additional Units Site and Temporary Area from the public right of way of River Road located along the northwesterly portion of the Vogtle Available Property and shall use only such portion of the Road System as is reasonably required for such access.

(ii)                                  Perpetual and nonexclusive rights and easements over and across the Additional Units Road System for vehicular and pedestrian ingress and egress to and from and access to the Road System, the Additional Units Utility Lines, each Utility Line installed (or to be installed) or used by such Additional Units Owner in accordance with this Declaration, and the Additional Units Site owned by such Additional Units Owners. Notwithstanding the foregoing to the contrary, except as may be specifically otherwise approved by the Plant Vogtle Operating Agent, and except for the temporary haul roads under Paragraph 3(a)(ix) hereof, all construction traffic shall access the applicable Additional Units Site and Temporary Area from the public right of way of River Road located along the northwesterly portion of the Vogtle Available Property and shall use only such portion of the Road System as is reasonably required for such access. The Additional Units Road System shall be constructed by the Additional Units Agent in accordance with the Additional Units Ownership Agreement. Access under Paragraphs 3(b)(i) and (ii) shall include full and unimpeded access, in common with the Vogtle Owners (as to those easements with respect to the Additional Units Road System expressly reserved by or granted to the Vogtle Owners in this Declaration) and the other Additional Units Owners, over and across the Additional Units Road System or, where no roads exist, over and through those areas of the Additional Units Property which are (i) reasonably necessary for achieving the underlying purposes of the beneficiaries of the easement,

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and (ii) least likely, out of the alternatives reasonably available, to impede or damage the property or operations (including but not limited to Plant Vogtle and the Generating Plant(s) located or contemplated to be located on the Additional Units Property) of the other Vogtle Owners and Additional Units Owners.

(iii)                               Perpetual nonexclusive rights and easements to erect, construct, reconstruct, use, inspect, install, alter, restore, replace, remove, operate, patrol, maintain, repair, renew, upgrade, expand, and add onto Additional Units Utility Lines on, over, across and under the Additional Units Property, at locations (extending the Applicable Distance from the centerline thereof, the “Additional Units Utility Lines Easement Area”) consented to in writing by the Additional Units Agent, which consent the Additional Units Agent shall not unreasonably withhold, delay or condition. Each Additional Units Utility Line shall be constructed in accordance with this Declaration and the Additional Units Ownership Agreement. Upon completion of construction, the Additional Units Agent shall deliver to the Plant Vogtle Operating Agent three (3) copies of the “as-built” plans for such Additional Units Utility Line. The Plant Vogtle Operating Agent shall make all such plans so delivered available for inspection and copying by the Additional Units Owners during normal business hours.

(iv)                              Perpetual and nonexclusive rights and easements to connect onto and use the Additional Units Utility Lines in a manner consistent with the Additional Units Ownership Agreement. Such connections shall be made at locations designated in accordance with the Additional Units Ownership Agreement.

(v)                                 Perpetual and nonexclusive rights and easements to enter upon the Additional Units Utility Lines Easement Area and the Additional Units Road System, as and when necessary, for the purpose of the Additional Units Agent or such Additional Units Owners exercising the rights and easements established, granted, reserved and created in this Declaration.

(vi)                              The Additional Units Owners of the Additional Units Site within the Additional Units Utility Lines Easement Area shall have the right to (i) landscape the surface of the portion of the Additional Units Utilities Lines Easement Area located on such Additional Units Site, (ii) place thereon roads, parking areas and improvements other than buildings, (iii) make any other use thereof not inconsistent with the easements granted herein, and (iv) relocate all or any portion of the Additional Units Utility Lines subject to the provisions of this subsection. The Additional Units Owners reserve the right with respect to the Additional Units Site owned by such Additional Units Owner to temporarily barricade each of the easement areas located thereon established, granted, reserved and created in this Declaration as necessary for the purpose of repairing or maintaining the surface area thereof or for installing, maintaining and

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repairing any utilities located thereon or thereunder, or to relocate all or any portion of the Additional Units Utility Lines thereon upon giving not less than ten (10) days’ prior written notice of such relocation to the affected Additional Units Owners, provided and on the condition that (a) all work performed in connection with such relocation shall (I) be at the sole cost and expense of the relocating Additional Units Owners, (II) comply with all governmental codes and ordinances applicable thereto, (III) be performed in a good and workmanlike manner in accordance with good and consistent engineering standards and the standards used in the original construction of such Additional Units Utility Line, (IV) be in accordance with Good Utility Practices, and (V) cause only the temporary inconvenience inherent in connection with such relocation, and not otherwise interfere with the beneficial use for which such Additional Units Utility Line was designed or with the operation of any Generating Plant on the Additional Units Property, (b) the proposed relocation does not change or relocate the point of connection of such Additional Units Utility Line at the boundary line of the applicable Additional Units Site (provided, however, that the connection point may be relocated or changed if the Additional Units Owners of the Additional Units Site affected by such change approve the proposed relocation of such Additional Units Utility Line, which approval such Additional Units Owners agree not to unreasonably withhold, condition or delay; further provided, however, that regardless of the terms and provisions of any Security Instrument, no consent of the holder of any Security Instrument shall be required in order for the approval of such Additional Units Owners to be effective), and (c) the Additional Units Utility Lines Easement Area with respect to the applicable Additional Units Utility Line shall be automatically revised, without any further action of the Additional Units Owners or any of them, to include such portion of the Additional Units Property as is necessary to provide an easement area of the Applicable Distance on each side of the centerline of such Additional Units Utility Line as so relocated. Upon completion of construction of such Additional Units Utility Line, the constructing Additional Units Owners shall deliver to the Plant Vogtle Operating Agent three (3) copies of the “as-built” plans for such Additional Units Utility Line. The Plant Vogtle Operating Agent shall make all such plans so delivered available for inspection and copying by the Additional Units Owners during normal business hours.

(c)                                  Declarants and the Additional Units Owners hereby establish, create and reserve for the Vogtle Owners, for the benefit of the Vogtle Property, the following rights and easements over and across the Additional Units Property:

(i)                                     Perpetual and nonexclusive rights and easements over and across those portions of the Additional Units Road System located outside the Additional Units Restricted Area for vehicular and pedestrian ingress and egress to and from and access to the Road System.

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(ii)                                  Perpetual and nonexclusive rights and easements to use the Barge Facility. The Barge Facility shall be used by the Existing Units Owners in common with the Additional Units Owners, upon and subject to such reasonable terms and conditions as the Plant Vogtle Operating Agent shall from time to time designate in writing.

(d)                                 Declarants hereby establish, create and reserve for GPC and hereby grant to GPC, its successors and assigns, for the benefit of GPC (in the event GPC does not reroute and construct the 500 kV GPC Scherer Transmission Line or does not reroute and construct the 500 kV GPC McIntosh Transmission Line or does not construct the 500 kV GPC Future Transmission Line #1 or does not construct the 500 kV GPC Future Transmission Line #2, then, with respect to the line or lines not so constructed by GPC, the following rights and easements shall benefit such other owner of transmission lines forming a part of the Integrated Transmission System in Georgia as constructs such line or lines, and its successors and assigns), the Additional Units Property and the Additional Units Owners, and the Vogtle Property and the Owners, the following rights and easements over and across the Vogtle Available Property:

(i)                                     Perpetual nonexclusive rights and easements to erect, construct, reconstruct, use, inspect, install, alter, restore, replace, remove, operate, patrol, maintain, repair, renew, upgrade, expand, relocate, and add onto (a) two existing 500 kV electric transmission lines (one such line, the “500 kV GPC Scherer Transmission Line” and the other such line, the “500 kV GPC McIntosh Transmission Line”) on, over, across and under the Vogtle Available Property, to and from the existing switchyard located adjacent to the Existing Units, and (b) two 500 kV electric transmission lines (one such line, the “500 kV GPC Future Transmission Line #1” and the other such line, the “500 kV GPC Future Transmission Line #2”) on, over, across and under the Vogtle Available Property, to and from the Switchyard located or to be located on the Additional Units Property, such rights and easements with respect to the 500 kV GPC Scherer Transmission Line shall extend one hundred fifty (150) feet (measured at a right angle) on each side of the center line of the 500 kV GPC Scherer Transmission Line (the “Scherer TL Easement Area”), such rights and easements with respect to the 500 kV GPC Future Transmission Line #1 shall extend one hundred fifty (150) feet (measured at a right angle) on each side of the center line of the 500 kV GPC Future Transmission Line #1 (the “Future TL Easement Area #1”), such rights and easements with respect to the 500 kV GPC Future Transmission Line #2 shall extend one hundred fifty (150) feet (measured at a right angle) on each side of the center line of the 500 kV GPC Future Transmission Line #2 (the “Future TL Easement Area #2”), and such rights and easements with respect to the 500 kV GPC McIntosh Transmission Line shall extend one hundred fifty (150) feet (measured at a right angle) on each side of the center line of the 500 kV GPC McIntosh Transmission Line (the “McIntosh TL Easement Area”). The 500 kV GPC Scherer Transmission Line, the 500 kV GPC Future Transmission Line #1, the 500 kV GPC Future Transmission Line #2, and the 500 kV GPC McIntosh Transmission Line shall each be installed, constructed, located and relocated on the Vogtle Available

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Property at locations consented to in writing by the Plant Vogtle Operating Agent, which consent the Plant Vogtle Operating Agent shall not unreasonably withhold, delay or condition. In addition to and not in limitation of the foregoing, the terms and provisions of Exhibit ”C” attached hereto and by reference made a part hereof shall apply to such easements as if “Grantor” referred to Declarants, “Grantee” referred to GPC (or such other permitted owner of the line), and “Premises” referred to all of the Scherer TL Easement Area, the Future TL Easement Area #1, the Future TL Easement Area #2 and the McIntosh TL Easement Area (or such of the foregoing areas as correspond to the line owned by such owner).

(e)                                  The rights and easements of access set forth in this Paragraph 3 shall also include access and right-of-way for employees, agents, consultants, contractors, subcontractors, vehicles, trucks, trailers, heavy machinery, equipment, materials, and all other items reasonably necessary for achieving the underlying purposes of the beneficiaries of the easement; subject, however, to the express restrictions on construction traffic set forth in this Paragraph 3.

(f)                                    Except for the rights and easements expressly provided for in Paragraphs 3(b), 3(c) and 3(d) above to the contrary, with respect to each Additional Units Site, Declarants, for themselves and the Owners, and each of them, in their capacity as Owners of Plant Vogtle, but not in their capacity as Owners of such Additional Units Site, hereby disclaim any and all right, title, interest, easement, license and other right in or to the existing roads, drives and passageways located on or crossing such Additional Units Site or Temporary Area, and quitclaim to the Additional Units Owners such Additional Units Site all such right, title, interest, easement, license and other rights in or to the existing pipes, water lines, railroads, roads, drives and passageways located on or crossing such Additional Units Site or Temporary Area.

(g)                                 Reference is made to the Ownership and Operating Documents for the respective obligations of the Plant Vogtle Operating Agent, the Additional Units Agent, the Additional Units Owners and the Owners of the Vogtle Property with respect to construction, maintenance, operation and repairs, construction of upgrades, allocation and reimbursement of upgrades, maintenance, operation and other costs and the payment of charges for the use of any property or facility located on or serving all or any part of the Overall Property.

(h)                                 The Vogtle Owners reserve the right with respect to the Vogtle Available Property to temporarily barricade each of the easement areas located thereon established, granted, reserved and created in this Declaration as necessary for the purpose of repairing or maintaining the surface area thereof or for installing, maintaining and repairing any utilities located thereon or thereunder, or to relocate all or any portion of the Road System, Rail Line or Utility Lines upon giving not less than ten (10) days’ prior written notice of such relocation to the affected Additional Units Owner(s), provided and on the condition that all work performed in connection with such relocation shall (a) comply with all governmental codes and ordinances applicable thereto, (b) be performed in a good and workmanlike manner in accordance with good and consistent engineering standards and the standards used in the original construction of such Road System, Rail Line or Utility Line, (c) be in accordance with Good Utility Practices, (d) cause only to the temporary inconvenience inherent in connection with such relocation, and not otherwise interfere with the beneficial use for which such Rail Line, Utility Line or Road

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System was designed or with the operation of any Generating Plant on the Additional Units Property, and (e) the proposed relocation does not change or relocate the point of connection of such Utility Line or Road System at the boundary line of the Additional Units Property (provided, however, that the connection point may be relocated or changed if the Additional Units Agent approves  the proposed relocation of such Utility Line or Road System, which approval such Additional Units Agent agrees not to unreasonably withhold, condition or delay; further provided, however, that regardless of the terms and provisions of any Security Instrument, no consent of the holder of any Security Instrument shall be required in order for such Additional Units Owner’s approval to be effective).

(i)                                     The rights and easements established, granted, reserved and created in this Declaration shall be reasonably exercised (including but not limited to the selection of and consent to proposed locations for the Scherer TL Easement Area, the Future TL Easement Area #1, the Future TL Easement Area #2, the McIntosh TL Easement Area, Utility Lines, the Temporary Area, the Borrow Pit Area, the Batch Plant Area and the Additional Units Simulator Building Area) and shall be exercised in such manner as is (i) reasonably necessary for achieving the underlying purposes of the exercising Owners, and (ii) least likely, out of the alternatives reasonably available, to impede or damage the property or operations (including but not limited to Plant Vogtle and the Generating Plant(s) located or contemplated to be located on the Additional Units Property) of the Existing Units Owners and Additional Units Owners.

(j)                                     If any “Lien” arising out of the exercise by any Owner (the “Exercising Owner”) of the rights and easements established, granted, reserved and created in this Declaration shall at any time be filed against the Vogtle Property or either Additional Units Site, then the Exercising Owner shall cause the same to be released and discharged of record (or properly bonded off) within twenty (20) days after the date of receipt of written notice from any other Owner or any other Additional Units Owner or the Lien claimant identifying such Lien. “Lien” shall mean any mechanic’s or other liens or claims of lien arising by reason of work, labor, services or material supplied or claimed to have been supplied to the Exercising Owner, or anyone employed by the Exercising Owner.

(k)                                  The Owner or Owners of the property located within the Applicable Distance of the center line of a Utility Line shall have the right to (i) maintain, repair, reconstruct, and restore any buildings or improvements which were located thereon, or were under construction, at the time the location of such Utility Line was approved pursuant to this Declaration, (ii) landscape the surface thereof, (iii) place thereon roads, parking areas and improvements other than buildings, and (iv) make any other use thereof not inconsistent with the easements granted herein.

(l)                                     Promptly after exercising any rights or easements established, granted, reserved and created in this Declaration for the purpose of erecting, constructing, reconstructing, using, inspecting, installing, altering, restoring, replacing, removing, operating, patrolling, maintaining, repairing, renewing, upgrading, expanding, and adding onto, the exercising Plant Vogtle Operating Agent or Additional Units Agent shall remove all materials, equipment and debris brought onto or deposited on the affected property [other than (i) crusher rock and gravel as provided in Paragraphs 3(a)(x) and 3(a)(xiv) hereof, and (ii) such materials and equipment as were incorporated into the applicable facility] and return the surface of the affected property to the condition in which such surface existed immediately prior to such action [except for

22

(i) crusher rock and gravel as provided in Paragraphs 3(a)(x) and 3(a)(xiv) hereof, (ii) the slopes constructed pursuant to Paragraph 3(a)(xi) hereof, and (iii) the surface seeding with grass provided for in Paragraphs 3(a)(xii), 3(a)(xiii) and 3(a)(xiv) hereof], with the costs to be paid in accordance with the Ownership and Operating Documents.

4.                                       Maintenance. All structures, equipment, pipes, lines, surfaces and all other portions and components of the Utility Lines shall be maintained, repaired and replaced, when needed, in good serviceable order, condition and repair, and consistent with all governmental codes and ordinances applicable thereto and Good Utility Practices, reasonable wear and tear excepted, and except for such maintenance, repair and replacement as shall be the obligation of the utility company or other entity furnishing the utility service for which such Utility Line was designed.

5.                                       Installation of Facilities. All facilities which may be erected, constructed, reconstructed, installed, altered, restored, replaced, operated, maintained, repaired, upgraded, expanded or added on to under or pursuant to this Declaration and which are located on the Vogtle Available Property shall be erected, constructed, reconstructed, installed, altered, restored, replaced, operated, maintained, repaired, upgraded, expanded or added on (a) in compliance with all governmental codes and ordinances applicable thereto, and (b) in a good and workmanlike manner in accordance with good and consistent engineering standards and Good Utility Practices. The easement for each installed Utility Line shall extend the Applicable Distance on each side of such Utility Line as actually installed. Upon completion of the installation of each such Utility Line or other facility, the Additional Units Agent shall deliver to the Plant Vogtle Operating Agent three (3) copies of the “as-built” plans for such Utility Line or facility, which shall be available for inspection and copying by the Owners during normal business hours.

6.                                       Plant Vogtle Property Reduction. In the event that, pursuant to the Additional Units Ownership Agreement, any portion of the Vogtle Property is conveyed to one or more of GPC, OPC, MEAG or Dalton (so that the percentage ownership interests of GPC, OPC, MEAG and Dalton in such portion differ from such percentage ownership interests in the Vogtle Property immediately prior to such conveyance), then, from and after the date of such conveyance, “Vogtle Property” as used in this Declaration shall mean the Vogtle Property as it existed immediately prior to such conveyance, less and except the property so conveyed; provided, however, that if, as of the date of such conveyance, any Utility Lines, Road System, Additional Units Road System or Rail Line exist on the property so conveyed, then, solely for purposes of the rights and easements with respect to such existing Utility Line, Road System, Additional Units Road System or Rail Line, “Vogtle Property” shall include such property so conveyed for so long as such Utility Line, Road System, Additional Units Road System or Rail Line (including replacements and expansions thereof) continues to be located on such property.

7.                                       Release. At such time as any portion of any Utility Line, with the consent of the Plant Vogtle Operating Agent, is dedicated (by deed or easement) to and accepted for maintenance by Burke County, Georgia, or the applicable public utility company, the terms and provisions of such deed or easement to Burke County or such public utility company shall control to the extent of any conflict with the terms and provisions hereof.

23

8.                                       Consent; Approval; Reasonableness. (a)  In all instances where Declarants are, or any Owner or any Additional Units Owner or the Plant Vogtle Operating Agent or the Additional Units Agent is, required herein to be reasonable or not to be unreasonable in a decision, action (including without limitation the exercise of any rights or easements established, granted, reserved or created by this Declaration) or the giving or withholding of consent or approval, then, in addition to any other applicable standards, the following standards shall apply:

(i)                                     Declarants and Owners and Additional Units Owners intend that the provisions and agreements in this Declaration requiring Declarants or any Owner or any Additional Units Owner or the Plant Vogtle Operating Agent or the Additional Units Agent to act reasonably and not to unreasonably withhold consent or approval are valid and enforceable, and Declarants, Owners and Additional Units Owners each agree not to challenge the validity or enforceability of such provisions and agreements;

(ii)                                  In determining whether Declarants or any Owner or any Additional Units Owner or the Plant Vogtle Operating Agent or the Additional Units Agent is deciding or has decided or is acting or has acted reasonably or unreasonably, or has reasonably or unreasonably given or is reasonably or unreasonably giving or has reasonably or unreasonably withheld or is reasonably or unreasonably withholding its consent or approval, the views and arguments of the parties shall be taken into account and common sense shall be applied;

(iii)                               What is reasonable in the context of the construction, operation and maintenance of a nuclear electric power generating plant shall be taken into account;

(iv)                              What is reasonable in the context of Good Utility Practices shall be taken into account;

(v)                                 Whether the requested action is the least likely, out of the alternatives reasonably available, to impede or damage the property or operations (including but not limited to Plant Vogtle and the Generating Plant(s) located or contemplated to be located on the Additional Units Property) of the other Owners and Additional Units Owners shall be taken into account; and

(vi)                              The failure of Declarants or any Owner or any Additional Units Owner or the Plant Vogtle Operating Agent or the Additional Units Agent to pay or provide something of value to Declarants or any Owner or any Additional Units Owner or the Plant Vogtle Operating Agent or the Additional Units Agent where this Declaration does not specifically require the same as a condition of approval or consent is not grounds or justification for withholding consent or approval, and withholding consent or approval on account of such failure shall be deemed unreasonable.

(b)                                 With respect to any provision of this Declaration providing for the consent or approval of Declarants, the Plant Vogtle Operating Agent, the Additional Units Agent, any Owner or any Additional Units Owner (the “Consenting Party”), failure of the Consenting Party to give the requesting Owner or Additional Units Owner or Plant Vogtle Operating Agent or

24

Additional Units Agent written notice of disapproval of a request (for such notice to be effective, such disapproval must include reasonable detail specifying the reasons for disapproval) within ten (10) business days after receipt of written notice of such request shall be deemed approval thereof.

9.                                       Miscellaneous.

(a)                                  Constructive Notice and Acceptance. Every person or entity which now has or hereafter acquires any right, title, estate, or interest in or to any portion of the Overall Property is and shall conclusively be deemed to have consented, agreed to and be bound by all of the covenants and agreements contained herein, whether or not any reference to this Declaration is contained in the instrument by which such person or entity acquires its interest in said portion of the Overall Property.

(b)                                 Interpretation. This Declaration shall be governed by and construed in accordance with the laws of the State of Georgia, and the rule requiring a document to be construed most strictly against the party drafting such document shall be inapplicable to this Declaration.

(c)                                  Enforcement. The violation or breach of any covenant or agreement herein contained shall give any Owner, after notice of such violation or breach has been given to the Owner violating or breaching any such covenant or agreement, the right to prosecute a proceeding at law or in equity against the person or entity which has violated or is attempting to violate any of the covenants and agreements contained herein, and to enjoin or prevent such party from doing so or to cause said violation to be remedied or to recover damages for said violation, which rights shall be in addition to, and not to the exclusion of, the rights of enforcement granted under the express terms of this Declaration or under the Ownership and Operating Documents. Any failure to enforce any covenants contained herein shall in no event be deemed to be a waiver of the right to do so thereafter nor of any right to enforce any other covenant hereof. All remedies provided for herein or at law or in equity shall be cumulative and not exclusive.

(d)                                 Severability. All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate applicable law and shall be limited to the extent necessary to render this Declaration valid and enforceable. If any term, provision, covenant or agreement contained herein or the application thereof to any person or circumstance shall be held to be invalid, illegal or unenforceable, such holding shall not affect the validity of the remainder of this Declaration or the application of such term, provision, covenant or agreement to persons or circumstances other than those to which it is held invalid or unenforceable.

(e)                                  Notice. Any notice, request, consent or other communication permitted or required by this Agreement shall (a) be made in writing signed by the party making it; (b) specify the Section to which it relates; (c) be delivered (i) in person, (ii) by a nationally recognized next business day delivery service electing, and being timely delivered to such service for, next business day delivery, or (iii) by fax and with a confirming copy sent by a nationally recognized next business day delivery service electing, and being timely delivered to such service for, next business day delivery; (d) unless given in person, be given to the address

25

specified below; and (e) be deemed given or received (i) if delivered in person, on the date of personal delivery, (ii) if sent by a nationally recognized next business day delivery service electing, and being timely delivered to such service for, next business day delivery, on the first business day after so sent, or (iii) if sent by fax with a copy sent by a nationally recognized business day delivery service electing, and being timely delivered to such service for, next business day delivery, on the first business day after so sent. The party giving the notice or other communication will pay all delivery costs. The addresses and the requirements for copies are as follows:

GPC:

Georgia Power Company

Attention: President

BIN 10240

241 Ralph McGill Boulevard

Atlanta, Georgia 30308-3374

Facsimile No.: 404-506-7985

OPC:

Oglethorpe Power Corporation

Attention:  President and CEO

2100 East Exchange Place

Tucker, Georgia 30084-5336

Facsimile No.: 770-270-7872

MEAG:

Municipal Electric Authority of Georgia

Attention: President and CEO

1470 RiverEdge Parkway NW

Atlanta, Georgia 30328-4686

Facsimile No.: 770-661-2812

Dalton:

The City of Dalton, Georgia

Attention: CEO

1200 V. D. Parrott, Jr. Parkway

Dalton, Georgia 30721

Facsimile No.: 706-278-7230

unless a different officer or address shall have been designated by the respective Party by notice in writing.

If the Owner giving notice hereunder (the “Notifying Owner”) shall have previously received from any other Owner or from the holder of any Security Instrument written notice in the manner provided in this Paragraph 9(e), specifying the name and address of such holder of such Security Instrument and requesting that such Notifying Owner give to such holder a copy of each notice of default by the Owner (the “Defaulting Owner”) whose interest in the Additional Units Site or Vogtle Property is subject to such Security Instrument at the same time as and whenever any such notice of default shall thereafter be given by Notifying Owner to Defaulting Owner, then

26

Notifying Owner shall comply with such request by giving such notice, addressed to such holder at the address last furnished to Notifying Owner. The Owners shall accept performance by such holder of any covenant, condition or agreement on Defaulting Owner’s part to be performed hereunder with the same force and effect as though performed by Defaulting Owner, if, at the time of such performance (or prior thereto), Owners shall be (or shall have been) furnished with evidence reasonably satisfactory to them of the Security Instrument and the interest in the Additional Units Site or Vogtle Property created thereby claimed by such holder tendering such performance.

(f)                                    Time is of the Essence. Time is of the essence with respect to this Declaration.

(g)                                 Waiver. The failure of any Owner to exercise any right given hereunder or to insist upon strict compliance with any term, condition or covenant specified herein, shall not constitute a waiver of such Owner’s right to exercise such right or to demand strict compliance with any such term, condition or covenant under this Declaration.

(h)                                 Amendments. Except as otherwise provided in the Additional Units Ownership Agreement, this Declaration may be amended, modified and supplemented in compliance with applicable law as the Owners shall from time to time deem to be appropriate, but only upon the agreement of the Owners collectively owning in the aggregate one hundred percent (100%) of the Vogtle Property (calculated based on the undivided interests owned in the various portions of the Vogtle Property), and (ii) the Additional Units Owners collectively owning in the aggregate one hundred percent (100%) of the Additional Units Property (calculated based on the undivided interests owned in the various portions of the Additional Units Property), and (iii) in the event such amendment, modification or supplement relates to or affects property removed from the Vogtle Property pursuant to Paragraph 6 hereof, the Owners collectively owning in the aggregate not less than one hundred percent (100%) of such removed property (calculated based on the undivided interests owned in the various portions of such removed property). Any such amendment, modification, or supplement shall be evidenced by the recording of an appropriate instrument in the Burke County, Georgia records, which instrument (i) shall be executed with the same formalities as are required for the execution of a deed, (ii) shall be signed by the Owners collectively owning in the aggregate one hundred percent (100%) of the Vogtle Property (calculated based on the undivided interests owned in the various portions of the Vogtle Property), (iii) shall be signed by the Additional Units Owners collectively owning in the aggregate one hundred percent (100%) of the Additional Units Property (calculated based on the undivided interests owned in the various portions of the Additional Units Property), (iv) shall set forth therein the Owner or Owners and the undivided interest in the Vogtle Property owned by each signatory of said instrument, (v) shall set forth therein the Additional Units Owner or Additional Units Owners and the undivided interest in the Additional Units Property owned by each signatory of said instrument, and (vi) in the event such amendment, modification or supplement relates to or affects property removed from the Vogtle Property pursuant to Paragraph 6 hereof, (x) shall be signed by the Owners collectively owning in the aggregate one hundred percent (100%) of such removed property (calculated based on the undivided interests owned in the various portions of such removed property), and (y) shall set forth therein the Owner or Owners and the undivided interest in such removed property owned by each signatory of said instrument. Any amendment, modification or supplement to this Declaration shall not be binding on the holder of any first priority Security Instrument unless either (a) the holder thereof

27

consents in writing to such amendment, modification or supplement, or (b) such consent is not required pursuant to the terms of such Security Instrument.

(i)                                     Termination of Liability. In the event any Owner shall convey, transfer, assign or otherwise dispose of all of its interest in any portion of the Overall Property, it shall thereupon be released and discharged from any and all obligations and liabilities under this Declaration with respect to such portion of the Overall Property for the breach of any covenant or agreement in this Declaration (except those accruing prior to such conveyance, transfer, assignment or other disposition), and such liabilities and obligations shall thereafter be binding upon the successor in title to such Owner.

(j)                                     Exhibits. Exhibits “A”, “B” and “C” attached hereto are by this reference incorporated herein and made a part hereof.

(k)                                  Successors and Assigns. This Declaration and the covenants and agreements made and the easements granted hereunder shall run with the land and shall be binding upon and shall inure to the benefit of the Declarants and each Owner and each Additional Units Owner and their respective successors, successors-in-title and assigns.

(l)                                     Estoppels. Upon the request of an Owner (the “Requesting Owner”) and payment by the Requesting Owner of a reasonable fee, in connection with the sale, long term ground lease, financing or refinancing of such Owner’s Additional Units Site, each Owner will execute and deliver a certificate in favor of the applicable ground lessee, lender or purchaser certifying (i) the amount of any sums due the executing Owner from the Requesting Owner under the Additional Units Ownership Agreement, and (ii) whether, to the best of such executing Owner’s knowledge, the Requesting Owner is in default of any of its other duties or obligations under this Declaration. Such certificate shall be binding upon the executing Owner(s) and inure to the benefit of such lender, ground lessee or purchaser as of the date of its issuance.

(m)                               Further Assurances. Declarants agree that the intent of Declarants in executing this Declaration is, inter alia, to grant and reserve all easements necessary for the Additional Units Owners to construct and operate on each Additional Units Site a Generating Plant and incidental facilities ancillary thereto (and in the Temporary Area, a construction staging, office, laydown, parking and warehouse area ancillary to the Generating Plants on the Additional Units Property). Owners shall, from time to time, execute and deliver such amendments to this Declaration and such further instruments as any other Owner or its counsel may reasonably request to effectuate the intent of this Declaration and the Additional Units Ownership Agreement, including, but not limited to, documents necessary to correct any errors in this Declaration (including but not limited to the Exhibits hereto).

(n)                                 Counterparts. This Declaration may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement. The executed signature pages of any counterpart hereof may be appended or attached to any other counterpart hereof; and, provided that all parties hereto shall have executed a counterpart hereof, this Agreement shall be valid and binding upon the parties notwithstanding the fact that the execution of all parties may not be reflected upon any one single counterpart.

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(o)                                 Consent. Each party to this Declaration (the “Representing Party”) hereby represents and warrants to the other parties hereto that no consent to this Declaration, or release or subordination by any holder of a Security Instrument, is required under any instrument to which the Representing Party is a party in order to make this Declaration binding upon the holder of a Security Instrument granted by the Representing Party or in order to make this Declaration binding upon any third party with rights in and to the Overall Property granted by the Representing Party, except such as has been obtained.

(p)                                 No Merger. The easements, rights and privileges granted by this Declaration shall not terminate as a result of any merger of title or any current or future common ownership of the Vogtle Property and Additional Units Property.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURES BEGIN ON FOLLOWING PAGE]

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[Signature Page Of Declaration Of Covenants And Cross-Easements for Vogtle Additional Units]

IN WITNESS WHEREOF, Declarants have caused these presents to be executed and their respective seals to be affixed hereunto, the day and year first above written.

DECLARANTS

Signed, sealed and delivered in the presence of:	GPC:
GEORGIA POWER COMPANY
Witness

By:
Its:
Notary Public

Attest:
My Commission expires:	Its:

Notarial Seal	(CORPORATE SEAL)

Signed, sealed and delivered in the presence of:	OPC::

OGLETHORPE POWER CORPORATION (AN
Witness	ELECTRIC MEMBERSHIP CORPORATION)

By:
Notary Public	Its:

My Commission expires:	Attest:
Its:
Notarial Seal
(CORPORATE SEAL)

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

[Continuation of Signature Page Of Amended and Restated Declaration Of Covenants And Cross-Easements for Vogtle
Additional Units]

Signed, sealed and delivered in the presence of:	MEAG:
MUNICIPAL ELECTRIC AUTHORITY OF
Witness	GEORGIA

By:
Notary Public	Its:

My Commission expires:	Attest:
Its:
Notarial Seal
(SEAL)

Signed, sealed and delivered in the presence of:	DALTON:
CITY OF DALTON, GEORGIA
Witness

By:
Title: Mayor of City of Dalton
Notary Public
Attest:
My Commission expires:	Title: City Clerk

Notarial Seal	(SEAL)

WATER, LIGHT AND SINKING FUND COMMISSIONERS

By:
Title: Chairman

Attest:
Title: Secretary

(SEAL)

Exhibit “A”

Overall Property

The land, improvements and tangible personal property located in the 66th Georgia Militia District, Burke County, Georgia, more particularly defined in the Existing Units Ownership Agreement (as defined in the foregoing Declaration of Covenants and Cross-Easements For Vogtle Additional Units), less and except therefrom all property, rights and interests therein which are no longer subject to the Existing Units Ownership Agreement. The legal description of “Plant Vogtle” (as that term is defined in the Existing Units Ownership Agreement) as provided in the Existing Units Ownership Agreement, less and except therefrom all property, rights and interests therein which are no longer subject to the Existing Units Ownership Agreement, is incorporated into this Exhibit ”A” by reference and made a part hereof as if set forth fully in this Exhibit ”A”.

Exhibit “B”

Additional Units Property

ALL THAT TRACT OR PARCEL OF LAND lying and being in the 66th Georgia Militia District, Burke County, Georgia, being more particularly described as follows:

BEGINNING at point having Plant Vogtle Plant Grid System coordinates of North 9500 feet, East 5000 feet; thence running east to the point having Plant Vogtle Plant Grid System coordinates of North 9500 feet, East 8500 feet; thence running south to the point having Plant Vogtle Plant Grid System coordinates of North 5500 feet, East 8500 feet; thence running southwest to the point having Plant Vogtle Plant Grid System coordinates of North 5000 feet, East 8000 feet; thence running west to the point having Plant Vogtle Plant Grid System coordinates of North 5000 feet, East 5000 feet; thence running north to the point having Plant Vogtle Plant Grid System coordinates of North 9500 feet, East 5000 feet, and the point of beginning. Plant Vogtle Plant Grid System coordinates can be converted to Georgia State Plane Coordinates [East Zone] as follows: Plant Vogtle Plant Grid System North + 1,135,000 feet = State North; Plant Vogtle Plant Grid System East + 614,000 feet = State East; all as shown on Southern Nuclear Operating Company, Inc. Drawing No. AR01-0000-X2-0004, Version 1.0, Job No. 25144, dated February 22, 2006.

Exhibit “C”

Transmission Line Easement Provisions

Grantor does hereby grant to Grantee the rights to, from time to time, construct, operate, maintain, renew and rebuild overhead and underground electric transmission, distribution and communication lines, together with necessary or convenient towers, frames, poles, wires, manholes, conduits, fixtures, appliances, and protective wires and devices in connection therewith (all being hereinafter referred to as “the Transmission Facilities”) upon or under the Premises, together with the right of Grantee to grant, or permit the exercise of, the same rights, either in whole or in part, to others, and said rights are granted to Grantee together with all rights, privileges and easements necessary or convenient for the full enjoyment and use of the Premises for the purposes above described, including without limitation the right of ingress and egress to and from the Premises over lands of Grantor and the right to cut away and keep clear, remove and dispose of all trees and undergrowth and to remove and dispose of all obstructions now on the Premises or that may hereafter be placed on the Premises by Grantor or any other person. Further, Grantee shall have the right to cut, remove and dispose of dead, diseased, weak or leaning trees (hereinafter referred to as “danger trees”) on lands of Grantor adjacent to the Premises which may now or hereafter strike, injure, endanger or interfere with the maintenance and operation of any of the Transmission Facilities located on the Premises, provided that on future cutting of such danger trees Grantee shall pay to Grantor the fair market value of the merchantable timber so cut, timber so cut to become the property of Grantee. Grantor shall notify Grantee of any party with whom it contracts, and who owns as a result thereof, any danger trees to be cut as set forth above. Grantee shall also have, and is hereby granted, the right to install, maintain and use anchors or guy wires on lands of Grantor adjacent to the Premises, and the right, when required by law or government regulations, to conduct scientific or other studies, including but not limited to environmental and archaeological studies, on or below the ground surface of the Premises.

Grantee shall pay or tender to Grantor or owner thereof a fair market value for any growing crops, fruit trees or fences cut, damaged or destroyed on the Premises by employees of Grantee and its agents, in the construction, reconstruction, operation and maintenance of the Transmission Facilities, except those crops, fruit trees and fences which are an obstruction to the use of the Premises as herein provided or which interfere with or may be likely to interfere with or endanger the Transmission Facilities or their proper maintenance and operation, provided Grantor shall give Grantee written notice of the alleged damage within thirty (30) days after the alleged damage shall have been done. Grantor shall notify Grantee of any party with whom Grantor contracts and who owns, as a result thereof, any growing crops, fruit trees or fences; and Grantor shall inform said party of the notification provision set forth herein. Any growing crops, fruit trees or fences so cut or damaged on the Premises in the construction, reconstruction, operation and maintenance of the Transmission Facilities are to remain the property of the owner thereof.

It is agreed that part of the consideration set forth in the Declaration is in full payment for all timber cut or to be cut in the initial clearing and construction of the Transmission Facilities and that timber so cut is to become the property of Grantee. Grantor will notify Grantee in the event Grantor has contracted with another party who owns as a result thereof the timber to be so cut.

Grantor has the right to use the Premises for agricultural or any other purposes not inconsistent with the rights hereby granted, provided such use shall not injure or interfere with the proper operation, maintenance, repair of, extensions or additions to the Transmission Facilities; and provided further that no buildings or structures other than fences (which shall not exceed eight (8) feet in height and shall neither obstruct nor otherwise interfere with any of the rights granted to Grantee hereby) may be erected upon the Premises.

Grantor expressly grants to Grantee the right to take any action, whether at law or in equity, and whether by injunction, ejectment or other means, to prevent the construction, or after erection thereof to cause the removal, of any building or other structure(s) located on the Premises (other than fences as provided for herein), regardless of whether the offending party is Grantor or not. Grantor will notify Grantee in the event Grantor contracts with a third party who owns, as a result thereof, any buildings or other such structures. Grantor acknowledges and agrees that said rights are necessary for the safe and proper exercise and use of the rights, privileges, easements and interests herein granted to Grantee.

TO HAVE AND TO HOLD forever unto Grantee the rights, privileges, easements, powers, and interests granted herein, which shall be a covenant running with the title to the Premises.

EXHIBIT B

CONSENTS AND APPROVALS

GPC:

None.

OPC:

For all purposes, approval of this Agreement from the Administrator of the Rural Utilities Service.

For purposes of Sections 2.1(d), 2.1(e) and 3.5(d), approval of this Agreement, the Amended and Restated Operating Agreement and the Nuclear Managing Board Agreement from the Administrator of the Rural Utilities Service.

MEAG:

None.

Dalton:

None.

B-1

EXHIBIT C

CARRYING COSTS

For purposes of this Agreement, carrying costs for GPC shall be the cost of funds, including income taxes, calculated as follows:

The capital structure of GPC as shown on GPC’s most recent 10-K Report shall be calculated and broken down into four components, the sum of which totals to one (1.00):

(1) long term debt,

(2) preferred securities,

(3) preferred stock, and

(4) common equity.

The cost of long term debt shall be the current weighted average percentage cost of long term debt times the long term debt component of the capital structure.

The cost of preferred securities shall be the current weighted average percentage cost of preferred securities times the preferred securities component of the capital structure.

The cost of preferred stock shall be the current weighted average percentage dividend rate of such stock times the preferred stock component of the capital structure divided by the current Tax Factor (as defined below).

The cost of common equity shall be deemed to be 11.25% times the common equity component of the capital structure divided by the current Tax Factor (as defined below).

Where, Tax Factor = (1-S) (1-F), where S = the Georgia corporate income tax rate, and F = the effective federal corporate income tax rate.

GPC’s carrying costs shall be the sum of the four above determined percentage rates.

Example:

				Tax
	Component	Proportion	Cost	Component	Adjusted
Total L-Term Debt	$4,162,872	41.47%	4.15%	1.72%	1.72%
Preferred Securities	969,073	9.65%	6.14%	0.59%	0.59%
Preferred Stock	14,609	0.15%	4.60%	0.01%	0.02%
Common Equity	4,890,561	48.72%	11.25%	5.48%	8.94%
Total	$10,037,115	100.00%		7.80%	11.27%

For purposes of this Agreement, carrying costs for OPC shall be the cost of funds, including income taxes, calculated as follows:

The capital structure of OPC as shown on OPC’s most recent 10-K Report shall be calculated and broken down into two components, the sum of which totals to one (1.00):

(1) long term debt, and

(2) equity.

The cost of long term debt shall be the current weighted average percentage cost of long term debt times the long term debt component of the capital structure.

For purposes of this Agreement, the cost of equity shall be deemed to be 11.25% times the equity component of the capital structure divided by the current Tax Factor (as defined above).

OPC’s carrying costs shall be the sum of the two above determined percentage rates.

Example:

				Tax
	Component	Proportion	Cost	Component	Adjusted
L-Term Debt	$3,588253	89.64%	5.25%	4.71%	4.71%
Equity	414,759	10.36%	11.25%	1.17%	1.90%
Total	$4,003,012.00	100.00%		5.88%	6.61%

For purposes of this Agreement, carrying costs for Dalton shall be the same carrying cost that is used in its AFUDC (Allowance for Funds Used During Construction) calculation on long term construction projects. Dalton uses it weighted cost of debt for its AFUDC rate.

Since Dalton issues series bonds, its weighted cost of debt changes each year as shorter termed bonds are retired. Consequently, unless Dalton issues additional debt, its weighted cost of debt will increase each year as follows.

Year	Dalton Carrying Costs (AFUDC Rate)

2005	5.141%
2006	5.184%
2007	5.227%
2008	5.270%

For purposes of this Agreement, carrying costs for MEAG shall be the cost of funds calculated as follows:

The project capital structure of MEAG for the purpose of paying MEAG’s share of the Cost of Construction shall be calculated and broken down into two components, the sum of which totals to one (1.00):

(1) The debt component incurred for the purpose of paying MEAG’s share of the Cost of Construction, and

(2) The equity component, including equity contributions from the participants of MEAG, paid in for the purpose of paying MEAG’s share of the Cost of Construction.

The cost of long term debt shall be the actual cost of funds borrowed for the purpose of paying MEAG’s share of the Cost of Construction times the long term debt component of the project financing.

For purposes of this Agreement, the cost of equity shall be deemed to be 11.25% times the equity component of the project financing.

MEAG’s carrying costs shall be the sum of the two above determined percentage rates.

MEAG shall provide any Participating Party that is required, pursuant to Section 7.4, to pay amounts attributable to MEAG’s carrying costs with all reasonably requested data, documentation and any other materials required to verify the calculation of the equity component of the carrying costs of MEAG as provided above.

EXHIBIT D

FORM OF NOTICE OF OPC DEFAULT

[Date]

Rural Utilities Service

Attn: Administrator

Re: Notice of Payment Default by Oglethorpe Power Corporation

Ladies and Gentlemen:

This notice is delivered pursuant to Section 7.7(h) of the Plant Alvin W. Vogtle Additional Units Ownership Participation Agreement among Georgia Power Company, Oglethorpe Power Corporation (An Electric Membership Corporation) (“Oglethorpe”), the Municipal Electric Authority of Georgia, and the City of Dalton, Georgia, dated as of April 21, 2006 (the “Agreement”). Capitalized terms used and not defined in this notice are used with the meanings given such terms in the Agreement.

This notice informs you that Oglethorpe has failed to make one or more payments due under the Agreement and is accordingly in default of its obligations thereunder. Please be advised that until this payment default has been cured, the following remedial provisions, among others, will be in effect:

(a)                                  Oglethorpe will not be permitted to receive any output of capacity and energy from either of the Plant Vogtle Additional Units, or to exercise any other rights of a Participating Party with respect to either Additional Unit; and

(b)                                 the other co-owners of the Additional Units will have the right to pay all or a portion of the amounts unpaid by Oglethorpe, and in so doing acquire the right to capacity and energy of the Additional Units until such co-owners have been repaid in full, with interest.

These remedial provisions are set forth in Section 7.7 of the Agreement. At RUS’s option, RUS may cure this payment default by making payments directly to the Agent. Please contact [name] at [phone number] if you desire to make a payment on Oglethorpe’s behalf.

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Sincerely,

GEORGIA POWER COMPANY,

as Agent under the Agreement

By:

Name:

Title:

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